UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Xilinx, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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June 20, 2018
Dear Xilinx Stockholder:
You are cordially invited to attend the 2018 Annual Meeting of Stockholders to be held on Wednesday, August 1, 2018 at 8:00 a.m., Pacific Daylight Time, at the headquarters of Xilinx, Inc. (Xilinx or the Company) located at 2050 Logic Drive, San Jose, California 95124. We look forward to your attendance either in person or by proxy. At this meeting, the agenda includes:

•	the annual election of directors;

•	a proposal to amend our 1990 Employee Qualified Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 3,000,000 shares;

•	a proposal to amend our 2007 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 3,000,000 shares;

•	an advisory vote on executive compensation as described in the attached proxy statement; and

•	a proposal to ratify the appointment of the Company’s external auditors, Ernst & Young LLP.
The agenda will also include any other business that may properly come before the meeting or any adjournment or postponement of the meeting. The Board of Directors recommends that you vote FOR the election of each of the director nominees; FOR the amendment of our 1990 Employee Qualified Stock Purchase Plan to increase the share reserve; FOR the amendment to our 2007 Equity Incentive Plan to increase the share reserve; FOR the approval of the compensation of our named executive officers; and FOR the ratification of the appointment of Ernst & Young to serve as the Company’s external auditors for the fiscal year ending March 30, 2019. Please refer to the proxy statement for detailed information on each of the proposals.
The 2018 Annual Meeting will be held solely to tabulate the votes cast and report the results of voting on the matters described in the attached proxy statement and any other business that may properly come before the meeting. Certain senior executives of Xilinx will be in attendance to answer questions following the Annual Meeting; however, there will be no formal presentation concerning the business of Xilinx.
Whether or not you plan to attend, please take a few minutes now to vote online or via telephone or, alternatively, request a paper proxy card and mark, sign and date your proxy and return it by mail so that your shares will be represented.
Thank you for your continuing interest in Xilinx.

Very truly yours,

/s/ Victor Peng
Victor Peng President and Chief Executive Officer
IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO VOTE YOUR PROXY ONLINE OR BY TELEPHONE, OR, IN THE ALTERNATIVE, REQUEST, COMPLETE AND MAIL IN A PAPER PROXY CARD.

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XILINX, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Wednesday, August 1, 2018
TO OUR STOCKHOLDERS:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Xilinx, Inc., a Delaware corporation (Xilinx or the Company), will be held on Wednesday, August 1, 2018 at 8:00 a.m., Pacific Daylight Time, at the Company’s headquarters located at 2050 Logic Drive, San Jose, California 95124. The items of business are:

1.
Election of the following 11 nominees for director to serve on the Board of Directors for the ensuing year and until their respective successors are duly elected and qualified: Dennis Segers, Raman Chitkara, Saar Gillai, Ronald S. Jankov, Mary Louise Krakauer, Thomas H. Lee, J. Michael Patterson, Victor Peng, Albert A. Pimentel, Marshall C. Turner and Elizabeth W. Vanderslice;

2.	Approval of an amendment to our 1990 Employee Qualified Stock Purchase Plan that increases the number of shares reserved for issuance under the Plan by 3,000,000 shares;

3.	Approval of an amendment to our 2007 Equity Incentive Plan that increases the number of shares reserved for issuance under the Plan by 3,000,000 shares;

4.	An advisory vote on executive compensation as described in the attached proxy statement;

5.	Ratification of the appointment of Ernst & Young LLP, an independent registered public accounting firm, as external auditors of Xilinx for the fiscal year ending March 30, 2019; and

6.	Transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on June 7, 2018, are entitled to notice of and to vote at the meeting.
All stockholders are cordially invited to attend the meeting in person. Certain senior executives of Xilinx will be in attendance to answer questions following the Annual Meeting; however, there will be no formal presentation concerning the business of Xilinx.
In order to ensure your representation at the meeting, you are urged to vote as soon as possible. You may vote your shares in one of the following ways: (1) via the internet, by visiting the website shown on the Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on August 1, 2018 (Internet Notice) or proxy card and following the instructions; (2) telephonically by calling the telephone number shown in the Internet Notice or proxy card; (3) by voting in person at the Annual Meeting; or (4) by requesting, completing and mailing in a paper proxy card, as outlined in the Internet Notice. If you have internet access, we encourage you to record your vote on the internet.

FOR THE BOARD OF DIRECTORS

/s/ Catia Hagopian
Catia Hagopian Secretary
San Jose, California
June 20, 2018
THIS PROXY STATEMENT AND THE ACCOMPANYING PROXY CARD ARE BEING PROVIDED ON OR ABOUT JUNE 20, 2018 IN CONNECTION WITH THE SOLICITATION OF PROXIES ON BEHALF OF THE BOARD OF DIRECTORS OF XILINX, INC. IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO VOTE YOUR PROXY ONLINE OR BY TELEPHONE, OR, IN THE ALTERNATIVE, REQUEST, COMPLETE AND MAIL IN A PAPER PROXY CARD.

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XILINX, INC.

PROXY STATEMENT FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

ABOUT THE ANNUAL MEETING
Q:    Who is soliciting my vote?

A:	The Board of Directors of Xilinx (Board) is soliciting your vote at the 2018 Annual Meeting of Stockholders (Annual Meeting).
Q:    When is the Annual Meeting?

A:	The Annual Meeting will take place on August 1, 2018, at 8:00 a.m., Pacific Daylight Time.
Q:    Where will the Annual Meeting be held?

A:	The Annual Meeting, including any adjournment or postponement of the meeting, will be held at our corporate headquarters located at 2050 Logic Drive, San Jose, California 95124.
Q:    How do I gain admittance to the Annual Meeting?

A:	Each stockholder must present valid picture identification such as a driver’s license or passport and proof of stock ownership as of the record date for entrance to the Annual Meeting.
Q:    What proposals are being presented for my vote?

A:	You will be asked to vote on:

1.
election of the following 11 nominees to serve as a director on the Board for the ensuing year: Dennis Segers, Raman Chitkara, Saar Gillai, Ronald S. Jankov, Mary Louise Krakauer, Thomas H. Lee, J. Michael Patterson, Victor Peng, Albert A. Pimentel, Marshall C. Turner and Elizabeth W. Vanderslice;

2.	a proposal to amend our 1990 Employee Qualified Stock Purchase Plan to increase the number of shares reserved for issuance under the Plan by 3,000,000 shares;

3.	a proposal to amend our 2007 Equity Incentive Plan (2007 Equity Plan) to increase the number of shares reserved for issuance under the Plan by 3,000,000 shares;

4.	an advisory vote on the compensation for our named executive officers;

5.	ratification of the appointment of Ernst & Young LLP to serve as external auditors of Xilinx for the fiscal year ending March 30, 2019; and

6.	any other business that may properly come before the Annual Meeting.
Q:    What are the Board’s recommendations?

A:	The Board recommends that you vote your shares:

1.
FOR each of the Board’s 11 nominees for director, who are Dennis Segers, Raman Chitkara, Saar Gillai, Ronald S. Jankov, Mary Louise Krakauer, Thomas H. Lee, J. Michael Patterson, Victor Peng, Albert A. Pimentel, Marshall C. Turner and Elizabeth W. Vanderslice;

2.	FOR the amendment to our 1990 Employee Qualified Stock Purchase Plan to increase the number of shares reserved for issuance under the Plan by 3,000,000 shares;

3.	FOR the amendment to our 2007 Equity Plan to increase the number of shares reserved for issuance under the Plan by 3,000,000 shares;

4.	FOR the advisory vote on the compensation for our named executive officers; and

5.	FOR the ratification of the appointment of Ernst & Young to serve as our external auditors for the fiscal year ending March 30, 2019.

Q:    What is the quorum requirement for the Annual Meeting?

A:
The required quorum to transact business at the Annual Meeting is a majority of the shares of our common stock outstanding on the record date. Shares of common stock entitled to vote and represented at the Annual Meeting by proxy or in person, as well as shares represented by abstentions and broker non-votes (see the answer to “What is a ‘broker non-vote’ and what is its effect?” below), will be counted towards the quorum. If there is a quorum, the stockholders present at the Annual Meeting may continue to do business, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. If there is no quorum, a majority of the votes present at the meeting may adjourn the Annual Meeting to another date.

Q:    What is the record date?

A:	The record date for determining shares outstanding and eligible to vote at the Annual Meeting was June 7, 2018.
Q:    How many shares of common stock are outstanding?

A:	As of the close of business on the record date, June 7, 2018, there were 251,884,017 shares of our common stock outstanding.
ABOUT PROXY MATERIALS AND VOTING

Q:	Why did I receive a one-page notice in the mail regarding internet availability of proxy materials instead of a full set of proxy materials?

A:
Instead of mailing a printed copy of our proxy materials to stockholders, we mailed an Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on August 1, 2018 (Internet Notice) to all stockholders entitled to vote at the meeting, as permitted by the rules of the Securities and Exchange Commission (SEC). We believe that it is in the best interests of our stockholders to take advantage of these rules and reduce the expenses associated with printing and mailing proxy materials to all of our stockholders. In addition, as a corporate citizen, we want to reduce the use of natural resources and the environmental impact of printing and mailing the proxy materials. As a result, you will not receive paper copies of the proxy materials unless you specifically request them.

The Internet Notice provides instructions on how you can (1) access the proxy materials on the internet, (2) access your proxy and (3) vote on the internet. If you would like to receive paper copies of the proxy materials, please follow the instructions on the Internet Notice. If you share an address with another stockholder and received only one Internet Notice, you may write or call us to request a separate copy of the proxy materials at no cost to you. We anticipate that the Internet Notice will be mailed on or about June 20, 2018 to all stockholders entitled to vote at the meeting.

Q:	How many copies of the proxy materials will be delivered to stockholders sharing the same address?

A:
Stockholders who have the same address and last name will receive only one copy of the Internet Notice (or one copy of the printed proxy materials) unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. We adopted this “householding” practice, which is permitted under SEC rules, in an effort to conserve natural resources and reduce printing costs and postage fees.

If you share an address with another stockholder and received only one Internet Notice and would like to request a copy of the proxy materials, please send your request to: Xilinx, Inc., 2100 Logic Drive, San Jose, CA 95124, Attn: Investor Relations; call Investor Relations at (408) 879-6558; or visit the Company’s website at www.investor.xilinx.com. We will deliver a separate copy of these materials promptly upon receipt of your written or verbal request. Similarly, you may also contact us if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

Q:	How do I vote?

A:	The way in which you may vote by proxy depends on how you hold your shares.
If your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you hold your shares directly and are a registered stockholder or a stockholder of record. In this case, you may vote by proxy in one of three ways:

•	Vote by telephone (instructions are on the Internet Notice and proxy card);

•	Vote over the internet (instructions are on the Internet Notice and proxy card); or

•	Fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage pre-paid envelope. You may request a proxy card as outlined in the Internet Notice.

If you hold your Xilinx stock through a brokerage firm, bank, broker-dealer, trust or other similar organization (that is, in street name), you are a beneficial owner of your shares and should have received an Internet Notice from the broker or other nominee holding your shares. You should follow the instructions in the Internet Notice or voting instructions provided by your broker or nominee in order to instruct your broker or other nominee on how to vote your shares. The availability of telephone and internet voting will depend on the voting process of the broker or nominee.
Regardless how you hold your Xilinx stock, you may vote in person at the Annual Meeting; however, if you hold your Xilinx stock in street name, i.e., through a brokerage firm, bank, broker-dealer, trust or other similar organization, you must obtain a legal proxy from your broker or nominee and bring that proxy to the Annual Meeting.

Q:	How many votes do I have?

A:	You have one vote for every share of Xilinx common stock you owned as of the close of business on the record date, which is June 7, 2018.

Q:	Who will count my votes?

A:	The inspector of elections appointed for the Annual Meeting will separately count “FOR” and “AGAINST” votes, abstentions and broker non-votes.

Q:	How will my shares be voted and what happens if I do not give specific voting instructions?

A:
Shares of common stock for which proxy cards are properly voted via the internet or by telephone, or are properly executed and returned, will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted “FOR” the election of each of the nominees to the Board named herein, “FOR” the amendment to the 1990 Employee Qualified Stock Purchase Plan that increases the number of shares reserved for issuance under the Plan by 3,000,000 shares, “FOR” the amendment to the 2007 Equity Plan that increases the number of shares reserved for issuance under the Plan by 3,000,000 shares, “FOR” the approval of the advisory vote on compensation of our named executive officers, and “FOR” the ratification of the appointment of Ernst & Young as the Company’s external auditors for fiscal 2019. It is not expected that any other matters will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named as proxies on the proxy card will vote in accordance with their discretion with respect to such matters.

Any stockholder entitled to vote on any matter may vote a portion of their shares in favor of the proposal and refrain from voting the remaining shares or, except when the matter is the election of directors, may vote the remaining shares against the proposal, provided that if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder’s approving vote is with respect to all shares that the stockholder is entitled to vote.

Q:	What is a “broker non-vote” and what is its effect?

A:
A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions. Broker non-votes will not be counted towards the vote total for any non-routine proposal and will have no effect except where the affirmative votes with respect to such proposal, though a majority of the votes represented and voting, do not constitute a majority of the required quorum.

Q:	Which ballot measures are considered “non-routine” or “routine”?

A:
Brokers that do not receive voting instructions from their clients have the discretion to vote uninstructed shares on “routine” matters but have no discretion to vote them on “non-routine matters.” Therefore, if you hold your shares through a broker or nominee, it is critical that you cast your vote if you want it to count for non-routine matters.

Proposal One (election of directors), Proposal Two (amendment to the 1990 Employee Qualified Stock Purchase Plan), Proposal Three (amendment to the 2007 Equity Plan) and Proposal Four (advisory vote on executive compensation) are non-routine matters. If you hold your shares through a broker or nominee and you do not instruct your broker or nominee how to vote on “non-routine” matters, such as Proposals One, Two, Three, or Four, no votes will be cast on your behalf.
Proposal Five (ratification of external auditors) is a routine matter. Brokers or nominees may generally vote on routine matters, and therefore no broker non-votes are expected in connection with Proposal Five.

Q:	How are abstentions treated?

A:
Abstentions are treated as represented and entitled to vote for purposes of determining a quorum, but have no effect on the outcome except where the affirmative votes with respect to a proposal, though a majority of the votes represented and voting, do not constitute a majority of the required quorum.

Q:	How many votes are needed to approve each proposal?

A:	The following table sets forth the voting requirement with respect to each of the proposals:

PROPOSAL		VOTE REQUIRED	BROKER DISCRETIONARY VOTE ALLOWED
Proposal One:	Election of 11 directors	Majority of votes cast, except that in contested elections, directors will be elected by the plurality standard whereby those directors with the highest number of votes cast are elected	No

Proposal Two:	Approval of amendment to the 1990 Employee Qualified Stock Purchase Plan	Majority of shares represented and voting at the meeting, so long as the shares voting affirmatively constitute a majority of a quorum	No

Proposal Three:	Approval of amendment of the 2007 Equity Plan	Majority of shares represented and voting at the meeting, so long as the shares voting affirmatively constitute a majority of a quorum	No

Proposal Four:	Annual advisory vote to approve the compensation of our named executive officers	Advisory vote; majority of shares represented and voting at the meeting, so long as the shares voting affirmatively constitute a majority of a quorum	No

Proposal Five:	The ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2019	Majority of shares represented and voting at the meeting, so long as the shares voting affirmatively constitute a majority of a quorum	Yes
In the absence of instructions, shares of common stock represented by valid proxies will be voted in accordance with the recommendations of the Board as shown on the proxy.

Q:	What is the advisory vote to approve the compensation of our named executive officers?

A:
The non-binding advisory vote on the compensation of our named executive officers in Proposal Four will provide us insight into our stockholders’ views on our compensation practices pertaining to our named executive officers.

Q:	How can I change my vote or revoke my proxy?

A:
A stockholder of record giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company at 2100 Logic Drive, San Jose, California 95124, a written notice of revocation or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, be sufficient to revoke a proxy. Any beneficial stockholder wishing to revoke his or her voting instructions must contact the bank, brokerage firm or other custodian who holds his or her shares and obtain a legal proxy from such bank or brokerage firm to vote such shares in person at the Annual Meeting.

Q:	How much did this proxy solicitation cost and who will pay for the cost?

A:
We have retained the services of Alliance Advisors, LLC to assist in obtaining proxies from brokers and nominees of stockholders for the Annual Meeting. We will pay the cost of these solicitation services, which is estimated to be approximately $9,500 plus out-of-pocket expenses. We will also pay brokers or other persons holding stock in their names or the names of their nominees for costs to forward soliciting materials to their principals. In addition, we pay the cost of preparing, assembling and delivering the notice of Annual Meeting, proxy statement and form of proxy. Proxies may also be solicited in person, by telephone or electronically by Xilinx personnel, who will not receive any additional compensation for such solicitation.

Q:	May I nominate a director for inclusion in next year’s proxy materials?

A:
Our Bylaws permit eligible stockholders to make use of proxy access to nominate director candidates, subject to all the requirements set forth in our Bylaws, a summary of which is as follows. In order to be eligible to nominate a director candidate, the stockholder must hold at least 3% of our outstanding shares of common stock continuously for three years at the time the nomination notice is received by us and the stockholder must continue to hold those shares through the date of the annual meeting. A group of up to 20 stockholders, each of whom meets the requirements of the Bylaws, may form a group to reach the 3% ownership threshold. Eligible stockholders who meet the proxy access requirements set forth in our Bylaws may nominate up to the greater of two candidates or 20% of the directors in office as of the last date on which a nomination notice may be received by us. Such nominations must meet the notice and other requirements set forth in our Bylaws. In order for a proxy access nomination to be timely, it must be received by the Secretary of the Company at our principal executive offices not less than 120 days nor more than 150 days prior to the anniversary of the date when we first distributed our proxy statement to stockholders for the immediately preceding annual meeting of stockholders. To be considered timely for next year’s annual meeting of stockholders, proxy access nominations would need to be received by the Secretary of the Company at our principal executive offices at 2100 Logic Drive, San Jose, California, no earlier than January 21, 2019 and no later than February 20, 2019.

Q:	How and when may I submit proposals for consideration at next year’s Annual Meeting of Stockholders?

A:
Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (Exchange Act), to be eligible for inclusion in the Company’s proxy materials for the 2019 Annual Meeting of Stockholders, stockholder proposals must be received by the Secretary of the Company at our principal executive offices at 2100 Logic Drive, San Jose, California 95124 no later than February 20, 2019. Pursuant to Rule 14a-4(c) under the Exchange Act, if a stockholder proposal submitted outside of Rule 14a-8 is not received by the Secretary at our principal executive offices by the close of business on May 6, 2019, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal submitted by a stockholder. In addition, under a provision in the Company’s Bylaws relating to Prior Notice For Inclusion on Agenda, stockholder proposals made outside of Rule 14a-8 under the Exchange Act and director nominations that are not intended for inclusion in our proxy materials must be submitted in accordance with the requirements of the Company’s Bylaws, not later than April 3, 2019, and not earlier than March 4, 2019; provided however, that if our 2019 Annual Meeting of Stockholders is called for a date that is not within 25 days before or after the anniversary of the Annual Meeting, then to be considered timely, stockholder proposals must be received by the Secretary of the Company at our principal executive offices not later than the close of business on the tenth day following the day on which notice of the date of our 2019 Annual Meeting of Stockholders was mailed or publicly disclosed, whichever occurs first. The full text of the Company’s Prior Notice for Inclusion on Agenda Bylaw provision described above may be obtained by writing to the Secretary of the Company.

DIRECTORS AND CORPORATE GOVERNANCE
Board Leadership
The Company’s Board of Directors currently consists of ten individuals who are elected at each annual meeting and hold office until the next annual meeting of stockholders and until his or her successor has been elected and qualified.
In addition, Raman Chitkara, who is not currently a member of the Board, has been nominated for election at the Annual Meeting. His nomination was recommended by the Nominating and Governance Committee and approved by the Board.
The Board seeks to have members with a variety of background and experiences. Set forth below are the names and a brief description of the experience, qualifications, attributes or skills of each of our director nominees that led the Board to conclude that the individual should serve on the Board. There are no family relationships among any of our director nominees or executive officers. Each of the following is a nominee for election or reelection at the Annual Meeting:

Name: Dennis Segers

Age: 65	Chairman of the Board

Director Since: 2015

Mr. Segers joined the Board in October 2015 and was named Chairman of the Board in November 2015. He works as a technology consultant and strategy advisor to companies in a variety of technology markets. Mr. Segers currently also serves on the board of Parade Technologies, Ltd., a publicly-traded fabless semiconductor company. Previously, he was CEO of Tabula, Inc., an innovative programmable logic solutions provider, delivering breakthrough capabilities for challenging systems applications. Prior to Tabula, he served as president, CEO and a director of Matrix Semiconductor, a pioneer of three-dimensional integrated circuits, a first in the history of semiconductor technology. At Matrix, Mr. Segers oversaw the transition of the company from the early technology feasibility phase to high volume production, culminating in the acquisition of the company by SanDisk in January 2006. From 1994 through 2001, Mr. Segers was an employee of Xilinx, serving in a variety of leadership roles including Senior Vice President and General Manager of the FPGA product groups. Mr. Segers also serves on the Board of AnDAPT, Inc., a privately-held developer of on-demand power management solutions.
Mr. Segers has extensive experience serving in executive management and on boards of directors of companies in the semiconductor industry. As a result of his experience, Mr. Segers is able to provide important strategic perspectives on the semiconductor industry and issues facing semiconductor companies.

Skills & Qualifications:

•    Leadership Experience
•    Technology / Industry Experience
•    Finance / Financial Literacy
•    Strategic Growth
•    Entrepreneurial Experience
•    Board of Directors Experience
•    Corporate Governance
•    International Experience
•    Investor Experience

Name: Raman Chitkara

Age: 59	Board Nominee

Director Since: N/A

Mr. Chitkara was nominated for election to the Board on June 13, 2018. Mr. Chitkara is a partner at PricewaterhouseCoopers LLP (“PwC”), a public accounting firm, where he serves as its Global Technology Industry Leader and previously served as the firm’s Global Semiconductor Industry Leader. Mr. Chitkara joined PwC in September 1984 and will be retiring from PwC at the end of June 2018. During his tenure at PwC, he has held a number of additional leadership positions, including membership of the Audit Quality Board and Leader of the Global Assurance TICE (Technology, Information, Communication, Entertainment and Media) Practice.
Mr. Chitkara’s qualifications to serve on the Board include his extensive experience with public and financial accounting matters for complex global organizations. His financial experience will enable Mr. Chitkara to contribute meaningfully to the Board’s role in the oversight of our financial reporting, accounting and executive compensation practices. In addition, Mr. Chitkara’s extensive knowledge of the technology sector and semiconductor industry will bring valuable insight to the Company’s strategic plans and investments.

Skills & Qualifications:

•    Leadership Experience
•    Technology / Industry Experience
•    Finance / Financial Literacy
•    Strategic Growth
•    Risk Management
•    International Experience
•    Investor Experience
•    Human Capital Management / Compensation

Name: Saar Gillai

Age: 52	Committee Membership:

Director Since: 2016	• Nominating and Governance

Mr. Gillai joined the Board in May 2016. He has over 25 years of experience in the technology sector and currently advises startups focused on the communications and enterprise space. Mr. Gillai serves as the Chief Executive Officer of Teridion Inc., a cloud routing optimization company, a position he has held since October 2017. From September 2015 until November 2016, he served as Senior Vice President and General Manager of Hewlett-Packard Enterprise’s Communications Solutions Business. From October 2012 until September 2015, Mr. Gillai served as Senior Vice President, General Manager and Chief Operating Officer of the Cloud business of Hewlett-Packard Company (HP). From May 2010 until October 2012, Mr. Gillai served as Vice President, Advanced Technology Group and Chief Technology Officer of HP Networking. Prior to HP, Mr. Gillai was Senior Vice President of Worldwide Products and Solutions for 3Com Corporation, which was acquired by HP in 2010. Mr. Gillai also has held senior management positions in engineering with Tropos Networks Inc., a provider of wireless mesh products and senior management positions in product development and operations with Enfora, Inc., a wireless machine-to-machine (M2M) company. In addition, Mr. Gillai served for seven years in a variety of leadership positions with Cisco Systems, Inc., including as Vice President of Engineering for Cisco’s Wireless Networking business unit.
Mr. Gillai brings to the Board over 20 years of leadership and management experience in product development, engineering, operations and general management with a variety of technology companies. Through this experience, he has gained both technical expertise and strategic insights into a variety of key markets and applications which the Company serves, as well as in-depth understanding of the evolution and adoption of cloud technologies and processes in the enterprise and service provider market.

Skills & Qualifications:

•    Leadership Experience
•    Technology / Industry Experience
•    Finance / Financial Literacy
•    Marketing / Sales Experience
•    Strategic Growth
•    Entrepreneurial Experience
•     Board of Directors Experience
•    International Experience
•    Investor Experience

Name: Ronald S. Jankov

Age: 59	Committee Membership:

Director Since: 2016	• Compensation

Mr. Jankov joined the Board in May 2016. Mr. Jankov is Chief Executive Officer of GlobalLink1 Capital, an investment firm he founded in 2014. From 2012 to 2014, Mr. Jankov served as Senior Vice President and General Manager of Processors and Wireless Infrastructure for Broadcom Corporation. From 2000 to 2012, Mr. Jankov was President and Chief Executive Officer and a director of NetLogic Microsystems, Inc., a fabless provider of semiconductors for networking applications. Under Mr. Jankov’s leadership, NetLogic grew from start-up, through an IPO to market leadership in network processing devices, culminating in the company’s acquisition by Broadcom for $3.7 billion. Mr. Jankov has also held executive management positions with NeoMagic Corporation, a fabless semiconductor company, Cyrix Corporation, a developer of microprocessors, and Accell Technology, a semiconductor company he founded that was later acquired by Cyrix. Mr. Jankov also served in senior management at LSI Logic and began his career at Texas Instruments Inc. Mr. Jankov serves on the board of Knowles Corporation as well as several private companies.
Mr. Jankov brings to the Board over 35 years of leadership experience in the semiconductor industry and a track record of success growing a business through both organic and inorganic strategies. He has served in senior management roles and on the boards of directors of public and private semiconductor companies. Through his extensive knowledge of the industry, Mr. Jankov brings unique insights that are valuable when evaluating the Company’s product technology, markets and strategic plans and investments.

Skills & Qualifications:

•    Leadership Experience
•    Technology / Industry Experience
•    Finance / Financial Literacy
•    Marketing / Sales Experience
•    Strategic Growth
•     Entrepreneurial Experience
•     Board of Directors Experience
•     Risk Management
•     Corporate Governance
•    International Experience
•    Investor Experience
•    Human Capital Management / Compensation

Name: Mary Louise Krakauer

Age: 61	Committee Membership:

Director Since: 2017	• Compensation

Ms. Krakauer joined the Company’s Board in October 2017. From September 2016 to December 2016, she served as Executive Vice President, Chief Information Officer of Dell Corporation, where she was responsible for global IT, including all operations and integration activity. From January 2016 to September 2016, she served as the Executive Vice President, Chief Information Officer of EMC Corporation. Prior to that she served as Executive Vice President, Business Development, Global Enterprise Services for EMC Corporation from June 2015 to December 2015 and as Executive Vice President, Global Human Resources for EMC Corporation from April 2012 to June 2015, where she was responsible for executive, leadership and employee development, compensation and benefits, staffing and all of the people-related aspects of acquisition integration. Ms. Krakauer has also held leadership roles at Hewlett-Packard Enterprise, Compaq Computer Corporation and Digital Equipment Corporation. Ms. Krakauer serves on the boards of Mercury Systems, Inc., a commercial provider of secure sensor and safety critical mission processing subsystems, and DXC Technology Company, a leading independent, end-to-end IT services company.
Ms. Krakauer brings to the Board senior leadership, management and operational expertise from her extensive experience gained from serving as an executive at multi-national technology companies. Her knowledge helps the Board shape the Company’s operations and strategic growth plans. Ms. Krakauer also plays a meaningful role in the oversight of the Company’s executive compensation practices.

Skills & Qualifications:

•    Leadership Experience
•    Technology / Industry Experience
•    Finance / Financial Literacy
•    Marketing / Sales Experience
•    Strategic Growth
•    Board of Directors Experience
•     Risk Management
•    International Experience
•    Human Capital Management / Compensation

Name: Thomas H. Lee

Age: 58	Committee Membership:

Director Since: 2016	• Nominating and Governance

Dr. Lee joined the Board in May 2016. Dr. Lee is a Professor of Electrical Engineering at Stanford University. He joined the Stanford faculty in 1994 and founded the Stanford Microwave Integrated Circuits Laboratory. From April 2011 through October 2012, he served as the Director of the Microsystems Technology Office at the Defense Advanced Research Projects Agency (DARPA). He has also co-founded three startups: Matrix Semiconductor, Inc. (acquired by SanDisk), ZeroG Wireless (acquired by Microchip Technology) and Ayla Networks. Dr. Lee received his S.B., S.M. and doctorate of Electrical Engineering from the Massachusetts Institute of Technology. He has written and co-authored numerous books and papers and is widely recognized for his expertise in high performance analog circuit designs and wireless communications technology. He is a Fellow of the Institute of Electrical and Electronics Engineers and has been the recipient of many honors and awards including the United States Secretary of Defense Medal for Exceptional Civilian Service for his service at DARPA. He was also awarded the 2011 Ho-Am Prize in Engineering. He has been granted 65 patents.
Dr. Lee brings to the Board a unique blend of technical expertise pertaining to many of the technology trends shaping the growth of the markets the Company serves, along with entrepreneurial experience and senior leadership capabilities in creating innovative programs in a variety of defense and military communication markets. His extensive knowledge helps the Board shape the Company’s strategic research and development plans and provides valuable insights into the driving technology trends within the Company’s industry and target markets.

Skills & Qualifications:

•
Leadership Experience
•
Technology / Industry Experience
•
Entrepreneurial Experience
•
 Board of Directors Experience
•
 Corporate Governance
•
International Experience
•
Investor Experience
•
Government Experience
•
Academia

Name: J. Michael Patterson

Age: 72	Committee Memberships:

Director Since: 2005	• Compensation (Chair) • Audit

Mr. Patterson joined the Board in October 2005. Mr. Patterson was employed by PwC, from 1970 until retirement in 2001. The positions he held during his 31-year career at PwC include chair of the national high-tech practice, chair of the semiconductor tax practice, department chair of PwC’s Silicon Valley tax practice and managing partner of PwC’s Silicon Valley office. Mr. Patterson also serves on the board of a private company and a charitable organization.
Mr. Patterson’s qualifications as a Board member include his extensive experience with public and financial accounting matters for complex global organizations. Mr. Patterson’s extensive financial background, including specifically advising companies in the semiconductor industry, has enabled him to play a meaningful role in the oversight of our financial reporting and accounting practices and executive compensation practices.

Skills & Qualifications:

•    Leadership Experience
•    Technology / Industry Experience
•    Finance / Financial Literacy
•    Marketing / Sales Experience
•    Board of Directors Experience
•    Risk Management
•    Investor Experience
•    Human Capital Management / Compensation

Name: Victor Peng

Age: 58	President and Chief Executive Officer

Director Since: 2017

Mr. Peng joined the Company in April 2008 and currently serves as Chief Executive Officer, a position he has held since January 2018. He joined the Board in October 2017. From April 2017 to January 2018, Mr. Peng served as the Company’s Chief Operating Officer. From July 2014 to April 2017, he served as Executive Vice President and General Manager of Products. From May 2013 through July 2014, Mr. Peng served as Senior Vice President and General Manager of the Programmable Platforms Group. From May 2012 through April 2013, he served as Senior Vice President of the Programmable Platforms Group. From November 2008 through April 2012, he served as Senior Vice President of the Programmable Platforms Development Group. Prior to joining the Company, Mr. Peng served as Corporate Vice President, Graphics Products Group at Advanced Micro Devices (AMD), a provider of processing solutions, from November 2005 to April 2008. Prior to joining AMD, Mr. Peng served in a variety of executive engineering positions at companies in the semiconductor and processor industries.
As CEO, Mr. Peng offers his strategic vision for the Company and provides an important link between management and the Board, enabling the Board to perform its oversight function with the benefit of management’s perspective. Mr. Peng brings extensive experience in management and engineering with semiconductor companies and a deep understanding of the Company’s technology, business, customers and key business drivers, as well as the competitive landscape. As a result, Mr. Peng brings a broad range of skills to the Board, particularly in the area of developing and growing semiconductor and software businesses.

Skills & Qualifications:

•    Leadership Experience
•    Technology / Industry Experience
•    Marketing / Sales Experience
•    Strategic Growth
•    Risk Management
•    International Experience
•    Investor Experience
•    Human Capital Management / Compensation

Name: Albert A. Pimentel

Age: 63	Committee Membership:

Director Since: 2010	• Audit (Chair)

Mr. Pimentel joined the Board in August 2010. He is chairman of the board of Afero, Inc., a developer and marketer of a software platform that enables non-computing products to be connected to the internet or other private networks. Previously, Mr. Pimentel held various executive positions with Seagate Technology PLC, a manufacturer of hard drives and storage solutions, including Executive Vice President from January 2016 to October 2016, President, Global Markets & Customers from October 2013 to January 2016 and Executive Vice President, Chief Sales and Marketing Officer from April 2011 until October 2013. Mr. Pimentel also served on Seagate’s board of directors from March 2009 until April 2011. From May 2008 to August 2010, Mr. Pimentel served as the Chief Operating Officer and Chief Financial Officer for McAfee, Inc., a consumer and enterprise digital security products company. Mr. Pimentel is also on the board of directors of Imperva, Inc., a security software company.
Mr. Pimentel’s strong financial background, particularly through his work as the CFO at several publicly-traded companies, provides financial expertise to the Board, including an understanding of financial statements, corporate finance and accounting. Having served as an executive of a publicly-traded company, Mr. Pimentel also brings deep leadership and operational experience to the Board.

Skills & Qualifications:

•    Leadership Experience
•    Technology / Industry Experience
•    Finance / Financial Literacy
•    Marketing / Sales Experience
•    Strategic Growth
•    Entrepreneurial Experience
•    Board of Directors Experience
•     Risk Management
•     Corporate Governance
•    International Experience
•    Investor Experience

Name: Marshall C. Turner

Age: 76	Committee Membership:

Director Since: 2007	• Audit

Mr. Turner joined the Board in March 2007. He is chairman of the board of directors of the AB Funds, a $60 billion family of 106 mutual funds. Mr. Turner served as CEO of Dupont Photomasks, Inc., a manufacturer of photomasks for semiconductor chip fabrication between 2003 and 2006, as Chairman from 2003 until the company’s acquisition in 2005 – as well as interim Chairman and CEO in 1999-2000. In addition, from 2007 to 2014, Mr. Turner served as a member of the board of directors of SunEdison, Inc., a manufacturer of silicon wafers for semiconductor and solar power applications and developer of solar power plants. He also serves on the board of the Smithsonian’s National Museum of Natural History and the George Lucas Education Foundation.
Mr. Turner has been involved in the semiconductor and software industries, among others, for 40 years, in a variety of roles including as the CEO of two companies in the semiconductor industry, interim or CEO of three other companies, chairman of two software companies, general partner of an early-stage institutional venture capital firm and an early career as an industrial designer and biomedical engineer. From these experiences, Mr. Turner has developed a broad range of skills that contribute to the Board’s oversight of the operational, financial and risk management aspects of our business. Mr. Turner has also served on 24 corporate boards of directors and has chaired five of them, giving him meaningful perspective with respect to the various business and governance issues faced by the Board.

Skills & Qualifications:

•    Leadership Experience
•    Technology / Industry Experience
•
Finance / Financial Literacy
•
Strategic Growth
•
 Entrepreneurial Experience
•
Board of Directors Experience
•
Risk Management
•
 Corporate Governance
•
International Experience
•
Investor Experience
•
Human Capital Management / Compensation
•
 Government Experience

Name: Elizabeth W. Vanderslice

Age: 54	Committee Memberships:

Director Since: 2000	• Nominating and Governance (Chair) • Compensation

Ms. Vanderslice joined the Board in December 2000. From 1999 to 2001, Ms. Vanderslice served as a general manager of Lycos, Inc. through its acquisition and subsequent reorganization. From 1996 to 1999, Ms. Vanderslice was CEO of Wired Digital, Inc., the online-media division of Wired Ventures, Inc. and a member of the boards of both Wired Digital, Inc. and Wired Ventures, Inc. before leading the company’s acquisition by Lycos, Inc. Prior to joining Wired Digital in early 1995, Ms. Vanderslice served as a principal in the investment banking firm Sterling Payot Company, where she helped raise the capital to launch Wired Magazine, and as Vice President at H.W. Jesse & Co., a San Francisco investment banking firm. She also worked for the IBM Corporation before earning her MBA from the Harvard Business School. Ms. Vanderslice is an Aspen Institute Henry Crown Fellow and was a member and officer of the Young Presidents’ Organization and the World Presidents’ Organization. She also serves on the Board of Trustees of Boston College and on the board of directors of Woods College of Advancing Studies at Boston College.
Ms. Vanderslice brings a broad range of skills to the Board from her experience as the CEO and board member of an innovative internet access and original content provider and an investment banker. In addition to her academic and professional background in computer science and systems engineering, Ms. Vanderslice contributes to the Board’s understanding of the Company’s sales and marketing efforts and engineering management, and her experience in mergers and acquisitions is valuable to the Board in evaluating strategic transactions.

Skills & Qualifications:

•
Leadership Experience
•
Technology / Industry Experience
•
Finance / Financial Literacy
•
Marketing / Sales Experience
•
Strategic Growth
•
Entrepreneurial Experience
•
Board of Directors Experience
•
Corporate Governance
•
Investor Experience
•
Human Capital Management / Compensation

Director Qualifications, Skills and Experience
The Nominating and Governance Committee has determined that it is important for an effective Board to have directors with a balance of the qualifications, skills and experience set forth in the table below.

Skills and Experience	Dennis Segers	Raman Chitkara	Saar Gillai	Ronald S. Jankov	Mary Louise Krakauer	Thomas H. Lee	J. Michael Patterson	Victor Peng	Albert A. Pimentel	Marshall C. Turner	Elizabeth W. Vanderslice
Leadership Experience(1)	√	√	√	√	√	√	√	√	√	√	√
Technology / Industry Experience(2)	√	√	√	√	√	√	√	√	√	√	√
Finance /Financial Literacy(3)	√	√	√	√	√		√		√	√	√
Marketing / Sales Experience(4)			√	√	√		√	√	√		√
Strategic Growth(5)	√	√	√	√	√			√	√	√	√
Entrepreneurial Experience(6)	√		√	√		√			√	√	√
Board of Directors Experience(7)	√		√	√	√	√	√		√	√	√
Risk Management(8)		√		√	√		√	√	√	√
Corporate Governance(9)	√			√		√			√	√	√
International Experience(10)	√	√	√	√	√	√		√	√	√
Investor Experience(11)	√	√	√	√		√	√	√	√	√	√
Human Capital Management / Compensation(12)		√		√	√		√	√		√	√
Government Experience (13)						√				√
Academia(14)						√
Diversity and Board Tenure
Diversity of Gender, Race, Ethnicity, National Origin (15)		√	√		√	√		√	√		√
Board Tenure (no. of years as of June 20, 2018)	2	—	2	2	—	2	12	—	7	11	17
(1)     Leadership Experience: Has held senior leadership position(s) including C-level positions over an extended period and possesses leadership qualities, the ability to identify such qualities in others, or otherwise demonstrated practical understanding of organizations, processes, strategy and risk management.

(2)     Technology/Industry Experience: Experience in technology, computer or semiconductor industries, or the industries of the Company’s customers and suppliers; or engineering experience offering greater insight into the technology that underlies the Company’s products.

(3)     Finance/Financial Literacy: Knowledge of financial markets, financing and funding operations, tax, investments and capital allocation; or knowledge of accounting, financial reporting and internal control processes.

(4) Marketing/Sales Experience: Proven track record of identifying and developing new customers and markets, or brand marketing experience.
(5) Strategic Growth: Experience and success in growing a business or establishing businesses, whether organically or through acquisitions.
(6) Entrepreneurial Experience: Experience in successfully creating new businesses with products and services based on breakthrough technologies or succeeding in emerging or developing markets.
(7)     Board of Directors Experience: Prior experience serving on company boards and understanding of the role, dynamics and operation of a corporate board, the relationship of a board to the CEO and other members of the management team and how to oversee an evolving and complex mix of strategic, operational and compliance-related matters.

(8) Risk Management: Experience in understanding and reviewing business risks and corporate strategy.
(9) Corporate Governance: Experience that supports strong board and management accountability, transparency and protecting shareholder interests.
(10) International Experience: International and global perspective contributing to guiding the Company’s business outside the U.S.
(11) Investor Experience: Experience engaging with investors and demonstrated understanding of the shareholders’ perspective on key Company issues and strategy.
(12)     Human Capital Management / Compensation: Experience attracting, motivating and retaining top candidates for positions at the Company, evaluating performance and compensation of senior management, and overseeing strategic human capital planning.

(13) Government Experience: Experience operating in an industry requiring compliance with regulatory requirements across numerous countries and governmental and non-governmental entities.
(14) Academia: Academic research and organizational management useful to the Company.
(15)     Diversity of Gender, Race, Ethnicity, National Origin: This director has self-identified as bringing diversity to the Board by way of gender, race, ethnicity, national origin or other characteristics supporting the Company’s diversity initiative.

Board Independence
The Nasdaq listing standards require that a majority of the members of a listed company’s board of directors must qualify as “independent” as affirmatively determined by its board of directors. The Board annually reviews information relating to the members of the Board to ensure that a majority of the Board is independent under the Nasdaq listing requirements and the rules of the SEC.
After review of all relevant transactions and relationships between each director or nominee, his or her family members and entities affiliated with each director or nominee and Xilinx, our senior management and our independent registered public accounting firm, the Board has determined that nine of our ten directors are independent directors as defined in the Nasdaq listing standards and SEC rules, and that the additional nominee, Mr. Chitkara, is also independent within the meaning of those rules. Mr. Peng, our President and CEO, is not an independent director because he is a current employee of Xilinx.
In making a determination of the independence of each director or nominee, the Board reviewed relationships and transactions occurring since the beginning of fiscal 2016 between each such individual, his or her family members and entities affiliated with each director or nominee and Xilinx, our senior management and our independent registered public accounting firm. In particular, the Board has considered Mr. Gillai’s and Mr. Pimentel’s status as former executives of Hewlett-Packard Enterprise and Seagate Technology PLC, respectively, each of which is a party to a commercial relationship with the Company entered into in the ordinary course of business. In making its determination, the Board applied the standards for independence adopted by Nasdaq and the SEC. In each case, the Board determined that, because of the nature of the relationship or the amount involved in the transaction, the relationship did not impair the director’s independence.
Board Meetings and Committees
The Board held a total of six meetings during the fiscal year ended March 31, 2018. All directors are expected to attend each meeting of the Board and the Committees on which he or she serves and are also expected to attend the Annual Meeting. Eight of the nine directors then serving on the Board attended the 2017 Annual Meeting of Stockholders held in August 2017. Each incumbent director attended at least 75% of the aggregate of all meetings of the Board or its Committees on which such director served during the fiscal year. The Board holds four pre-scheduled meetings per fiscal year.
The Board has four standing committees, consisting of the Audit Committee, Compensation Committee, Nominating and Governance Committee, and Committee of Independent Directors (Committees). The Board and its Committees have authority to engage independent advisors and consultants and have used such services. The primary responsibilities of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee are set forth in the respective committee charters approved by the Board, which are posted on the investor relations page of our website located at www.investor.xilinx.com under “Corporate Governance.”
Set forth below are the directors currently serving on each of the Board’s four standing committees as well as a description of each committee.

	Audit Committee	Compensation Committee	Nominating and Governance Committee	Committee of Independent Directors
Non-Employee Directors:
Dennis Segers
Saar Gillai
Ronald S. Jankov
Mary Louise Krakauer
Thomas H. Lee
J. Michael Patterson		Chair
Albert A. Pimentel	Chair
Marshall C. Turner
Elizabeth W. Vanderslice			Chair
Employee Director:
Victor Peng
Audit Committee
The current members of the Audit Committee are Albert A. Pimentel, J. Michael Patterson and Marshall C. Turner. During fiscal 2018, the Audit Committee held five meetings. The Audit Committee assists the Board in fulfilling its oversight responsibilities to the stockholders relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls and the audit process. The Board has determined that each Audit Committee member meets the independence and financial knowledge requirements under the SEC rules and the corporate governance listing standards of Nasdaq. The Audit Committee operates in accordance with a written charter adopted by the Board, which complies with Nasdaq listing standards and SEC rules.
The Board has further determined that each member of the Audit Committee qualifies as an “audit committee financial expert” as defined by SEC rules. Stockholders should understand that this designation is a disclosure requirement of the SEC related to the Audit Committee members’ individual experience and understanding with respect to certain accounting and auditing matters and does not impose upon any of the Audit Committee members any duties, obligations or liabilities that are greater than those generally imposed on each of them as members of the Board, nor does it alter the duties, obligations or liability of any other member of the Board.
Compensation Committee
The current members of the Compensation Committee are J. Michael Patterson, Ronald S. Jankov, Mary Louise Krakauer and Elizabeth W. Vanderslice. The Board has determined that each member of the Compensation Committee meets the independence requirements under the SEC rules and the Nasdaq listing standards. During fiscal 2018, the Compensation Committee held ten meetings. The Compensation Committee has responsibility for establishing our compensation policies. The Compensation Committee determines the compensation for our Board members and executive officers and has exclusive authority to grant equity-based awards, including options and restricted stock units (RSUs), to our executive officers under our 2007 Equity Plan. The Compensation Committee evaluates the CEO’s performance and determines CEO compensation, including base salary, incentive pay and equity awards. The CEO is not present during the Compensation Committee’s deliberations or voting on CEO compensation, but may be present during voting and deliberations related to compensation of other executive officers. For further information about the processes and procedures for the consideration and determination of executive compensation, please refer to the section of this proxy statement entitled “EXECUTIVE COMPENSATION—Compensation Discussion and Analysis.”
Nominating and Governance Committee
The current members of the Nominating and Governance Committee are Elizabeth W. Vanderslice, Saar Gillai and Thomas H. Lee. Mr. Segers was also a member of the Nominating and Governance Committee during a portion of fiscal 2018. During fiscal 2018, the Nominating and Governance Committee held five meetings. The Nominating and Governance Committee has responsibility for identifying, evaluating and recommending individuals to serve as members of the Board and establishing policies affecting corporate governance. The Nominating and Governance Committee, among other things, makes suggestions regarding the size and composition of the Board and ensures that the Board reviews our management organization, including management succession plans.
Committee of Independent Directors
All independent directors are members of the Committee of Independent Directors. This Committee met four times during fiscal 2018. The Committee’s principal focus is succession planning but it also addresses other topics as deemed necessary and appropriate. The Committee of Independent Directors typically meets outside the presence of management.
Nomination Criteria and Board Diversity
The Board believes in bringing a diversity of backgrounds and viewpoints to the Board and desires that its directors and nominees possess critical skills and experience in the areas of semiconductor design and marketing, manufacturing, software and finance. The Board also believes having directors of diverse gender, race and ethnicity, along with varied skills and experiences, contributes to a balanced and effective Board. Our Significant Corporate Governance Principles affirm our commitment to a policy of inclusiveness. To further that commitment, in any director candidate search the Nominating and Governance Committee commits to actively seek out director candidates reflecting a diversity of backgrounds, perspectives, experiences, genders, races and ethnicities.
These factors, and any other qualifications considered useful by the Board, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. As a result, the priorities and focus of the Nominating and Governance Committee may change from time to time to take into account changes in business and other trends, as well as the portfolio of skills and experience of current and prospective Board members. Therefore, while focused on the achievement and the ability of potential candidates to make a positive contribution with respect to such factors, the Nominating and Governance Committee has not established any specific minimum criteria or qualifications that a director or nominee must possess.
As part of the annual evaluation of current Board members, and as otherwise deemed appropriate, the Nominating and Governance Committee considers each director’s skills, experience, viewpoints previously mentioned as desirable director qualifications, independence, job changes, if any, amount of time spent on Xilinx matters and to what extent, if any, other commitments the director may have outside of Xilinx impact the director’s service to Xilinx. In connection with its evaluation of Board composition, the Nominating and Governance Committee also considers rotating directors’ positions on the Committees.
Consideration of new Board candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. The Board has engaged search firms to assist the Nominating and Governance Committee in identifying and assessing director candidates with a specific focus on potential qualified candidates who are women or from underrepresented minorities. The Nominating and Governance Committee will also consider candidates proposed by stockholders using the same process it uses for a candidate recommended by a member of the Board, an employee or a search firm. A stockholder seeking to recommend a prospective nominee for the Nominating and Governance Committee’s consideration should submit the candidate’s name and qualifications by mail addressed to the Corporate Secretary, Xilinx, Inc., 2100 Logic Drive, San Jose, CA 95124, by email to corporate.secretary@xilinx.com or by fax to (408) 377-6137.
Board’s Role in Risk Oversight
The Board has overall responsibility for risk oversight at the Company and may delegate particular risk areas to the appropriate Committees of the Board. The Board’s role in risk oversight builds upon management’s risk management process. The Company conducts a formal annual risk assessment as well as coordinating ongoing risk management activities throughout the year to identify, analyze, respond to, monitor and report on risks. Risks reviewed by the Company include operational risks, financial risks, legal and compliance risks, IT and cybersecurity risks and strategic risks. The management team then reviews with the Board any significant risks identified during the process, together with plans to mitigate such risks. In response, the Board or the relevant Committee may request that management conduct additional review of or reporting on select enterprise risks. The process and risks are reviewed at least annually with the Board, and additional review or reporting of significant enterprise risks will be conducted as needed or as requested by the Board or any of its Committees.
Corporate Governance Principles
The Company and the Board, through the Nominating and Governance Committee, regularly review and evaluate our corporate governance principles and practices. Our Significant Corporate Governance Principles, Code of Conduct, Directors’ Code of Ethics and charters for the Audit Committee, Compensation Committee and Nominating and Governance Committee are posted on our website at www.investor.xilinx.com. Printed copies of these documents are also available to stockholders upon written request addressed to the Corporate Secretary, Xilinx, Inc., 2100 Logic Drive, San Jose, CA 95124 or by email at corporate.secretary@xilinx.com.
Board Leadership Structure and Independence
The Board believes there should be a substantial majority of independent directors on the Board. The Board also believes that it is useful and appropriate to have members of management as directors, including the CEO. Independent directors are given an opportunity to meet outside the presence of members of management, and hold such meetings regularly.
It is the written policy of the Board that if the Chairman is not an “independent director” as defined in the Nasdaq listing standards, the Board will designate an independent director to serve as Lead Independent Director. We believe that having an independent Chairman or a Lead Independent Director, either of whom is responsible for coordinating the activities of the independent directors and chairing the meetings of the Committee of Independent Directors, among other duties, allows the Company’s CEO to better focus on the day-to-day management and leadership of the Company, while better enabling the Board to advise and oversee the performance of the CEO. Our Chairman, Dennis Segers, is an independent director, so we currently do not have a Lead Independent Director.
Majority Vote Standard
All directors are elected annually at the annual stockholder meeting. As set forth in our Bylaws, directors are elected based on the majority of votes cast for each nominee, except in the case of a contested election in which the number of nominees exceeds the number of directors to be elected. In such contested elections, directors are elected by the plurality standard, which means those directors with the highest number of votes cast are elected. For the purposes of this paragraph, the majority of votes cast means that the number of shares voted “FOR” a director must exceed the number of shares voted “AGAINST” that director. Any director who receives more “AGAINST” votes than “FOR” votes is required to tender his or her resignation to the Board, which will announce its decision with regard to such resignation within 120 days following the certification of election results.
Board Evaluation
The Board conducts an annual evaluation of its performance, which is overseen by the Nominating and Governance Committee. The process varies from year-to-year, including self-evaluations and/or one-on-one meetings with each Board member and the chairperson of the Nominating and Governance Committee. Results of the evaluation are formally presented to the Board. The Board has made changes in Board procedures based on feedback from the process.

Board Service Limits and Terms
The Board has set a limit on the number of public company boards on which a director may serve to three for our Chief Executive Officer and four for all other directors, including service on the Xilinx Board.
The Board believes that term limits on directors’ service and a mandatory retirement age do not serve the best interests of the Company. While such policies could help ensure that fresh ideas and new viewpoints are addressed by the Board, such limits have the disadvantage of losing the contribution of directors who over time have developed increased insight and knowledge into the Company’s operations and who remain active and contributing members of the Board. The Board evaluation process plays a significant role in determining our Nominating and Governance Committee’s recommendation regarding Board tenure.
Change of Principal Occupation or Association
When a director’s principal occupation or business association changes substantially during his or her tenure as director, that director is required to tender his or her resignation for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee will recommend to the Board the action, if any, to be taken with respect to the resignation.
Director Education
The Company offers internal and external course selections for new-director orientation as well as continuing education. Directors attend director education programs and report back to the entire Board on key learnings.
Stock Ownership Requirements
Directors
The Board has established minimum stock ownership guidelines for non-employee directors. Under these guidelines, non-employee directors are required to own Xilinx common stock having a value equal to at least five times the base annual cash retainer offered equally to all non-employee directors for service as a director (excluding any retainers paid for service as Chairman of the Board or on a committee). The base annual cash retainer for directors is currently $65,000, and therefore directors are currently required to own common stock with a value of at least $325,000. Based on $69.60, the closing price of our common stock on May 25, 2018, $325,000 would purchase 4,669 shares of our common stock.
Directors are required to retain half of the shares of our common stock derived from awards of RSUs until this ownership requirement is met. Half of the RSUs that are vested but are not settled pursuant to a pre-arranged deferral program will count toward the ownership requirement. Based on $69.60, the closing price of our common stock on May 25, 2018, eight of our nine non-employee directors have met the stock ownership requirements. Ms. Krakauer, who joined the Board in fiscal 2018, has not yet met the stock ownership requirements.
Executive Officers
The Board has also established minimum stock ownership guidelines for executive officers. Our CEO is required to own shares of our common stock having a value of at least $4.5 million. Any person serving as Chief Operating Officer is required to own shares of our common stock having a value of at least $1.5 million. Executive vice presidents are required to own shares of our common stock having a value of at least $1.0 million. Senior vice presidents who are Section 16 officers (i.e., any officer that is deemed to be an executive officer under SEC rules for purposes of Section 16 of the Exchange Act) are required to own shares of our common stock having a value of at least $750,000, and corporate vice presidents who are Section 16 officers are required to own shares of our common stock having a value of at least $500,000. In addition, until their stock ownership requirements are met, the CEO and all other Section 16 officers must retain half of the shares of our common stock derived from awards of time-based RSUs that were granted beginning in July 2011 and 45% of the shares of our common stock derived from awards of performance-based RSUs that were granted beginning in July 2013. Messrs. Peng, Önder and Madden have not yet met the stock ownership requirements.
Succession Planning
The Board plans for succession to the position of the Chairman of the Board, the position of CEO and other senior management positions to help ensure continuity of leadership. To assist the Board, the CEO provides the Board with an assessment of other senior managers and their potential as a suitable successor. The CEO also provides the Board with an assessment of persons considered potential successors to certain senior management positions. In April 2017, the non-management members of the Board took steps to implement a multi-year succession plan.  Pursuant to this plan, in January 2018, Mr. Peng, previously the Company’s Chief Operating Officer, succeeded Moshe Gavrielov as President and CEO.
Codes of Conduct and Ethics
The Board has adopted a Code of Conduct applicable to our directors, employees and contractors, including our CEO and CFO and all accounting personnel. The Code of Conduct includes a Non-Retaliation Policy that prohibits retaliation against any person for providing information in good faith or otherwise assisting in an investigation concerning conduct that may constitute a violation of law, regulation, the Code of Conduct, or other Company policies. The Company also provides an anonymous reporting system for reports of perceived violations. Independent directors receive complaints and reports of violations regarding accounting, internal accounting controls, auditing, legal and other matters reported through the anonymous reporting process. Our Chief Compliance Officer provides a quarterly report to the Audit Committee of incident reports identified through the anonymous reporting process, or otherwise.
The Board has adopted a separate Code of Ethics that applies specifically to the Board, which covers topics including insider trading, confidentiality, conflicts of interests and compliance with other laws.
The Code of Conduct and the Code of Ethics are available on the investor relations page of our website at www.investor.xilinx.com. Printed copies of these documents are also available to stockholders upon written request directed to Corporate Secretary, Xilinx, Inc., 2100 Logic Drive, San Jose, CA 95124.
A waiver of any violation of the Code of Conduct by an executive officer or director and a waiver of any violation of the Directors’ Code of Ethics may only be made by the Board. The Company will post any such waivers, as well as amendments to the Code of Conduct, on our website under the Corporate Governance page at www.investor.xilinx.com.
Anonymous Reporting and Whistleblower Protection
Our Code of Conduct includes protections for employees who report violations of the Code of Conduct, other policies, laws, rules and regulations. We have implemented an internet-based anonymous reporting process for employees to report violations they do not otherwise bring directly to management. The site can be accessed from our intranet as well as from the internet.
Stockholder Value
The Board recognizes the interests of stockholders and, accordingly, as related to the Company’s equity plans:

•	All employee stock plans are submitted to the stockholders for approval prior to adoption;

•
The 2007 Equity Plan includes a provision that prohibits repricing of options, whether through direct reduction of exercise prices, cancellation of the option or stock appreciation right (SAR) in exchange for a new option or SAR having a lower exercise price, or replacement of options or SARs with full value awards (i.e., awards of restricted stock or RSUs);

•	The 2007 Equity Plan includes an annual limit on the aggregate dollar value of equity awards and cash that may be granted to non-employee directors; and

•	The Company is committed to keeping dilution under its stock plans for employees below industry standards.
Stockholder Communications to the Board
Stockholders may initiate any communication with the Board in writing sent in care of the Company’s Corporate Secretary to Xilinx, Inc., 2100 Logic Drive, San Jose, CA 95124, by e-mail to corporate.secretary@xilinx.com, or by fax to the Corporate Secretary at (408) 377-6137. The name of any specific intended recipient, group, or committee should be noted in the communication. The Board has instructed the Corporate Secretary to forward such correspondence only to the intended recipients; however, the Board has also instructed the Corporate Secretary, prior to forwarding any correspondence, to review such correspondence and, in her discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In such cases, and as necessary for follow up at the Board’s direction, correspondence may be forwarded elsewhere in the Company for review and possible response. This centralized process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner.
Compensation of Directors
Directors who are not actively employed as employees of the Company receive compensation for their service as directors. Directors who are actively employed as employees by the Company receive no additional compensation for their service as directors. Mr. Peng is currently the only employee director of the Company.
Cash Compensation
Our non-employee directors are paid in installments on a quarterly and pro-rated basis depending on such director’s service during the quarter. Following is a schedule of annual cash compensation for service on the Board:

Director Position	Annual Cash Retainer
Chairpersons:
Board	$65,000
Audit Committee	$25,000
Compensation Committee	$20,000
Nominating and Governance Committee	$15,000

Members:
Board	$65,000
Audit Committee	$12,500
Compensation Committee	$10,000
Nominating and Governance Committee	$7,500

Lead Independent Director	$10,000
As presented in the above table, through fiscal 2018, all Board members received a base annual retainer of $65,000 and could receive additional fees depending on their service as a chairperson of the Board or chairperson or member of a Board committee. Effective August 1, 2018, the annual cash retainer for Board members will be $72,500, and the additional cash retainer for the Board chairperson and the Audit Committee chairperson will be $115,000 and $30,000, respectively. For fiscal 2018, we did not have a Lead Independent Director, because Dennis Segers, an independent director, served as Chairman of the Board.
Equity Compensation
Non-employee directors participate in an equity compensation program under our 2007 Equity Plan. Under this program, non-employee directors are eligible to receive automatic restricted stock unit awards (RSUs). The terms of those automatic RSU grants are as follows:
Annual Grant
Each non-employee director is eligible for an RSU award having a value of $200,000 on the date of each annual stockholders meeting, provided the non-employee director continues in office following the meeting. To date, the number of shares subject to such RSUs has been based on the closing market price of our common stock on the date of grant. Beginning with this year’s Annual Meeting, the number of shares will be based on the average of the closing prices on each of the trading days occurring during the three calendar months immediately prior to the month in which the grant occurs. The annual RSU awards vest on the day immediately preceding the subsequent annual meeting, subject to the director’s continuous service on the Board through that date. On August 9, 2017, the date of the 2017 Annual Meeting of Stockholders, each non-employee director continuing in office after the meeting was automatically granted RSUs having a value of $200,000. On that date, the closing market price of our common stock was $62.74; accordingly, each non-employee director received a grant of 3,188 RSUs that will vest in full on July 31, 2018, the day immediately preceding the Annual Meeting.
Initial Grant
A non-employee director joining the Board between annual meetings of stockholders, and who has not previously served as an employee director, will receive a grant of RSUs on or about the tenth day of the month following the director’s initial appointment or election to the Board. The new director will receive RSUs having a value of $200,000 on the date of grant, prorated based on the number of days from the initial appointment or election until the anniversary of the most recently-held annual meeting. The RSUs vest in full on the day immediately preceding the subsequent annual meeting of stockholders. On November 10, 2017, on which date the closing market price of our common stock was $71.87, Ms. Krakauer received a grant of 2,165 RSUs that will vest in full on July 31, 2018.
Limit on Non-Employee Director Compensation
Our 2007 Equity Plan limits cash and equity compensation for each non-employee director to no more than $750,000 per fiscal year.
Stock Ownership Guidelines
Under our stock ownership guidelines, non-employee directors are required to own shares of Xilinx common stock having a value equal to at least $325,000, which is equal to five times their base annual cash retainer. Non-employee directors are required to retain half of the shares of common stock derived from awards of RSUs until their ownership requirements are met. Half of the RSUs that are vested but are not settled pursuant to a pre-arranged deferral program will count toward the ownership requirement.

For more information about stock ownership guidelines for directors, please see “DIRECTORS AND CORPORATE GOVERNANCE—Corporate Governance Principles—Stock Ownership Requirements.”
Deferred Compensation
We also maintain a nonqualified deferred compensation plan which allows each director as well as eligible employees to voluntarily defer receipt of a portion or all of their cash compensation until the date or dates elected by the participant, thereby allowing the participating director or employee to defer taxation on such amounts. For a discussion of this plan, please see “EXECUTIVE COMPENSATION—Nonqualified Deferred Compensation Plan.” In addition, pursuant to the 2007 Equity Plan, non-employee directors may elect to defer the receipt of shares issuable pursuant to RSUs that are automatically granted to them each year.
Director Compensation for Fiscal 2018
The following table provides information on director compensation in fiscal 2018:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Dennis Segers (Chairman)	131,608	195,616		—	—	—	—	327,224
Saar Gillai	72,500	195,616		—	—	—	—	268,116
Mary Louise Krakauer	31,688	152,633	(2)	—	—	—	—	184,321
Ronald S. Jankov	75,000	195,616		—	—	—	—	270,616
Thomas H. Lee	72,500	195,616		—	—	—	—	268,116
J. Michael Patterson	97,500	195,616		—	—	—	—	293,116
Albert A. Pimentel	90,000	195,616		—	—	—	—	285,616
Marshall C. Turner	77,500	195,616		—	—	(3)	—	273,116
Elizabeth W. Vanderslice	90,000	195,616		—	—	(3)	—	285,616

(1)
Amounts shown do not reflect compensation actually received by the director. Instead, the amounts shown reflect the grant date fair value for stock awards granted in fiscal 2018 as determined pursuant to FASB ASC Topic 718. The assumptions used to calculate the value of the awards are set forth in Note 6 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2018 filed with the SEC on May 15, 2018. As of March 31, 2018, each director, other than Ms. Krakauer, had 3,188 RSUs, and Ms. Krakauer had 2,165 RSUs. These RSUs will vest in full on July 31, 2018, the day immediately preceding the Annual Meeting.

(2)
Ms. Krakauer was appointed to the Board on October 29, 2017, and received an initial grant of RSUs, pro-rated based on the number of days from between her appointment date and August 9, 2018 (the anniversary of our 2017 annual meeting). For more information about Initial Grants and Annual Grants see the section above entitled “DIRECTORS AND CORPORATE GOVERNANCE—Compensation of Directors.”

(3)
This director participated in the Company’s nonqualified deferred compensation plan in fiscal 2018. For more information about this plan see the section below entitled “EXECUTIVE COMPENSATION—Nonqualified Deferred Compensation Plan.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our common stock as of May 25, 2018, including the right to acquire beneficial ownership within 60 days of May 25, 2018, except as noted below, by (i) each stockholder known to the Company to be a beneficial owner of more than 5% of our common stock, (ii) each of the Company’s directors and director nominees, (iii) each of the named executive officers identified in the section entitled “Executive Compensation” and (iv) all current directors and executive officers as a group. We believe that each of the beneficial owners of our common stock listed below, based on information furnished by such beneficial owners, has sole voting power and sole investment power with respect to such shares, except as otherwise set forth in the footnotes below and subject to applicable community property laws.

Beneficial Owners	Amount and Nature of Beneficial Ownership		Percent of Class (1)
Greater-than-5% Stockholders
The Vanguard Group, Inc.	28,792,009	(2)	11.4%
100 Vanguard Boulevard Malvern, PA 19355
BlackRock, Inc.	17,533,546	(3)	6.9%
55 East 52nd Street New York, NY 10022
Non-Employee Directors and Nominee
Dennis Segers	7,114	(4)	*
Raman Chitkara	400	(4)	*
Saar Gillai	4,924	(4)	*
Ronald S. Jankov	4,924	(4)	*
Mary Louise Krakauer	—		*
Thomas H. Lee	4,924	(4)	*
J. Michael Patterson	28,282	(5)	*
Albert A. Pimentel	26,147	(6)	*
Marshall C. Turner	42,252	(7)	*
Elizabeth W. Vanderslice	31,281	(8)	*
Named Executive Officers
Victor Peng	56,120	(9)	*
Lorenzo A. Flores	51,573	(10)	*
Vincent L. Tong	82,457	(11)	*
Emre Önder	—
William Madden	—
Moshe N. Gavrielov	50,511	(4)	*
Steven L. Glaser	644	(4)	*
All current directors and executive officers as a group (17 persons)	399,665	(12)	*
*    Less than 1%

(1)
The beneficial ownership percentage of each stockholder is calculated on the basis of 253,482,217 shares of common stock outstanding as of May 25, 2018. Any additional shares of common stock that a stockholder has the right to acquire within 60 days after May 25, 2018 that are not already outstanding at such time are deemed to be outstanding and beneficially owned for the purpose of calculating that stockholder’s percentage beneficial ownership. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Xilinx, Inc., 2100 Logic Drive, San Jose, California 95124.

(2)
Based on information contained in a Schedule 13G, reflecting stock ownership information as of December 31, 2017, which was filed by this stockholder pursuant to Section 13(d) of the Exchange Act (Section 13(d)) on February 9, 2018, reporting beneficial ownership of 28,792,009 shares of common stock, consisting of 356,410 shares as to which it has sole voting power, 46,526 shares as to which it has shared voting power, 28,395,163 shares as to which it has sole dispositive power and 396,846 shares as to which it has shared dispositive power.

(3)
Based on information contained in a Schedule 13G, reflecting stock ownership information as of December 31, 2017, which was filed by this stockholder pursuant to Section 13(d) on February 8, 2018, reporting beneficial ownership of 17,533,546 shares of common stock, consisting of shares as to which it has sole dispositive power, including 15,266,232 shares as to which it has sole voting power and no shares as to which it has shared dispositive or voting power.

(4)	All of the shares are held directly.

(5)	Consists of 26,282 shares held directly and 2,000 shares held by Mr. Patterson’s spouse.

(6)	Consists of 26,147 shares held in a family trust.

(7)	Consists of 41,502 shares held directly and 750 shares held by Mr. Turner’s spouse.

(8)	Consists of 28,295 shares held directly and 2,986 shares held in joint tenancy.

(9)
Consists of 24,343 shares held directly and 31,777 shares issuable upon vesting of RSUs, which represents 9,217 shares, 12,870 shares, and 9,690 shares issuable upon vesting of RSUs granted in fiscal years 2016, 2017, and 2018, respectively. The 9,690 shares for the fiscal year 2018 grant represents the pro-rata vesting as a result of actual (not target) performance achievement under that RSU.

(10)
Consists of 28,749 shares held directly and 22,824 shares issuable upon vesting of RSUs, which represents 4,444 shares, 12,870 shares, and 5,510 shares issuable upon vesting of RSUs granted in fiscal years 2016, 2017, and 2018, respectively. The 5,510 shares for the fiscal year 2018 grant represents the pro-rata vesting as a result of actual (not target) performance achievement under that RSU.

(11)
Consists of 55,403 shares held directly and 27,054 shares issuable upon vesting of RSUs, which represents 6,584 shares, 12,870 shares, and 7,600 shares issuable upon vesting of RSUs granted in fiscal years 2016, 2017, and 2018, respectively. The 7,600 shares for the fiscal year 2018 grant represents the pro-rata vesting as a result of actual (not target) performance achievement under that RSU.

(12)	Includes an aggregate of 126,568 shares issuable upon exercise of options or vesting of RSUs.
For certain information concerning our Executive Officers, see “Executive Officers of the Registrant” in Item 1 of Part I of our Form 10-K.

EQUITY COMPENSATION PLAN INFORMATION AT FISCAL YEAR END 2018
The table below sets forth certain information, as of March 31, 2018, about our common stock that may be issued upon the exercise of options, RSUs, warrants and rights under all of our existing equity compensation plans including the ESPP:

(Shares in thousands)	A	B	C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in Column A)
Equity Compensation Plans Approved by Security Holders
2007 Equity Plan	7,008 (1)	$33.94 (2)	11,342 (3)
Employee Stock Purchase Plan	N/A	N/A	9,135
Total-Approved Plans	7,008	$33.94	20,658

(1)
Includes approximately 7.0 million shares issuable upon vesting of RSUs that were granted under the 2007 Equity Plan, and assumes 100% performance achievement for performance-based RSUs granted in fiscal 2018. In May 2018, the Compensation Committee determined the actual number of RSUs earned based on performance achievement for performance-based RSUs awarded in fiscal 2018. For more information on the number of RSUs at 100% performance achievement and the actual performance achievement for performance-based RSUs awarded in fiscal 2018, see the table under “EXECUTIVE COMPENSATION—Compensation Discussion and Analysis—Compensation Elements—Long-Term Equity Incentive Compensation.”

(2)	The weighted-average exercise price does not take into account shares issuable upon vesting of outstanding RSUs, which have no exercise price.

(3)
Our stockholders approved the adoption of the 2007 Equity Plan on July 26, 2006 and authorized 10.0 million shares to be reserved for issuance thereunder. The 2007 Equity Plan became effective on January 1, 2007. It replaced both the Company’s 1997 Stock Plan (which expired on May 8, 2007) and the Supplemental Stock Option Plan. Our stockholders subsequently approved amendments to the 2007 Equity Plan on August 9, 2007, August 14, 2008, August 12, 2009, August 11, 2010, August 10, 2011, August 8, 2012, August 14, 2013, August 13, 2014, August 10, 2016 and August 9, 2017, at which point they authorized the reservation of an additional 5.0 million shares, 4.0 million shares, 5.0 million shares, 4.5 million shares, 4.5 million shares, 3.5 million shares, 2.0 million shares, 3.0 million shares, 2.5 million shares and 1.9 million shares, respectively. All of the shares reserved for issuance under the 2007 Equity Plan may be granted as stock options, stock appreciation rights, restricted stock or RSUs.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This section of the proxy statement explains our executive compensation program in general and how it operates with respect to our executive officers and, in particular, our named executive officers. For fiscal 2018, our named executive officers consisted of each individual who served as our Chief Executive Officer at any time during the fiscal year, our Chief Financial Officer, our three other most highly-compensated executive officers serving at the end of fiscal 2018 and one additional individual who would have been included among that group of most highly-compensated executive officers had he continued to serve as an executive officer through the end of fiscal 2018. These named executive officers are as follows:

▪	Victor Peng, President and Chief Executive Officer;

▪	Lorenzo A. Flores, Executive Vice President and Chief Financial Officer;

▪	Vincent L. Tong, Executive Vice President, Global Operations and Quality;

▪	Emre Önder, Senior Vice President, Product and Vertical Marketing;

▪	William Madden, Senior Vice President, Hardware and Systems Product Development;

▪	Moshe N. Gavrielov, former President and Chief Executive Officer; and

▪	Stephen L. Glaser, former Senior Vice President, Corporate Strategy and Marketing.
Management Changes in Fiscal 2018
On January 4, 2018, Mr. Peng was appointed President and Chief Executive Officer, effective January 29, 2018. Mr. Gavrielov stepped down from these roles and resigned from the Board at that time. Also on January 4, 2018, Mr. Flores was promoted from Senior Vice President to Executive Vice President, effective February 1, 2018, while retaining the position of Chief Financial Officer.
Effective January 5, 2018, Mr. Glaser resigned as Senior Vice President, Corporate Strategy and Marketing.
On August 21, 2017, Mr. Önder joined the Company as Senior Vice President, Product and Vertical Marketing.
Executive Summary
Fiscal 2018 Business Highlights
We achieved success on many fronts during fiscal 2018, including increased net revenues over the prior fiscal year. Our key financial and product highlights from fiscal 2018 were as follows:

▪	Overall net revenues were $2.54 billion, up 8% from the prior fiscal year.

▪	Revenues from our Advanced Products reached $1.38 billion, a 28% increase over the prior fiscal year.

▪
We established significant momentum in our data center end market, both developing the foundation for and building out a vibrant ecosystem. We demonstrated significant developer engagement on the AWS F1 instance and have trained a total of more than 400 developers. We also continue to invest in SDAccel environment and middleware libraries to make it easier for software programmers to program Xilinx FPGAs in higher level languages using industry standard APIs and frameworks.

▪
We announced a new breakthrough product category called Adaptive Compute Acceleration Platform (ACAP) that extends far beyond the capabilities of an FPGA. An ACAP is a highly-integrated multi-core heterogeneous compute platform that can be changed at the hardware level to adapt to the needs of a wide range of applications and workloads, including Artificial Intelligence, and workloads resulting from explosive growth of unstructured data such as database acceleration and video transcoding.

▪	We returned $475 million to our stockholders through our stock buyback programs.

▪	We paid our stockholders a record $353 million in dividends.
Fiscal 2018 Compensation Highlights
Fiscal 2018 was a significant year for us with respect to compensation actions and decisions:
Focal Review Decisions
During our focal review period in May 2017, the Compensation Committee took the following compensation actions with respect to our named executive officers:

▪
Base salaries - Increased their base salaries by percentages ranging from 1.3% to 10%, including increases relating to promotions. Neither Mr. Gavrielov, our then-Chief Executive Officer, nor Mr. Önder, who joined the Company after May 2017, nor Mr. Glaser received a base salary increase in fiscal 2018.

▪
Target annual cash incentives - Increased the target annual cash incentive compensation for Mr. Peng to 115% of base salary in connection with his promotion to Chief Operating Officer to maintain the competitiveness of his target total cash compensation level. None of our other then-named executive officers received an increase in their target annual cash incentive compensation at that time.

▪	Long-term equity incentive compensation - Granted them performance-based restricted stock unit (RSU) awards with values ranging from $900,000 to $5,400,000.
Management Changes
During fiscal 2018, the Board implemented a multi-year succession plan with respect to the Chief Executive Officer position, which culminated in the retirement of Mr. Gavrielov in January 2018 and the appointment of Mr. Peng as Chief Executive Officer. Also during fiscal 2018, Mr. Önder was appointed Senior Vice President, Product and Vertical Marketing, Mr. Flores was promoted to Executive Vice President, and Mr. Glaser resigned as Senior Vice President, Corporate Strategy and Marketing. In connection with their promotions, Mr. Peng’s annual base salary was increased to $700,000 and his target annual cash incentive compensation was increased to 150% of base salary, effective January 29, 2018, and Mr. Flores’s annual base salary was increased to $440,000, effective February 1, 2018.
Annual Cash Incentive Payment
In light of the performance outcomes with respect to revenue growth, operating profit and individual performance during fiscal 2018, we made cash incentive payments to Mr. Peng equal to 120% of his target annual cash incentive compensation and to our other named executive officers (other than Mr. Glaser) equal to an average of 119% of their average target annual cash incentive compensation.
Pay for Performance Analysis
Our executive compensation program is designed to motivate, engage and retain a talented leadership team and to appropriately reward them for their contributions to our business. Our performance measurement framework consists of a combination of financial, operational and strategic/individual performance measures that provide a balance between short-term results and drivers of long-term value.
We provide our executive officers with three primary elements of pay: base salary, a cash incentive compensation opportunity and long-term equity incentive compensation. The performance-based incentives, consisting of an annual cash incentive and annual equity awards, together constitute the largest portion of the target total direct compensation for our executive officers. The following charts show the pay mix for (i) Mr. Peng, our Chief Executive Officer as of March 31, 2018, and (ii) our other named executive officers who were employed by us at the end of fiscal 2018:

The foregoing percentages were calculated using annual base salary, target annual cash incentive compensation, the grant date fair value of equity awards and all other compensation as reported for fiscal 2018 in the Summary Compensation Table below. We use target annual cash incentive compensation rather than the actual amounts earned because the target amount better reflects the way in which we intended to compensate Mr. Peng as Chief Executive Officer, since he did not become Chief Executive Officer until January 29, 2018 and since he earned significantly less in annual base salary and incentive compensation prior to becoming CEO. Although Mr. Peng’s annual base salary and annual cash incentive compensation as CEO were pro-rated for the portion of the fiscal year during which he served as CEO, for purposes of the above chart, we have annualized Mr. Peng’s base salary and annual target cash incentive compensation as if he had served as CEO during the entire fiscal year. In addition, the chart relating to other named executive officers excludes the compensation earned by two former executive officers, Moshe Gavrielov and Steven Glaser, as their mix of compensation for fiscal 2018 is not representative of how we generally compensate our executive officers.
Fiscal 2018 Performance-Based Incentive Compensation Framework
Our annual cash and long-term equity incentives together provide a balanced and comprehensive view of performance. The annual cash incentive components of our executive compensation program consist of annual revenue growth (the Growth Component), operating profit (the Operating Profit Component) and individual performance of each executive officer, based on a variety of performance objectives (the Individual Performance Component). For these purposes, revenues and operating profit are each determined in accordance with generally accepted accounting principles, except that, for purposes of calculating operating profit for the fiscal year, we disregard the estimated cash incentive compensation that is accrued for that fiscal year. The way these components factor into incentive compensation is illustrated in the chart below and more fully discussed throughout this Compensation Discussion and Analysis:
Fiscal 2018 Annual Incentive Cash Compensation Framework
The Growth Component, which is weighted at 40%, is determined and paid annually. The Operating Profit Component, which is weighted at 35%, is determined and paid semi-annually. The Individual Performance Component is determined and paid semi-annually for all executive officers, except for our Chief Executive Officer, for whom it is determined and paid annually. The Individual Performance Component is weighted at 25%, but the weighting of specific performance objectives varies among our executive officers.
The long-term equity incentive compensation is awarded to our executive officers in the form of performance-based RSU awards. The shares subject to the performance-based RSU awards are earned based on our achievement of pre-established financial and operational goals at the end of a one-year performance period corresponding with our fiscal year.
The four performance components applicable to the fiscal 2018 performance-based RSU awards were:
▪28nm revenue, combined with total revenue, weighted at 40% (the 28nm Revenue Component);
▪20nm and 16nm revenue, combined with total revenue, weighted at 30% (the 20nm/16nm Revenue Component);
▪technology leadership, weighted at 20% (the Technology Component); and
▪quality leadership, weighted at 10% (the Quality Component).

The way these components factor into long-term incentive compensation is illustrated in the chart below and more fully discussed throughout this Compensation Discussion and Analysis:
Fiscal 2018 Long-Term Equity Incentive Compensation Framework

Governance Policies and Practices
We maintain several policies and practices to help ensure that our overall program reflects sound governance standards and drives financial performance. We have also made the decision not to implement some practices that many companies have historically followed because we believe they would not serve the long-term interests of our stockholders.

What We Do		What We Don’t Do
☑	Fully-Independent Compensation Committee. The Compensation Committee determines our compensation strategy for executive officers and consists solely of independent directors.	☒	Excise Tax Gross-Ups related to a Change of Control. We do not provide excise tax gross-ups related to a change of control of the Company.

☑	Independent Compensation Advisor. The Compensation Committee engages an independent compensation consultant to provide independent analysis, advice and guidance on executive compensation.	☒
Hedging.  We prohibit employees, including our executive officers, from engaging in transactions or arrangements that are intended to increase in value based on a decrease in value of Company securities.

☑
Annual Executive Compensation Review.  The Compensation Committee performs an annual review of our executive compensation strategy, including a review of our compensation peer group and a review of our compensation-related risk profile.
☒
Perquisites.  We do not generally provide perquisites to officers other than benefits with broad-based employee participation that are standard in the technology sector, except when specifically determined to be appropriate in light of the executive officer’s circumstances.

☑	Pay-for-Performance Philosophy. Our cash incentive compensation and long-term equity programs for executives are based on the Company’s and individual executive’s performance.	☒	Option Repricing. Our 2007 Equity Plan prohibits repricing of out-of-the-money options or stock appreciation rights to a lower exercise or strike price without approval of our stockholders.

☑	At-Risk Compensation. A significant portion of compensation for our executives is based on the performance of both the Company and the individual executive.	☒	Dividends or Dividend Equivalents Payable on Unvested Equity Awards. We do not pay dividends or dividend equivalents on unvested equity awards.

☑	Performance-Based Equity Awards. Our executive officers mainly receive only performance-based RSU awards.	☒	SERP or Defined Benefit Plans. We do not provide a Supplemental Executive Retirement Plan (SERP) or a defined benefit plan.

☑	Robust Stock Ownership Guidelines. We have executive stock ownership guidelines and holding requirements that cover our executive officers.	☒	Pledging. We prohibit our employees, including executive officers, from pledging Company stock or holding it in a margin account.

☑	Clawback Policy. We have a clawback, or recoupment, policy that covers all elements of our incentive compensation program.

☑	Annual Stockholder Advisory Votes on Executive Compensation. We conduct an annual stockholder advisory vote on our executive compensation program.

☑
Double-Trigger Change-of-Control Benefits. Change-of control benefits require a change in control and termination of employment (double trigger) rather than benefits triggered solely on the change of control (single trigger).

2017 Stockholder Advisory Vote on Named Executive Officer Compensation
We have held an annual non-binding advisory vote on the compensation of our named executives in our proxy statements since our 2011 annual meeting of stockholders. The following chart shows the percentage of stockholder approval for the compensation of our named executive officers for the past five years:
As shown in this chart, at our 2017 annual meeting of stockholders, the most recent non-binding stockholder vote on the compensation of our named executive officers, 98.2% of the votes cast by our stockholders were voted in favor of the compensation of our named executive officers.
The Compensation Committee was mindful of this strong stockholder support of our compensation philosophy and objectives when evaluating our executive compensation policies and practices throughout fiscal 2018. Accordingly, and as a result of the favorable say-on-pay vote, the Compensation Committee continued its general approach to executive compensation, emphasizing performance-based compensation.
The Board has adopted a policy providing for an annual advisory vote on the compensation of our named executive officers. This policy is consistent with our stockholders’ preference as expressed at our 2017 annual meeting of stockholders in August 2017 on the frequency of future advisory votes on the compensation of our named executive officers.
Key Management Changes During Fiscal 2018
Execution of Succession Plan
During fiscal 2018, the Board took steps to implement a multi-year succession plan with respect to the Chief Executive Officer position. Among other things, this plan involved the following actions:

▪
Promotion of Mr. Peng to Chief Operating Officer - On April 10, 2017, the Board appointed Mr. Peng as Chief Operating Officer, increased his annual base salary to $550,000, effective as of the beginning of the fiscal year, and increased his target annual cash incentive compensation to 115% of his annual base salary.

▪
Amendment of Mr. Gavrielov’s Employment Agreement - We entered into an amended employment agreement with Mr. Gavrielov providing for his continued employment through August 1, 2020, followed by a one-year consulting period to assist in the orderly transition to a successor Chief Executive Officer. Mr. Gavrielov’s unique knowledge and experience were considered essential to ensuring alignment with our strategic plans during the succession period. As an incentive for Mr. Gavrielov to remain with the Company during the full succession period, the amended employment agreement provided for the grant of a time-based RSU award with a value of $10 million, with half the shares vesting in three annual installments, the first of which will occur on the second anniversary of the grant date, and the other half vesting in three annual installments, the first of which will occur on the third anniversary of the grant date. Mr. Gavrielov was also eligible to receive a performance-based RSU award as determined by the Compensation Committee in connection with our annual grant process for fiscal 2018. In addition, Mr. Gavrielov’s post-employment compensation arrangements were amended as described below under “Potential Payments Upon Termination or Change in Control.” Prior to the end of fiscal 2018, the Board decided to accelerate the transition to Mr. Peng as CEO in order to align our leadership with our evolving business strategy; in connection with this transition, pursuant to his employment agreement, Mr. Gavrielov received certain severance benefits, including acceleration of all time-based vesting under his RSU awards, as described below under “Potential Payments Upon Termination or Change in Control.”

▪
Promotion of Mr. Peng to Chief Executive Officer - On January 4, 2018, Mr. Peng was appointed President and Chief Executive Officer, effective January 29, 2018. In connection with this appointment, we entered into an employment agreement with Mr. Peng providing for the following compensation arrangements:

◦	An annual base salary of $700,000, effective January 29, 2018;

◦
A target annual cash incentive compensation equal to 150% of his annual base salary, beginning with our fiscal year ending March 30, 2019, based on the achievement of performance objectives as determined by the Compensation Committee, as well as a corresponding increase in target annual cash incentive compensation to 150% of base salary from January 29, 2018 through March 31, 2018;

◦	The grant of a time-based RSU award with a value of $1 million, which vests in four substantially equal annual installments beginning on the first anniversary of the date of grant; and

◦	The grant of a performance-based RSU award with a value of $4,500,000 with respect to fiscal 2019.
In establishing the compensation arrangements for Mr. Peng, we took into consideration several factors, including the requisite experience and skills that a qualified chief executive officer candidate would need to lead and manage a growing business in a dynamic and ever-changing environment, the competitive market for similar candidates at other comparable companies based on a review of competitive market data, including data drawn from the companies in our compensation peer group and selected compensation surveys, his then-current compensation arrangements, the need to balance both competitive and internal parity considerations and information provided by the Compensation Committee’s compensation consultant.
The terms and conditions of Mr. Peng’s employment agreement are described below under “Potential Payments Upon Termination or Change in Control.”

▪
Consulting Arrangement with Mr. Gavrielov - Concurrent with his retirement as President and Chief Executive Officer, as provided in his employment agreement, we entered into a consulting agreement with Mr. Gavrielov, effective February 2, 2018, whereby he agreed to provide consulting and transition services for a one-year period following termination of his employment (the Consulting Period) in return for consulting fees at an annual rate of $2 million. If we terminate Mr. Gavrielov’s service without cause during the Consulting Period or elect not to continue his service following the completion of the Consulting Period, the vesting of his outstanding equity awards will be accelerated (to the extent he receives any awards in addition to those which were accelerated upon the termination of his employment) as if he had continued to perform services for an additional 12 months following the Consulting Period.

Additional Management Changes
Mr. Önder joined the Company on August 21, 2017 as Senior Vice President, Product and Vertical Marketing. In connection with his appointment, we entered into an employment agreement with him providing for an annual base salary of $345,000, a target annual cash incentive compensation equal to 80% of his annual base salary, a time-based RSU award with a value of $1,250,000 (based on the average market price of our common stock during the previous three months), vesting in four annual installments, a cash “sign-on” bonus of $150,000 and reimbursement of expenses associated with relocation from Minnesota to San Jose, California.
Effective February 1, 2018, Mr. Flores was promoted to Executive Vice President, in connection with which his annual base salary was increased to $440,000 effective on that date and his target annual cash incentive compensation was increased to 100% of his annual base salary beginning with the fiscal year ending March 30, 2019.
Compensation Objectives and Decision-Making Process
Role of the Compensation Committee
The Compensation Committee, in consultation with our CEO for our executive officers other than the CEO, is responsible for establishing our compensation and benefits philosophy and strategy. The Compensation Committee also oversees our general compensation policies and sets specific compensation levels for our executive officers. The Compensation Committee, together with the independent members of the Board, evaluates our CEO’s performance and determines his compensation. In determining our compensation strategy, the Compensation Committee reviews competitive market data to ensure that we are able to attract, motivate, reward and retain quality executive officers and other employees. The Compensation Committee has the authority to engage its own independent advisors to assist in carrying out its responsibility and has done so, but may not delegate its authority to such advisors.

The primary objectives of the Compensation Committee with respect to determining executive compensation are to attract, motivate and retain talented employees and to align the interests of our executive officers with those of our stockholders, with the ultimate objective of enhancing stockholder value. It is the philosophy of the Compensation Committee that the best way to achieve this is to provide our executive officers with compensation that is based on their level of performance against specific goals, which are aligned with our overall strategy, thereby compensating executives on a “pay-for-performance” basis.
To achieve these objectives, the Compensation Committee has implemented compensation plans that tie a significant portion of our executive officers’ overall compensation to our financial and product-related performance, including operating profit, revenue growth, product revenue, technology leadership and quality leadership. Overall, the total compensation opportunity of our executive officers is intended to create an executive compensation program that is competitive with comparable companies.
Role of the Compensation Consultant
In fiscal 2018, the Compensation Committee retained Compensia, a national compensation consulting firm, to act as its compensation consultant. Compensia reported directly to the Compensation Committee. Compensia provided the Compensation Committee with general advice on compensation matters, including reviewing the composition of the compensation peer group, providing compensation data related to executives at the selected companies in the peer group and providing advice on our executive officers’ compensation generally.
Compensia did not provide any additional services to us other than the services for which it was retained by the Compensation Committee, and the Compensation Committee is not aware of any conflict of interest that exists that would otherwise prevent Compensia from having been independent during fiscal 2018. We pay the costs for Compensia’s services. Based on the above and its review of the factors set forth under Exchange Act Rule 10C-1 and in the Nasdaq listing requirements, the Compensation Committee assessed the independence of Compensia and concluded that no conflict of interest exists that would prevent Compensia from independently advising the Compensation Committee during fiscal 2018.
In fiscal 2018, the Compensation Committee met regularly in executive session with Compensia without management present.
Use of Compensation Peer Group
Each year, the Compensation Committee directs its compensation consultant to develop a group of peer companies for purposes of examining, determining and setting compensation for our executive officers. The criteria for determining which companies to include in the peer group include some or all of the following criteria: (i) they operate in a similar industry to ours; (ii) they are of roughly similar size (as measured by revenues and aggregate market capitalization); (iii) they have profitability and price-to-sales ratio similar to ours; and (iv) they are companies with whom we compete for executive talent.
After receiving and discussing the compensation consultant’s report, the Compensation Committee approved the peer group companies for fiscal 2018 in the third quarter of fiscal 2017. The Compensation Committee removed Atmel Corporation, Fairchild Semiconductor International, Inc. and SanDisk Corporation from the peer group for fiscal 2018 because they had been acquired. Although Broadcom Corporation was acquired by Avago Technologies Limited, it was retained in the peer group as Broadcom Limited because of its relevancy as a principal business competitor. Qorvo, Inc. was added to the peer group based on its comparability with respect to revenues and market capitalization and because it is in the semiconductor sector.
The compensation peer group for fiscal 2018 consisted of the following companies:

• Advanced Micro Devices, Inc. • Analog Devices, Inc. • Autodesk, Inc. • Broadcom Limited • Brocade Communications Systems Inc. • Cadence Design Systems, Inc. • Cypress Semiconductor Corporation	• KLA-Tencor Corporation • LAM Research Corporation • Linear Technology Corporation • Marvell Technology Group Ltd. • Maxim Integrated Products Inc. • Microchip Technology Inc. • Microsemi Corporation	• Nvidia Corporation • ON Semiconductor Corporation • Qorvo, Inc. • Skyworks Solutions, Inc. • Synopsys, Inc.
This compensation peer group was used by the Compensation Committee during fiscal 2018 as a reference for understanding the competitive market for executive positions in our industry sector.
A summary of the four-quarter trailing revenue by quartile and market capitalization of the peer companies at the time the Compensation Committee approved the compensation peer group for use in fiscal 2018 is as follows:

Peer Group Four-Quarter Revenue and Market Capitalization for Fiscal Year 2018 Compensation Decisions

	Peer Group Financials (1)
Quartile	Four Quarter Trailing Revenue ($ in millions)	Market Capitalization ($ in millions)
75th Percentile	3,418	14,596
50th Percentile	2,458	10,960
25th Percentile	2,236	5,906
Xilinx, Inc.	2,240	13,501
(1) Data is based on available market information as of October 2016.
Based on the foregoing, our revenue approximated the 25th percentile of the peer group companies and our market capitalization approximated the 63rd percentile of the peer group companies at the time the peer group was approved.
Data on the compensation practices of the compensation peer group was generally gathered through searches of publicly available information, including publicly available databases. In preparing its report, the compensation consultant reviewed data from Radford Surveys + Consulting (Radford), specifically the Radford Global Technology Survey, as well as the definitive proxy statements for each of the peer group companies. Peer group data was gathered with respect to base salary, bonus targets and equity awards. Where this approach yielded an insufficient number of data points with respect to an executive position, the compensation consultant reviewed additional data from its own proprietary database.
In determining adjustments to executive compensation, the Compensation Committee not only reviews and considers the compensation advice and analysis provided by its compensation consultant and publicly available information of compensation offered by the applicable comparative market data, but also reviews the Radford survey and takes into consideration other relevant factors as described in this Compensation Discussion and Analysis. While the Compensation Committee looks at the external market data (both the Radford survey data and peer company data), it does not target any specific pay percentile within those companies for purposes of setting cash and equity compensation levels. Rather, the Compensation Committee uses the peer group information merely as a guide to determine whether we are generally competitive in the market.
Compensation Determination for Chief Executive Officer
The Compensation Committee annually reviews the performance of our Chief Executive Officer in light of the goals and objectives of our executive compensation program, and approves his compensation. The review of the performance and compensation of our Chief Executive Officer and all other executive officers is conducted annually during the period commencing approximately mid-May, which we call our Focal Review Period. The Compensation Committee uses both objective data from peer group companies, including comparisons of the compensation paid to chief executive officers at the companies in the compensation peer group, and subjective policies and practices, including an assessment of our Chief Executive Officer’s achievements and contribution, to determine his compensation. In determining the long-term equity incentive component of our Chief Executive Officer’s compensation, the Compensation Committee considers a number of relevant factors, including our performance and relative stockholder return, the value of similar awards to chief executive officers at the companies in the compensation peer group, the equity awards granted to our Chief Executive Officer in prior years and formal feedback from the independent members of the Board.
To provide further assurance of independence, the Compensation Committee’s compensation consultant provides its recommendation for Chief Executive Officer compensation. The compensation consultant prepares an analysis showing competitive chief executive officer compensation at the companies in the compensation peer group for the individual elements of compensation and total direct compensation. Next the compensation consultant provides the Compensation Committee with a range of recommendations for any change in our Chief Executive Officer’s base salary, target annual cash incentive compensation opportunity and equity award value. These recommendations take into account the peer group competitive pay analysis, expected future pay trends and, importantly, the position of our Chief Executive Officer in relation to other senior executives and proposed pay actions for all our other key employees. The range allows the Compensation Committee to exercise its discretion based on our Chief Executive Officer’s individual performance and other factors.
Compensation Determination for Other Executive Officers
Our Chief Executive Officer works with the Compensation Committee in establishing the compensation and benefits philosophy and strategy for our executive officers and also makes specific recommendations to the Compensation Committee with respect to the individual compensation for each of our executive officers other than himself. With respect to our executive officers, the

Compensation Committee annually reviews with our Chief Executive Officer each executive officer’s performance in light of our goals and objectives and approves their compensation. The Compensation Committee also considers other relevant factors in approving the level of such compensation, including each executive officer’s performance during the year, specifically his or her accomplishments, areas of strength and areas of development, his or her scope of responsibility and contributions and his or her experience and tenure in the position. During the Focal Review Period, our Chief Executive Officer and members of our human resources department evaluate each executive officer’s performance during the year based on our Chief Executive Officer’s knowledge of his or her performance, an individual self-assessment and feedback provided by his or her peers and direct reports. Our Chief Executive Officer also reviews compensation data gathered from Radford as well as from publicly available information and identifies trends and competitive factors to consider in adjusting compensation levels of our executive officers. Our Chief Executive Officer then makes a recommendation to the Compensation Committee as to each element of each executive officer’s compensation.
Compensation Elements
Our executive compensation program consists of three principal elements: base salary, cash incentive compensation and long-term equity compensation. The following table summarizes these elements of compensation:

Base Salary
In May 2017, the Compensation Committee reviewed the base salaries of our then-current executive officers focusing on the competitiveness of their salaries. After comparing their current salaries to the base salary levels at the companies in our compensation peer group, as well as considering the roles and responsibilities and potential performance of our named executive officers and the recommendations of our Chief Executive Officer (except with respect to his own base salary), the Compensation Committee increased the base salaries of our executive officers (other than Messrs. Gavrielov and Glaser) for fiscal 2018. The fiscal 2018 base salaries of our named executive officers were as follows:
Named Executive Officer Fiscal 2018 Base Salaries

Named Executive Officer	Fiscal Year 2017 Base Salary ($)	Fiscal Year 2018 Base Salary ($)		Percentage Adjustment
Victor Peng	500,000	700,000	(1)	40.0%
Lorenzo A. Flores	400,000	440,000	(2)	10.0%
Vincent L. Tong	425,000	440,000		3.5%
Emre Önder	—	345,000	(3)	N/A
William Madden	395,000	400,000		1.3%
Moshe N. Gavrielov (4)	800,000	800,000		N/A
Steven L. Glaser (5)	345,000	345,000		N/A

(1)
The Compensation Committee initially increased Mr. Peng’s annual base salary to $550,000, representing a 10% increase, in April 2017 in connection with his promotion to Chief Operating Officer and subsequently increased his annual base salary to $700,000 effective January 29, 2018 in connection with his appointment as President and Chief Executive Officer.

(2)
The annual base salary of Mr. Flores was increased to $415,000 as part of the Compensation Committee’s annual review of our executive compensation program and subsequently increased to $440,000 in connection with his promotion to Executive Vice President, effective February 1, 2018.

(3)	Mr. Önder’s annual base salary was approved by the Compensation Committee when he was appointed our Senior Vice President, Product and Vertical Marketing, effective August 21, 2017.

(4)	Mr. Gavrielov retired as President and Chief Executive Officer effective January 28, 2018, and his employment with the Company ended on February 1, 2018.

(5)	Mr. Glaser resigned as Senior Vice President, Corporate Strategy and Marketing effective January 5, 2018.
Except as noted, these base salary adjustments were effective July 1, 2018.
Annual Cash Incentive Compensation
In May 2017, the Board approved the Xilinx, Inc. Executive Incentive Plan for fiscal 2018 (the 2018 Incentive Plan). The 2018 Incentive Plan was designed to link the annual cash incentives of our executive officers to the company-wide achievement of pre-established financial objectives and their achievement of individual performance goals.
Target Annual Cash Incentives
In connection with the adoption of the 2018 Incentive Plan, the Compensation Committee reviewed the target annual cash incentives of our executive officers, focusing on the competitiveness of their target total cash compensation opportunities. After comparing their current target annual cash incentives to the target cash incentive levels at the companies in our compensation peer group, as well as considering the roles and responsibilities and potential performance of our executive officers and the recommendations of our Chief Executive Officer (except with respect to his own target annual cash incentive), the Compensation Committee determined to maintain the target annual cash incentives of our executive officers for fiscal 2018 at their fiscal 2017 levels. Subsequently, however, the Compensation Committee increased Mr. Peng’s target cash incentive to 115% of base salary in connection with his promotion to Chief Operating Officer, retroactive to the beginning of fiscal 2018, and later to 150% of base salary in connection with his promotion to President and Chief Executive Officer effective January 29, 2018.

The fiscal 2017 and 2018 target annual cash incentives of our named executive officer were as follows:
Named Executive Officer Fiscal 2018 Target Annual Cash Incentive

Named Executive Officer	Fiscal 2017 Target Annual Cash Incentive (as a percentage of base salary)	Fiscal 2018 Target Annual Cash Incentive (as a percentage of base salary)
Victor Peng	100	123	(1)
Lorenzo A. Flores	80	80	(2)
Vincent L. Tong	100	100
Emre Önder	N/A	80	(3)
William Madden	100	100
Moshe N. Gavrielov (4)	150	150
Steven L. Glaser (5)	80	80

(1)
Represents the aggregate target annual cash incentive that was payable to Mr. Peng, assuming he earned cash incentive payments equal to 115% of the salary he earned prior to January 29, 2018 and 150% of the salary he earned from that date through the end of fiscal 2018.

(2)	The target annual cash incentive for Mr. Flores was increased to 100% in connection with his promotion to Executive Vice President, effective April 1, 2018, after the end of fiscal 2018.

(3)	Mr. Önder’s target annual cash incentive was approved by the Compensation Committee when he was appointed our Senior Vice President, Product and Vertical Marketing, effective August 21, 2017.

(4)	Mr. Gavrielov retired as President and Chief Executive Officer effective January 28, 2018, and his employment with the Company ended on February 1, 2018.

(5)	Mr. Glaser resigned as Senior Vice President, Corporate Strategy and Marketing effective January 5, 2018.
Performance Components
Under the 2018 Incentive Plan, annual cash incentive payments for our executive officers were determined using three different components, each with a different weighting. These components were:

▪	annual revenue growth (Growth Component), weighted at 40%;

▪
operating profit, determined in accordance with generally accepted accounting principles, excluding accrued compensation expense for estimated incentive compensation (Operating Profit Component), weighted at 35%; and

▪	individual performance, based on the achievement of performance goals pertaining to each executive officer’s position and responsibilities (Individual Performance Component), weighted at 25%.
These components were the same as those used for fiscal 2017, except that the weighting for the Operating Profit Component increased to 35% from 30% and the weighting for the Individual Performance Component decreased to 25% from 30%. These changes in weightings were intended to focus our executive officers more on achieving our financial objectives for fiscal 2018.
For each of our named executive officers other than Mr. Gavrielov, the Operating Profit Component and the Individual Performance Component were to be paid on a semi-annual basis and the Growth Component was to be paid on an annual basis. For Mr. Gavrielov, the Operating Profit Component was to be paid on a semi-annual basis and the Growth Component and the Individual Performance Component were to be paid on an annual basis. In the discretion of the Compensation Committee, any extraordinary or one-time charges could be excluded for purposes of calculating the annual cash incentive payments under the 2018 Incentive Plan.
For purposes of the 2018 Incentive Plan, the Growth Component, Operating Profit Component and Individual Performance Component were designed as follows:
Growth Component. The Growth Component was designed to reward our year-over-year revenue growth. To emphasize the continued importance of achieving our revenue goal for fiscal 2018, the weighting of the Growth Component was maintained at 40%. The Growth Component was subject to a minimum threshold for any payout and a multiplier that increased the target payout depending on our performance. In fiscal 2018, the minimum increase in year-over-year revenue growth was 1.0% and the target increase was 6.0%. The Growth Component multiplier was 10% if the minimum revenue growth percentage was met and 100% if the target revenue growth percentage was met. If the target revenue growth percentage was met, the multiplier increased by increments of 20% for each percentage increase in revenue growth, and was capped at an annual maximum of 200%. The Growth Component was measured and paid on an annual basis.
The following table summarizes the general progression of the Growth Component multiplier for fiscal 2018:
Growth Component Scale

Revenue Growth % (Year-over-Year in FY2018)	Growth Component Multiplier (%)
<1.0	—
1	10.0
2	20.0
2.5	30.0
3	40.0
3.5	50.0
...	...
6	100.0
7	120.0
8	140.0
9	160.0
10	180.0
0.11 or greater	200.0
In fiscal 2018, we achieved 8% revenue growth, which exceeded our 6% target for the Growth Component threshold, resulting in a Growth Component multiplier of 140%.
Operating Profit Component. The Operating Profit Component was determined by a formula that measured and rewarded improvements in our operating profit. For purposes of the 2018 Incentive Plan, the Operating Profit Component was calculated on a semi-annual basis using the financial results for the fiscal six-month period, and was weighted 35%. The Operating Profit Component was designed to emphasize the importance of continually managing costs, increasing efficiencies and enhancing profitability. The Operating Profit Component was subject to a minimum threshold performance level for any payout and a multiplier that increased the payout depending on our performance. For the Operating Profit Component, achievement of the minimum threshold performance level resulted in a multiplier of 10%, and the multiplier increased to 100% when the target range of operating profit percentage was met. Thereafter, the multiplier increased until it was capped at a maximum of 200% for each semi-annual measurement period.
The following table summarizes the general progression of the Operating Profit Component multiplier for fiscal 2018:
Operating Profit Component Scale

Operating Profit % (FY2018)	Operating Growth Component Multiplier (%)
<21	—
22	10.0
23	20.0
...	...
31	90.0
32 to 33	100.0
34	110.0
35	120.0
36	130.0
...	...
42	190.0
43	200.0

In fiscal 2018, we met our Operating Profit Component target of 32% in the first half of the year, resulting in a multiplier of 100%, while in the second half of the year we achieved operating profit of 34%, exceeding our Operating Profit Component target of 32%, resulting in a multiplier of 110%.
Individual Performance Component. Under the Individual Performance Component, each of our executive officers received up to a maximum of ten individual performance goals, measured over the full annual performance period in the case of Mr. Gavrielov and over two semi-annual performance periods in the case of each other executive officer. Each goal was assigned a weighting depending on the value of the goal as recommended by each executive officer and approved by the CEO. For each of our executive officers, achievement of each goal was measured on a scale of 0% achievement to 150% achievement. The threshold performance level for any payout of the Individual Performance Component was 50% for overall achievement, and the maximum performance was capped at 150%.
Each individual goal under the Individual Performance Component was directly related to our business objectives and corresponded to each executive officer’s position and responsibilities. The goals for our executive officers related to the broader corporate goals within the following categories:

▪
Operational excellence and quality of results. This category consisted of goals related to adherence to product development plans and schedules, product delivery timeliness, product sales and gross margin achievement and sales achievement by geographic region.

▪	Strategic initiatives and performance. This category consisted of goals related to product and portfolio assessment, including customer and end market sub-segment identification.

▪
Leadership effectiveness. This category consisted of goals related to strategic leadership, responding to changes in the market and economic environment, organizational effectiveness and managing our relationship with stockholders.

For each executive officer (other than Mr. Gavrielov, our Chief Executive Officer at the time), our Chief Executive Officer, in consultation with the individual, assigned a weight to each goal that was measured in proportion to how that goal corresponded to the importance of the business objective involved. These goals and assigned weightings were submitted to the Compensation Committee for its review at the beginning of each semi-annual period. At the end of each semi-annual period, each executive officer prepared a self-assessment of his or her level of achievement of each goal on a scale of 0% to 150%. Our Chief Executive Officer then reviewed with such executive officer his or her performance for the period and then determined his or her level of achievement for each goal on the same scale. Based on our Chief Executive Officer’s determination of the level of goal achievement, he then recommended to the Compensation Committee an Individual Performance multiplier, on a scale of 0% to 150%, for each executive officer. After reviewing our Chief Executive Officer’s semi-annual assessment and recommendation, the Compensation Committee determined and approved the multiplier and semi-annual payout for each executive officer.
For our Chief Executive Officer, the Compensation Committee, in consultation with him, determined each of his goals, which were measured in proportion to the importance of that goal to our business. At the end of the annual period, the Chief Executive Officer prepared a self-assessment of his level of achievement of each goal on the same 0%-to-150% scale and submit this self-assessment to the Compensation Committee. After reviewing the self-assessment and making its own evaluation of the Chief Executive Officer’s performance, the Compensation Committee discussed its recommendation for the Chief Executive Officer’s multiplier and annual payout with the independent members of the Board outside the presence of the Chief Executive Officer. The Compensation Committee then determined and approved the Chief Executive Officer’s payout amount. In assessing the Chief Executive Officer’s achievements and approving his compensation, the Compensation Committee and independent members of the Board considered his achievements within a broader set of expectations including strategic leadership, organizational quality and effectiveness, management abilities and responsiveness to economic conditions.
The Individual Performance Component, which was weighted 25%, was paid annually for Mr. Gavrielov and semi-annually for each of our other executive officers in fiscal 2018. A summary of each named executive officer’s individual performance goals is set forth in the footnotes to the table below titled “Named Executive Officer Annual Cash Incentive Payment for Fiscal 2018.”
Payment Calculations for Executive Officers
Under the 2018 Incentive Plan, annual cash incentive payments were calculated slightly differently for our Chief Executive Officer compared to our other executive officers, given that the Individual Performance Component was determined on an annual basis for the Chief Executive Officer and on a semi-annual basis for all other executive officers.

Annual Cash Incentive Payment for Chief Executive Officer. The calculation to determine the annual cash incentive payment for our Chief Executive Officer was as follows:
Annual Cash Incentive Payments for Other Executive Officers. The calculation to determine the annual cash incentive payments for our named executive officers, other than the Chief Executive Officer, was as follows:
Named Executive Officer (Other than CEO) Cash Incentive Calculation

Annual Cash Incentive Payments for Fiscal 2018
We met the operating profit objective in the first half of the year, resulting in a 100% payment for the first half of the fiscal year under the Operating Profit Component, and we exceeded the operating profit objective in the second half of the year, resulting in a 110% payment for the second half of the fiscal year under the Operating Profit Component.
Payouts to our named executive officers (other than Messrs. Peng and Gavrielov) under the Individual Performance Component for the first half of the fiscal year ranged from 100% to 114% of target. In the second half of the fiscal year, the payouts to our named executive officers (other than Messrs. Peng and Gavrielov) under the Individual Performance Component ranged from 98% to 113% of target.

Mr. Peng, who became Chief Executive Officer during fiscal 2018, received a payment that was 110% of target for the first half of the year in his capacity as our Chief Operating Officer and a payment that was 120% of target for the second half of the year both in his capacity as Chief Operating Officer and, commencing January 29, 2018, as Chief Executive Officer. The payment to Mr. Gavrielov under the Individual Performance Component was 117% of target.
We exceeded the revenue growth objective for fiscal 2018, resulting in a 140% payment for the fiscal year under the Growth Component.
The target and actual annual cash incentive payments for fiscal 2018 for our named executive officers, based on their achievement against our financial goals and their individual performance goals, were as follows:
Named Executive Officer Incentive Cash Awards for Fiscal 2018

				Cash Incentive Actually Paid ($)
Named Executive Officer	Annual Base Salary (1) ($)	Target Annual Cash Incentive (as a percentage of base salary)	Target Annual Cash Incentive Payment ($)	First Half Financial Metrics (2) ($)	First Half Individual Performance ($)		Second Half Financial Metrics (3) ($)	Second Half Individual Performance ($)		Actual Annual Cash Incentive Payment ($)
Victor Peng	576,731	123	706,901	110,688	86,969	(4)	546,264	117,195	(5)	861,116
Lorenzo A. Flores	415,417	80	332,334	57,050	40,750	(6)	251,300	41,487	(7)	390,587
Vincent L. Tong	436,250	100	436,250	75,688	61,631	(8)	329,000	60,500	(9)	526,819
Emre Önder	213,192	80	170,554	11,394	8,138	(10)	148,640	38,985	(11)	207,157
William Madden	398,750	80	319,000	55,650	39,750	(12)	240,240	40,000	(13)	375,640
Moshe N. Gavrielov	669,744	150	1,004,616	210,000	—		718,362	251,154	(14)	1,179,516
Steven L. Glaser	172,500	80	138,000	48,300	37,950	(15)	—	—	(16)	86,250

(1)
Represents the actual base salaries earned during fiscal 2018. For purposes of determining cash incentive payouts, salaries are split between the first half and the second half of fiscal 2018 as follows: Mr. Peng - 1H: $275,000, 2H: $301,731; Mr. Flores - 1H: $203,750, 2H: $211,667; Mr. Tong - 1H: $216,250, 2H: $220,000; Mr. Önder - 1H: $40,692, 2H: $172,500; Mr. Madden - 1H: $198,750, 2H: $200,000; and Mr. Gavrielov - 1H: $400,000, 2H: $269,744. Messrs. Gavrielov and Glaser earned salaries through only a portion of fiscal 2018. Mr. Glaser resigned as Senior Vice President, Corporate Strategy and Marketing effective January 5, 2018 and, therefore, was not eligible to receive a cash incentive payment for the second half of fiscal 2018. For purposes of this table, only his first half salary and target incentive payment are shown.

(2)
The first-half financial metric included only the Operating Profit Component, which was scored at 32% and resulted in a multiplier of 100%. For more information on the Operating Profit Component, see the section above titled “Performance Components—Operating Profit Component,” and for more information on the calculation of the annual cash incentive payments for the first half of fiscal 2018, see the section above titled “Payment Calculations for Executive Officers.”

(3)
The second-half financial metric included both the Operating Profit Component and Growth Component. The Operating Profit Component for the second half was scored at 34% and resulted in a multiplier of 110%. The Growth Component multiplier was 140%, as we exceeded our target year-over-year revenue growth in fiscal 2018. For more information on the Operating Profit Component and Growth Components, see the sections above titled “Performance Components—Operating Profit Component” and “Performance Components—Growth Component.” For more information on the calculation of annual cash incentive payments for the second half of fiscal 2018, see the section above titled “Payment Calculations for Executive Officers.”

(4)
Represents the actual cash incentive paid to Mr. Peng for the first half of fiscal 2018 based on achievement against his specific individual performance goals. For the first half of fiscal 2018, Mr. Peng earned 110% of his target annual cash incentive attributable to the Individual Performance Component based on: (1) achievement of business strategy goals; (2) achievement of gross margin and cost goals; (3) achievement of goals relating to product development, engineering and quality; (4) achievement of goals relating to strategic engagements, platform and IP ecosystem development and new products; (5) completion of certain product quality goals; and (6) progress in areas relating to corporate leadership.

(5)
Represents the actual cash incentive paid to Mr. Peng for the second half of fiscal 2018 based on achievement against his specific individual performance goals. For the second half of fiscal 2018, Mr. Peng earned 120% of his target annual cash incentive attributable to the Individual Performance Component based on: (1) achievement of business strategy goals; (2) achievement of gross margin and cost goals; (3) progress in areas relating to corporate leadership; (4) achievement of goals relating to product development, engineering and quality; (5) achievement of sales goals; and (6) achievement of goals relating to succession planning.

(6)
Represents the actual cash incentive paid to Mr. Flores for the first half of fiscal 2018 based on achievement against his specific individual performance goals. For the first half of fiscal 2018, Mr. Flores earned 100% of his target annual cash incentive attributable to the Individual Performance Component based on: (1) driving efforts on gross margin improvements; (2) completion of key strategic initiatives to improve profitability; (3) completion of goals to improve controls, compliance and processes; and (4) achievement of goals relating to people development.

(7)
Represents the actual cash incentive paid to Mr. Flores for the second half of fiscal 2018 based on achievement against his specific individual performance goals. For the second half of fiscal 2018, Mr. Flores earned 98% of his target annual cash incentive attributable to the Individual Performance Component based on: (1) driving efforts on gross margin improvements; (2) completion of key strategic initiatives to improve profitability; (3) completion of goals to improve controls, compliance and processes; and (4) achievement of goals relating to people development.

(8)
Represents the actual cash incentive paid to Mr. Tong for the first half of fiscal 2018 based on achievement against his specific individual performance goals. For the first half of fiscal 2018, Mr. Tong earned 114% of his target annual cash incentive attributable to the Individual Performance Component based on achievement of certain goals relating to: (1) overall product quality; (2) reducing delinquency; (3) production ramp timeliness and quality; (4) cycle time and inventory reduction; (5) production and quality; and (6) cross-functional teamwork to align strategic goals.

(9)
Represents the actual cash incentive paid to Mr. Tong for the second half of fiscal 2018 based on achievement against his specific individual performance goals. For the second half of fiscal 2018, Mr. Tong earned 110% of his target annual cash incentive attributable to the Individual Performance Component based on: (1) achievement of goals relating to strategic realignments in the datacenter market; (2) achievement of goals relating to new market and product initiatives; (3) driving efforts on gross margin improvements; (4) overall product quality; and (5) reducing delinquency.

(10)
Represents the actual cash incentive paid to Mr. Önder for the first half of fiscal 2018 based on achievement against his specific individual performance goals. For the first half of fiscal 2018, Mr. Önder earned 100% of his target annual cash incentive attributable to the Individual Performance Component based on: (1) completion of a successful transition into a leadership role in product and vertical marketing (PVM); (2) Board communication; (3) achievement of certain goals relating to control of operating expenses; and (4) completion of an assessment of PVM organization and processes.

(11)
Represents the actual cash incentive paid to Mr. Önder for the second half of fiscal 2018 based on achievement against his specific individual performance goals. For the second half of fiscal 2018, Mr. Önder earned 113% of his target annual cash incentive attributable to the Individual Performance Component based on: (1) achievement of goals relating to total revenue; (2) driving efforts on gross margin improvements; (3) achievement of goals relating to PVM organizational efficiency and deliverables; and (4) achievement of strategic and operational goals.

(12)
Represents the actual cash incentive paid to Mr. Madden for the first half of fiscal 2018 based on achievement against his specific individual performance goals. For the first half of fiscal 2018, Mr. Madden earned 100% of his target annual cash incentive attributable to the Individual Performance Component based on: (1) cross-functional teamwork to align strategic goals; (2) achievement of goals relating to product planning for UltraScale+ and deployment of RFSOC products; (3) delivery of device models in support of Vivado and software defined solutions; (4) completion of UltraScale+ product roadmap and deliverables; and (5) meeting delivery timelines and milestones associated with ACAP tape out.

(13)
Represents the actual cash incentive paid to Mr. Madden for the second half of fiscal 2018 based on achievement against his specific individual performance goals. For the second half of fiscal 2018, Mr. Madden earned 100% of his target annual cash incentive attributable to the Individual Performance Component based on: (1) achievement of strategic goals relating to datacenter, machine learning and ACAP; (2) development of ACAP, silicon and IP and software solutions; (3) meeting delivery timelines and milestones associated with ACAP tape out; and (4) planning and execution of boards strategy, RFSOC product solutions deliverables and technology roadmap for future products.

(14)
Represents the actual cash incentive paid to Mr. Gavrielov for fiscal 2018 based on achievement against his specific individual performance goals. Mr. Gavrielov’s goals for fiscal 2018 were as follows: (1) achievement of certain operational and quality goals, including product development, product delivery, product mix, and gross margin goals; (2) achievement of strategic product and portfolio goals; and (3) attainment of leadership effectiveness goals, including responsiveness to market demands (external leadership), creating a performance-based culture (internal leadership) and working with the Board to facilitate and evaluate an effective CEO transition plan. Although Mr. Gavrielov retired prior to the end of fiscal 2018, pursuant to the terms of his employment agreement he was entitled to the full amount of his target annual cash incentive attributable to the Individual Performance Component.

(15)
Represents the actual cash incentive paid to Mr. Glaser for the first half of fiscal 2018 based on achievement against his specific individual performance goals. For the first half of fiscal 2018, Mr. Glaser earned 110% of his target annual cash incentive attributable to the Individual Performance Component based on achievement of goals relating to: (1) support for strategic initiatives; (2) product and segment marketing and demand creation; (3) scalability and design leadership; (4) corporate, investor and employee marketing and communications; and (5) strategic market development and segment market research support.

(16)
Mr. Glaser resigned as Senior Vice President, Corporate Strategy and Marketing effective January 5, 2018 and, therefore, was not eligible to receive a cash incentive payment for the second half of fiscal 2018.

Long-Term Equity Incentive Compensation
The Compensation Committee regularly monitors the environment in which we operate and reviews and makes changes to our long-term equity incentive compensation program as necessary to help us meet our goals, including generating long-term stockholder value and attracting, motivating and retaining talent. In fiscal 2018, the Compensation Committee granted long-term equity incentive compensation to our executive officers primarily in the form of performance-based RSU awards, while granting additional time-based RSUs to certain executive officers to address specific compensation requirements, as discussed below.
Fiscal 2018 Performance-Based RSU Awards
The Compensation Committee believes that performance-based RSU awards focus our executive officers’ attention on the key drivers of long-term value creation and serve as a retention tool through a three-year vesting schedule. In addition, because they represent outright stock grants rather than options that require payment for the underlying stock, RSU awards allow us to issue fewer shares of common stock, thereby reducing dilution to our stockholders.
The target value of each performance-based RSU award granted to our executive officers during the Focal Review Period was determined by the Compensation Committee based on performance, internal parity for executive officers at certain levels, a review of compensation peer group data, the pay mix between cash and equity compensation, the Compensation Committee’s assessment of the retention value of existing and new equity awards and the recommendations of Mr. Gavrielov, our then-Chief Executive Officer (except with respect to his own equity award). Mr. Gavrielov received the largest performance-based RSU award based on his overall responsibility for our performance and success. In addition, further differentiation was made among our executive officers based on the Compensation Committee’s review of the competitive market data for the compensation peer group for their respective positions and its assessment of each individual’s potential future contributions to Xilinx.
The shares subject to the performance-based RSU awards were to be earned based on our achievement of pre-established financial and operational goals over a one-year performance period corresponding with our fiscal year. The number of earned shares could increase with over-achievement of the applicable performance goals, to an aggregate maximum of 185% of the target number of shares subject to the awards, or could decrease for under-achievement of the performance goals, with the possibility of no shares being earned. Once the number of earned shares is determined, they vest in three equal annual installments, commencing on the first anniversary of the date of grant.
The four performance components applicable to the fiscal 2018 performance-based RSU awards were:
▪28nm revenue, combined with total revenue, weighted at 40% (the 28nm Revenue Component);
▪20nm and 16nm revenue, combined with total revenue, weighted at 30% (the 20nm/16nm Revenue Component);
▪technology leadership, weighted at 20% (the Technology Component); and
▪quality leadership, weighted at 10% (the Quality Component).
The 28nm Revenue Component and the 20nm/16nm Revenue Component each involved performance levels that required attainment of both a specific amount of revenue associated with the product line and a specific amount of overall total revenue for fiscal 2018. The incentive payout level attributable to each product was the highest level for which both the product revenue and the total revenue associated with that percentage were achieved; if, for example, we achieved product revenue associated with a certain payout level and total revenue associated with a lower level, the lower level would apply.
The four performance components operated as follows:
28nm Revenue Component. The 28nm Revenue Component was designed to measure and reward achievement of certain revenue levels for our 28nm products identified by the Compensation Committee. The 28nm Revenue Component was selected as a metric because of its importance to our technology and product strategy. The 28nm Revenue Component was weighted at 40%.
The 28nm Revenue Component was subject to a revenue threshold requirement and a multiplier that increased to up to 200% depending on the revenue attainment for our 28nm products and our overall total revenue for fiscal 2018. In fiscal 2018, the 28nm Revenue Component threshold was $870 million, and any product revenue level below this threshold would result in a payout multiplier of 0%. At the target product revenue level of $910 million and total revenue of $2.505 million, the 28nm Revenue Component payout multiplier was 100%. Then, at product revenue of $1,060 million and total revenue of $2.550 million, the 28nm Revenue Component multiplier was 200%. For fiscal 2018, we achieved $890 million in product revenue for the 28nm Revenue Component, and thus the multiplier for this component was 60%.
20nm/16nm Revenue Component. The 20nm/16nm Revenue Component was designed to measure and reward achievement of certain combined revenue levels for our 20nm and 16nm products identified by the Compensation Committee. The 20nm/16nm Revenue Component was selected as a metric because of its importance to our technology and product strategy. The 20nm/16nm Revenue Component was weighted at 30%.
The 20nm/16nm Revenue Component was subject to a revenue threshold requirement and a multiplier that increased to up to 200% depending on the revenue attainment for our 20nm and 16nm products and our overall total revenue for fiscal 2018. In fiscal 2018, the 20nm/16nm Revenue Component threshold was $330 million, and any product revenue level below this threshold resulted in no shares being earned. At the target product revenue level of $410 million and total revenue of $2.505 million, the 20nm/16nm Revenue Component payout multiplier was 100%. Then, at product revenue of $560 million and total revenue of $2.550 million, the 20nm/16nm Revenue Component multiplier was 200%. For fiscal 2018, we achieved $486 million in product revenue for the 20nm/16nm Revenue Component, and thus the multiplier for this component was 150%.
Technology Component. The Technology Component was designed to measure and reward significant achievements in our technology roadmap. The Technology Component measured a number of factors in assessing our competitiveness and status of leadership across our entire portfolio of products. Such factors included use of power, process node achievements, integration, product cost efficiency, performance of high speed transceiver technology and ease of use of software. We evaluated the Company’s performance according to a scale that reflected the targeted outcome and the range of outcomes we considered achievable and assigned a numeric score based on this evaluation. The Technology Component score was subject to a minimum threshold, at which the multiplier was 20%, up to a maximum multiplier of 150% of the target number of shares. If the performance score was below the minimum, no shares would be earned. The Technology Component was weighted at 20%. In fiscal 2018, we exceeded our target for the Technology Component by an amount that resulted in a multiplier of 150%.
Quality Component. The Quality Component was designed to measure and reward significant achievements in the quality of our products. The Quality Component was measured by both customer experience and internal quality systems monitoring. We evaluated the Company’s performance according to a scale that reflected the targeted outcome and the range of outcomes we considered achievable and assigned a numeric score based on this evaluation. The Quality Component score was subject to a minimum threshold, at which the multiplier was 20%, up to a maximum multiplier of 150% of the target number of shares. If the performance score was below the minimum, no shares would be earned. The Quality Component was weighted at 10%. For fiscal 2018, we exceeded our target for the Quality Component by an amount that resulted in a multiplier of 150%.
In May 2017, the Compensation Committee determined the target award value of the performance-based RSUs granted to each our executive officers for fiscal 2018. The target share amount subject to each award was subsequently determined based on the target award value divided by the average closing price of our common stock during the three-month period from April 3, 2017 to June 30, 2017, and then rounded up to the nearest 500 units. For fiscal 2018, the tentative total award value of the performance-based RSU awards granted effective July 3, 2017 for each of our named executive officers was as follows:

Named Executive Officer Fiscal 2018 Tentative Total Award Values

Named Executive Officer	Tentative Total Award Value ($)
Victor Peng	1,600,000
Lorenzo A. Flores	900,000
Vincent L. Tong	1,250,000
Emre Önder (1)	—
William Madden	900,000
Moshe N. Gavrielov	5,400,000
Steven L. Glaser	900,000
(1) Mr. Önder joined the Company in August 2017 and thus was not eligible to receive a performance-based RSU during fiscal 2018.
The average closing price of our common stock from April 3, 2017 to June 30, 2017, was $63.11 per share.
In May 2018, the Compensation Committee reviewed and analyzed the data on achievement of the four performance components for fiscal 2018 and determined the total number of shares of our common stock earned and to be issued pursuant to each award. The number of shares earned under each performance-based RSU award will vest in three equal annual installments, beginning on the anniversary of the date of grant, which is July 3 of each of 2018, 2019 and 2020.
The following table sets forth the long-term incentive compensation performance goals, their percentage weightings and achievements, as well as the total multiplier for fiscal 2018:
Long-Term Equity Incentive Performance Goals for Fiscal 2018

Metric	Weight	Achievement	Multiplier
28nm Revenue	40%	60%	24%
20nm/16nm Revenue	30%	150%	45%
Technology Leadership	20%	150%	30%
Quality Leadership	10%	150%	15%
Total			114%
The following table sets forth the target and actual number of shares of our common stock awarded to each of our named executive officers in fiscal 2018 with respect to their performance-based RSU awards, based on the considerations described above:
Named Executive Officer Fiscal 2018 Performance-Based RSU Awards

Name	Shares Subject to Performance-Based RSU Award (Target) (1)	Shares Subject to Performance-Based RSU Award (Actual) (2)
Victor Peng	25,500	29,070
Lorenzo A. Flores	14,500	16,530
Vincent L. Tong	20,000	22,800
Emre Önder	—	—
William Madden	14,500	16,530
Moshe N. Gavrielov	86,000	98,040
Steven L. Glaser (3)	14,500	—

(1)
This column represents the number of shares of common stock subject to the performance-based RSU awards for fiscal 2018 based on achievement of the performance goals at 100% of target. Actual earned shares for fiscal 2018 may range from 0% to 185% of target depending on the level of performance.

(2)	This column represents the actual number of shares of our common stock subject to the performance-based RSU awards earned based a multiplier for performance achievement of 114%.

(3)
Mr. Glaser resigned as Senior Vice President, Corporate Strategy and Marketing effective January 5, 2018, and, therefore, was not eligible to earn any shares of our common stock pursuant to his performance-based RSU award for fiscal 2018.

Fiscal 2018 Time-Based RSU Awards
During fiscal 2018, the Compensation Committee granted time-based RSU awards to Mr. Peng in the amount of 14,500 shares (based on an award value of $1 million) in connection with his appointment as President and Chief Executive Officer, to Mr. Gavrielov in the amount of 159,000 shares (based on an award value of $10 million) in connection with the amendment and restatement of his employment agreement and to Mr. Önder in the amount of 19,286 shares (based on an award value of $1.25 million) in connection with his appointment as our Senior Vice President, Product and Vertical Marketing. The awards granted to Messrs. Peng and Önder vest in four equal annual installments. Half of the award granted to Mr. Gavrielov was to vest in three equal annual installments, beginning on the second anniversary of the date of grant, and the other half was to vest in three equal annual installments, beginning on the third anniversary of the date of grant. Mr. Gavrielov’s award was granted in connection with the adoption of a multi-year succession plan and was intended to provide an incentive for Mr. Gavrielov to remain with the Company during the full succession period. The vesting of Mr. Gavrielov’s award was accelerated in connection with the transition to Mr. Peng as Chief Executive Officer. For more information, see the section above titled “Key Management Changes During Fiscal 2018.”
Generally Available Benefit Plans
We maintain generally available benefit programs in which our executive officers may participate. Under our employee stock purchase plan, generally all employees are able to purchase shares of our common stock through payroll deductions at a discounted price. We also maintain a tax-qualified 401(k) Plan for employees in the U.S., which provides for broad-based employee participation. Under the 401(k) Plan, we match up to 50% of an employee’s first 8% of compensation that the employee contributes to his or her 401(k) account, up to a maximum per calendar year of $4,500 per employee. We also provide a “true-up” for participants who did not receive their maximum matching contribution during a 401(k) plan year as a result of meeting their contribution limits early in the year. We make matching contributions to help attract and retain employees, and to provide an additional incentive for our employees to save for their retirement in a tax-favored manner. We do not maintain any guaranteed pension plan or other defined benefit plan.
We also offer a number of other benefits to our executive officers pursuant to benefits programs that provide for broad-based employee participation which includes medical, dental and vision insurance, disability insurance, various other insurance programs, health and dependent care flexible spending accounts, educational assistance, employee assistance and certain other benefits. The terms of these benefits are essentially the same for all eligible employees.
Deferred Compensation Plan
We maintain an unfunded, nonqualified deferred compensation plan which allows eligible participants, including our executive officers and members of the Board, to voluntarily defer receipt of a portion or all of their base salary, annual cash incentive payment or director fees, as the case may be, until the date or dates elected by the participants, thereby allowing the participating employees and directors to defer taxation on such amounts. We do not maintain a “SERP” or similar defined benefit deferred compensation plan for any of our employees. For more information about this plan, see the section below entitled “Nonqualified Deferred Compensation Plan.”
Perquisites and Other Personal Benefits
We generally do not provide perquisites or other personal benefits to our executive officers except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make him or her more efficient and effective and for recruitment and retention purposes. For example, we provide Mr. Tong certain benefits in connection with his role as the executive leader for the Asia Pacific region, as described in footnote 8 to the Summary Compensation Table.
Consistent with our compensation philosophy, we intend to continue to maintain market-competitive benefits for all employees, including our executive officers, provided that the Compensation Committee may revise, amend or augment an executive officer’s benefits or perquisites if it deems it advisable in order to remain competitive with comparable companies or retain an individual whose services are critical to us. We believe the benefits we offer are currently at competitive levels with comparable companies.
Employment and Severance Arrangements
We have entered into an employment agreement with Mr. Peng, our Chief Executive Officer. This agreement governs the terms of his compensation and, in addition, provides for certain payments and benefits in the event of certain qualifying terminations of employment, including a termination of employment in connection with a change in control of the Company. The terms of Mr. Peng’s employment agreement are discussed in greater detail below under “Potential Payments Upon Termination or Change in Control.”

In filling each of our executive positions, we have recognized the need to develop competitive compensation packages to attract qualified candidates in a dynamic labor market. At the same time, in formulating these compensation packages, we have been sensitive to the need to integrate new executive officers into the executive compensation structure that we were seeking to develop, balancing both competitive and internal equity considerations. Each of these arrangements provides for “at will” employment.
We have approved post-employment compensation arrangements for each of our executive officers. We believe that having in place reasonable and competitive post-employment compensation arrangements are essential to attracting and retaining highly-qualified executive officers. These arrangements are designed to provide reasonable compensation to executive officers who leave our employ under certain circumstances to facilitate their transition to new employment. Further, in some instances we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.
The Compensation Committee does not consider the specific amounts payable under our post-employment compensation arrangements when establishing annual compensation. We do believe, however, that these arrangements are necessary to offer compensation packages that are competitive.
We believe that these arrangements are designed to align the interests of our executive officers and our stockholders when considering our long-term future. The primary purpose of these arrangements is to keep our most senior executive officers focused on pursuing all corporate transaction activity that is in the best interests of our stockholders regardless of whether those transactions may result in their own job loss. Reasonable post-acquisition payments and benefits should serve the interests of both the executive officer and our stockholders.
All payments and benefits in the event of a change in control of the Company are payable only if there is a subsequent qualifying loss of employment by a named executive officer (commonly referred to as a “double-trigger” arrangement). In the case of the acceleration of vesting of outstanding equity awards, we use this double-trigger arrangement to protect against the loss of retention value following a change in control of the Company and to avoid windfalls, both of which could occur if vesting of either equity or cash-based awards accelerated automatically as a result of the transaction.
Historically, we have avoided the use of excise tax payments (or “gross-ups”) relating to a change in control of the Company and have no such obligations in place with respect to any of our named executive officers. Consistent with our historical practice, we intend to continue to refrain from providing excise tax payments relating to a change in control of the Company.
For detailed descriptions of the post-employment compensation arrangements we maintained with our named executive officers for fiscal 2018, as well as an estimate of the potential payments and benefits payable under these arrangements, see the section below titled “Potential Payments Upon Termination or Change in Control.”
Equity Award Grant Guidelines
We have adopted written procedures for the grant of equity awards. With respect to grants to executive officers and other employees,the Compensation Committee reserves the authority to make grants at such time and with such terms as it deems appropriate in its discretion, subject to the terms of our 2007 Equity Plan. The 2007 Equity Plan requires that all awards be subject to either time-based vesting (with no portion of the award vesting earlier than one year after the date of grant) or performance-based vesting. Generally, grants of equity awards are made to our executive officers based on and in connection with the annual review during the Focal Review Period.
The Compensation Committee determines individual grants to each executive officer based on a variety of factors that it determines to be relevant and appropriate at the time of grant. These factors typically have included the size and value of unvested equity awards held by the executive officer, his or her job performance, skill set, prior experience and time in the position, as well as external market data, internal equity, pressures to attract and retain talent, dilutive effect of grant size and business conditions. The Compensation Committee also periodically grants equity awards at its scheduled meetings or by unanimous written consent for new hires and promotions. Grants approved during scheduled meetings become effective and are priced as of the date of approval or a pre-determined future date. Grants approved by unanimous written consent become effective and are priced as of the date the last signature is obtained or a predetermined future date.
We have not granted, nor do we intend in the future to grant, equity awards to executive officers in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement. Similarly, the Compensation Committee has not timed, nor does it intend in the future to time, the release of material non-public information based on equity grant dates. In any event, because equity compensation awards typically vest over three or four-year periods, the effect of any immediate increase in the price of our common stock following grant is minimal.
The Board has delegated to our Chief Executive Officer and Chief Financial Officer limited authority to approve equity award grants to non-officer employees pursuant to the terms of our 2007 Equity Plan, and subject to the provisions of pre-determined guidelines. Specifically, with respect to non-officer employees, our annual focal awards will be granted on or about the first business day of our second fiscal quarter of each year, and other equity awards will generally be granted on the 10th day of the month, or if our stock is not traded on such date, the first business day thereafter when our stock is traded. The Compensation Committee is responsible for determining and granting all equity awards to executive officers.
Under our 2007 Equity Plan, the exercise price of options and stock appreciation rights may not be less than 100% of the closing price of the shares of our common stock underlying such options and stock appreciation rights on the date of grant.
Other Compensation Policies
Stock Ownership Guidelines
We have adopted stock ownership guidelines for our executive officers to align more closely their interests with those of our stockholders. Under these guidelines:

▪	our Chief Executive Officer is required to own shares of our stock having a value of at least $4.5 million;

▪	executive vice presidents are required to own shares of our common stock having a value of at least $1.0 million;

▪	senior vice presidents who are executive officers for purposes of Section 16 of the Exchange Act are required to own shares of our common stock having a value of at least $750,000; and

▪	corporate vice presidents who are executive officers for purposes of Section 16 are required to own shares of our common stock having a value of at least $500,000.
In addition, all such executive officers must retain the following shares until their respective stock ownership requirements are met:

▪	50% of the shares delivered from time-based RSU awards granted beginning in July 2011; and

▪
45% of the shares delivered from performance-based RSU awards granted beginning in July 2013 (prior to fiscal 2014, we did not have any holding requirements on performance-based RSU awards; we only had holding requirements on time-based RSU awards that vested 100% after three years).

Clawback Policy
The Board has adopted a policy for seeking the return (“clawback”) from our executive officers of compensation to the extent such amounts were paid due to financial results that later had to be restated, subject to the terms described below. The policy provides that to the extent the Board, or any committee thereof, and the Company determine appropriate, we may require reimbursement of all or a portion of any bonus, incentive payment, commission, equity-based award or other compensation granted to and received by or for an executive officer beginning in fiscal 2009, where:

▪	the compensation was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of financial statements filed with the SEC;

▪	the Board (or a committee thereof) determines that the executive officer engaged in intentional misconduct that was directly responsible for the substantial restatement; and

▪	a reduced amount of compensation would have been paid to the executive officer based upon the restated financial results.
We intend for such policy to comply with the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 pertaining to the recovery of executive compensation once the SEC adopts final rules implementing this provision.
Policy Against Hedging and Pledging Transactions
All employees, including our executive officers, are subject to our Insider Trading Policy. Our Insider Trading Policy prohibits any employee from hedging, engaging in short sales or entering into any transaction, investment or arrangement that is intended or may be expected to increase in value if the market value of our common stock falls (such as buying “put” options). In addition, our Insider Trading Policy prohibits any employee, including any executive officer, from holding shares of our common stock in a margin account or pledging shares of our common stock.
Trading Plans
We have a corporate policy regarding Exchange Act Rule 10b5-1 trading plans, pursuant to which key terms of the 10b5-1 trading plans adopted by any of our executive officers or members of the Board are disclosed on our website at www.investor.xilinx.com.

Tax and Accounting Treatment of Compensation
In designing and approving our executive compensation program, the Compensation Committee considers, but does not place great emphasis on, the anticipated accounting and tax treatment of our compensation arrangements. Among other factors that receive greater consideration are the net costs to us and our ability to effectively administer our executive compensation program in the short-term and long-term interests of our stockholders. The Compensation Committee seeks to maintain flexibility and judgment in compensating our executive officers in a manner designed to promote varying corporate goals and therefore has not adopted a policy with respect to the accounting or tax treatment of compensation.
Deduction Limit
Generally, Section 162(m) of the Internal Revenue Code disallows a federal income tax deduction for public corporations with respect to remuneration in excess of $1 million paid in any fiscal year to certain specified executive officers. For taxable years beginning before January 1, 2018, (i) these executive officers consisted of a public corporation’s chief executive officer and up to three other executive officers (other than the chief financial officer) whose compensation is required to be disclosed to stockholders under the Exchange Act because they are our most highly-compensated executive officers, and (ii) qualifying “performance-based compensation” was not subject to this deduction limit if specified requirements were met.
Pursuant to the Tax Cuts and Jobs Act of 2017, which was signed into law on December 22, 2017 (the Tax Act), for taxable years beginning after December 31, 2017, the remuneration of a public corporation’s chief financial officer is also subject to the deduction limit. In addition, subject to certain transition rules (which apply to remuneration provided pursuant to written binding contracts that were in effect on November 2, 2017 and are not subsequently modified in any material respect), for taxable years beginning after December 31, 2017, the exemption from the deduction limit for “performance-based compensation” is no longer available. Consequently, for fiscal years beginning after December 31, 2017, no remuneration in excess of $1 million paid to a specified executive will be deductible (unless paid pursuant to an arrangement in effect on November 2, 2017).
In designing our executive compensation program and determining the compensation of our executive officers, the Compensation Committee considers a variety of factors, including the potential impact of the Section 162(m) deduction limit. However, the Compensation Committee will not necessarily limit executive compensation to that which is or may be deductible under Section 162(m). The deductibility of some types of compensation depends upon the timing of an executive officer’s vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax law and other factors beyond the Compensation Committee’s control also affect the deductibility of compensation.
To maintain flexibility to compensate our executive officers in a manner designed to promote our short-term and long-term corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible. The Compensation Committee believes that our stockholders’ interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expense. From time to time, the Compensation Committee may approve compensation for our named executive officers that is not deductible when it believes that such compensation is consistent with the goals of our executive compensation program and is in the best interests of the Company and our stockholders.
Accounting Considerations
We account for the equity awards granted to our employees, including executive officers, and the non-employee members of the Board in accordance with FASB ASC Topic 718, which requires us to estimate and record expense for each award of equity compensation over the service period of the award.
Compensation-Related Risks
The Compensation Committee considers potential risks when reviewing and approving our executive and general employee compensation programs. The Compensation Committee, in cooperation with management, has reviewed our existing compensation programs and believes that the mix and design of the elements of such programs does not encourage management to assume excessive risks and accordingly are not reasonably likely to have a material adverse effect on the Company. Our programs have been balanced to focus on both short-term and long-term financial and operational performance through prudent business judgment and appropriate, measured risk-taking.
Our annual cash incentive plans are designed to reward financial and operational performance in areas we consider critical to our short-term and long-term success. The annual cash incentive plan for our executive officers is based on a combination of corporate financial performance and individualized strategic and operational goals. The financial performance component is based on multiple financial metrics that counterbalance each other, decreasing the likelihood that our executive officers will pursue any one metric to the detriment of overall financial performance. The Operating Profit Component is designed to reward improvements in our operating profit, and the Growth Component is designed to measure and reward increases in our revenue growth year over year. These metrics limit the likelihood that an executive officer may be rewarded for taking excessive risk on our behalf by, for example, seeking revenue-enhancing opportunities at the expense of profitability. In addition, there are caps on annual cash incentive payments in all the components of the annual cash incentive plan; for fiscal 2018, the Operating Profit Component and Growth Component multipliers were each capped at 200%, and the Individual Performance Component multiplier was capped at 150%. These limitations and caps eliminate the risk of compensation windfalls resulting from uncapped annual cash incentives.
The individual strategic and operational goals established at the beginning of the fiscal year for our Chief Executive Officer are reviewed and discussed with the Board and approved by the Compensation Committee, and the individual strategic and operational goals established at the beginning of the fiscal year for each of our other executive officers are reviewed and discussed with the Compensation Committee and approved by our Chief Executive Officer. Further, annual cash incentive payments for our executive officers are approved by the Compensation Committee. This multi-layer approval process in the goal-setting and payment approval process reduces the risk of improper awards.
The annual cash incentive plan for employees other than executive officers is based on our corporate financial performance using operating profit margin as the sole performance measure to fund the plan, and is comprised of two six-month performance periods. This measure is intended to align the interests of participating employees with enhancement of profitability. For each period, participating employees establish individual goals that support key company objectives and are assigned a bonus multiplier. They earn cash awards from the available incentive pool based on the extent of their goal achievement and the applicable multiplier. Individual bonus award opportunities are expressed as a percentage of an employee’s eligible earnings (ranging from 8% up to 30% of eligible earnings), and payments are capped at 150% of the employee’s bonus target for the applicable performance period. The modest size of the potential bonuses, the fact that bonuses are funded solely by actual financial performance, and the overall cap eliminate the risk of compensation windfalls resulting from uncapped annual cash incentives.
Our equity incentive program is designed to promote long-term performance. During fiscal 2018, our equity incentive program contained a mix of time-based RSU awards and performance-based RSU awards. Time-based RSU awards vest annually over a four-year vesting period. Performance-based RSU awards granted to our executive officers are earned over a one-year performance period, and the earned shares then vest in three equal annual installments, beginning on the first anniversary of the grant date.
As previously discussed, we have also adopted stock ownership guidelines that further align the interests of our executive officers and stockholders and promote long-term focus on our growth since these guidelines ensure that our executive officers retain the downside risk of stock ownership for an extended period of time. Therefore, the Compensation Committee believes that our equity incentive program does not encourage unnecessary or excessive risk taking by our executive officers since their equity awards are subject to long-term vesting schedules and the ultimate value of the awards is tied to the changes in value of our common stock. The stock ownership guidelines combined with our long-term vesting schedules help to ensure that our executive officers and other employees have significant value tied to long-term stock price performance.
The Board has also adopted a clawback policy (as described above) whereby we may seek a return from our executive officers of compensation to the extent such compensation was paid due to financial results that later had to be restated.
We have also adopted corporate policies to encourage diligence, prudent decision-making and oversight during the goal-setting and review process. The processes that are in place to manage and control risk include the following:

▪	The Compensation Committee approves the payment scale for the Operating Profit Component and Growth Component.

▪	The Compensation Committee sets the financial metrics at reasonable levels in light of past performance and market conditions.

▪	Payments under the annual cash incentive plan for our executive officers are subject to approval of the Compensation Committee.

▪	The Compensation Committee retains discretion in administering all awards and in determining performance achievement.
We have implemented a number of controls such as our Code of Conduct, our clawback policy and quarterly sub-certification process for all executive officers in order to mitigate the risk of unethical behavior.

Summary Compensation Table
The following table provides compensation information for the named executive officers:

Name and Position	Year	Salary (1) ($)	Bonus ($)	Stock Awards (2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation (3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation (4) ($)	Total ($)
Victor Peng (5)(6) President and Chief Executive Officer	2018	576,731	—	2,664,235	—	861,116	—	7,588	4,109,670
	2017	500,000	—	1,181,400	—	543,500	—	5,202	2,230,102
	2016	495,000	—	1,166,480	—	378,450	—	51,467	2,091,397
Lorenzo A. Flores (7) Executive Vice President and Chief Financial Officer	2018	415,417	—	917,270	—	390,587	—	4,817	1,728,091
	2017	389,760	—	1,181,400	—	316,116	—	5,250	1,892,526
Vincent L. Tong (8) Executive Vice President, Global Operations and Quality	2018	436,250	—	1,265,200	—	526,819	—	285,961	2,514,230
	2017	420,000	—	1,181,400	—	456,300	—	240,434	2,298,134
	2016	405,000	—	833,200	—	245,916	—	235,544	1,719,660
Emre Önder (9)(10) Senior Vice President, Product and Vertical Marketing	2018	213,192	150,000	1,248,190	—	207,157	—	75,570	1,894,109
William Madden (9) Senior Vice President, Hardware and Systems Product Development	2018	398,750	—	917,270	—	375,640	—	4,538	1,696,198
Moshe N. Gavrielov (11) Former President and Chief Executive Officer	2018	669,744	—	15,498,700	—	1,179,516	—	5,394,172	22,742,132
	2017	800,000	—	4,231,560	—	1,290,000	—	4,500	6,326,060
	2016	800,000	—	4,166,000	—	867,600	—	63,510	5,897,110
Steven L. Glaser (9)(12) Former Senior Vice President, Corporate Strategy and Marketing	2018	265,385	—	917,270	—	86,250	—	925,055	2,193,960

(1)
Amounts shown reflect salaries earned in the applicable fiscal year. In fiscal 2018, the Compensation Committee increased Mr. Peng’s annual base salary to $700,000 effective January 29, 2018 in connection with his promotion to President and Chief Executive Officer and Mr. Flores’ annual base salary to $440,000 effective February 1, 2018 in connection with his promotion from Senior Vice President to Executive Vice President, and also increased Mr. Tong’s annual base salary to $440,000 and Mr. Madden’s annual base salary to $400,000, effective July 1, 2018. Mr. Önder joined the Company in August 2017 at an annual base salary of $345,000. Mr. Gavrielov and Mr. Glaser left the Company in February 2018 and January 2018, respectively. This column includes the portion of salary deferred at the respective named executive officer’s election under the Company’s 401(k) Plan and/or nonqualified deferred compensation plan, as applicable.

(2)
Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown reflect the grant date fair value for stock awards as determined pursuant to FASB ASC Topic 718. The assumptions used to calculate the value of the awards are set forth in Note 6 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2017 filed with the SEC on May 15, 2018. These compensation costs as they relate to stock awards reflect costs associated with stock awards granted in fiscal 2018. For fiscal 2018, this includes the following number of performance-based RSUs based on achievement at 100% of target level performance: Mr. Peng, 25,500 shares; Messrs. Flores, Madden and Glaser, 14,500 shares each; Mr. Tong, 20,000 shares; and Mr. Gavrielov, 86,000 shares. The maximum number of performance-based RSUs that could be earned by these named executive officers based on achievement at 185% of target level performance is as follows: Mr. Peng, 47,175 shares; Messrs. Flores and Madden, 26,825 shares; Mr. Tong, 37,000 shares; and Mr. Gavrielov, 159,100 shares. Mr. Glaser’s RSUs terminated in connection with the termination of his employment before any of the RSUs granted to him in fiscal 2018 had vested. The amounts shown for fiscal 2018 also includes time-based RSUs for 14,500 shares granted to Mr. Peng in connection with his promotion to the position of President and Chief Executive Officer, 159,000 shares to Mr. Gavrielov in connection with the amendment and restatement of his employment agreement and 19,286 shares granted to Mr. Önder upon his joining the Company.

(3)
This column includes the portion of cash incentive bonus deferred at the respective named executive officer’s election under the Company’s 401(k) Plan and/or nonqualified deferred compensation plan, as applicable.

(4)	Except as otherwise noted, amounts in this column for fiscal 2018 represent the Company’s 401(k) matching contributions.

(5)
Mr. Peng became President and Chief Executive Officer in January 2018 after having served in a variety of other executive officer roles during fiscal years 2016 through 2018. The amount shown under All Other Compensation consists of (i) a 401(k) matching contribution of $5,088 paid by the Company and (ii) a matching charitable contribution of $2,500 on behalf of Mr. Peng.

(6)
The named executive officer participates in the Company’s nonqualified deferred compensation plan. For more information about this plan see the section below entitled “Nonqualified Deferred Compensation Plan.”

(7)	Mr. Flores first became a named executive officer in fiscal 2017.

(8)
In addition to Mr. Tong’s role as Executive Vice President, Global Operations and Quality, Mr. Tong currently serves as the Company’s executive leader for the Asia Pacific region. In this role, Mr. Tong’s charter is to expand the Company’s presence and accelerate business development in the region. In connection with his service in this role, the Company leases an apartment and automobile for Mr. Tong and reimburses certain costs incurred by Mr. Tong as a direct result of his work in the Asia Pacific region. Specifically, in connection with Mr. Tong’s Asia Pacific assignment, in fiscal 2018 the Company paid (i) $81,243 for the lease of an apartment and other housing-related expenses, (ii) $22,654 for the lease of an automobile and other transportation-related expenses, (iii) $57,631 for a cost of living allowance, (iv) $7,448 for home leave expenses, such as airfare and transportation and (v) $116,985 for foreign tax payments and tax-related services associated with his service abroad. These amounts are included under All Other Compensation.

(9)	This individual first became a named executive officer in fiscal 2018.

(10)
The amount shown under Bonus consists of a cash “sign-on” bonus paid to Mr. Önder upon his joining the Company. The amount shown under All Other Compensation for Mr. Önder consists of (i) $67,551 in reimbursement of expenses associated with relocation from Minnesota to San Jose, California, (ii) a matching contribution of $7,519 paid by the Company and (iii) a matching charitable contribution of $500 on behalf of Mr. Önder.

(11)
Mr. Gavrielov retired as President and Chief Executive Officer effective January 29, 2018, and his employment with the Company ended on February 1, 2018. The amount shown under All Other Compensation consists of (i) a lump sum severance payment of $2 million payable in August 2018, (ii) severance payments totaling $3 million payable in bi-weekly installments between August 2018 and August 2020, (iii) consulting fees totaling $333,333 earned by Mr. Gavrielov during fiscal 2018 following termination of his employment in February 2018, (iv) COBRA coverage in the amount of $26,883, (v) a 401(k) matching contribution of $3,956 paid by the Company and (vi) a charitable donation of $30,000 made in honor of Mr. Gavrielov.

(12)
Mr. Glaser resigned from the Company effective January 5, 2018. The amount shown under All Other Compensation consists of (i) a lump sum severance payment of $900,069, (ii) COBRA coverage in the amount of $22,875 and (iii) a 401(k) matching contribution of $2,111 paid by the Company.

Grants of Plan-Based Awards for Fiscal Year 2018
The following table provides information on equity and non-equity awards granted to our named executive officers during fiscal 2018:

	Type		Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value/ Incremental Fair Value of Stock and Option Awards (3) ($)
Name		Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Victor Peng	RSU	7/3/17	5/11/17	—	—	—	5,100	25,500	47,175	—	1,543,515
	RSU	2/1/18	1/4/18	—	—	—	—	—	—	14,500	1,002,675
	EIP	—	5/11/17	141,380	706,901	1,325,439	—	—	—	—	—
Lorenzo A. Flores	RSU	7/3/17	5/11/17	—	—	—	2,900	14,500	26,825	—	877,685
	EIP	—	5/11/17	66,467	332,334	623,126	—	—	—	—	—
Vincent L. Tong	RSU	7/3/17	5/11/17	—	—	—	4,000	20,000	37,000	—	1,210,600
	EIP	—	5/11/17	87,250	436,250	817,969	—	—	—	—	—
Emre Önder	RSU	9/11/17	7/20/17	—	—	—	—	—	—	19,286	1,182,810
	EIP	—	5/11/17	34,111	170,554	319,789	—	—	—	—	—
William Madden	RSU	7/3/17	5/11/17	—	—	—	2,900	14,500	26,825	—	877,685
	EIP	—	5/11/17	63,800	319,000	598,125	—	—	—	—	—
Moshe N. Gavrielov	RSU	7/3/17	5/11/17	—	—	—	—	—	—	79,500	4,629,285
	RSU	7/3/17	5/11/17	—	—	—	—	—	—	79,500	4,725,480
	RSU	7/3/17	5/11/17	—	—	—	17,200	86,000	159,100	—	5,205,580
	EIP	—	5/11/17	200,923	1,004,616	1,883,655	—	—	—	—	—
Steven L. Glaser	RSU	7/3/17	5/11/17	—	—	—	2,900	14,500	26,825	—	877,685
	EIP	—	5/11/17	27,600	138,000	258,750	—	—	—	—	—

(1)
Actual payouts have been made under the 2018 Incentive Plan, as disclosed in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.” The amount shown for Mr. Gavrielov is based on his base salary earned through February 1, 2018, the date when he left the Company. The amount shown for Mr. Glaser is based on his salary earned during the first half of fiscal 2018. Mr. Glaser resigned from the Company prior to the end of fiscal 2018 and, accordingly, was not eligible to receive a cash incentive payment based on performance during the second half of fiscal 2018.

(2)
Represents performance-based RSU awards granted in fiscal 2018, which became earned based on performance in fiscal 2018. These columns show the number of performance-based RSU awards that may become earned at threshold, target, and maximum levels of performance. In May 2018, the Compensation Committee determined the actual number of RSUs earned based on performance for fiscal 2018 was 114% of the number of target RSU shares listed for each named executive officer. These RSUs are subject to further time-based vesting, as described above under “EXECUTIVE COMPENSATION—Compensation Discussion and Analysis—Compensation Elements—Long-Term Equity Incentive Compensation—Performance-Based RSUs.” The awards were granted under our 2007 Equity Plan.

(3)
Amounts in this column represent the grant date fair value of RSUs granted in fiscal 2018 calculated in accordance with FASB ASC Topic 718. The assumptions used to calculate the value of the awards are set forth in Note 6 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2018 filed with the SEC on May 15, 2018.

Outstanding Equity Awards at Fiscal Year End 2018
The following table provides information on outstanding stock options and RSUs held by the named executive officers as of March 31, 2018:

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (1) (#)		Market Value of Shares or Units of Stock That Have Not Vested (2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Victor Peng	7/1/15	—	—	—	—	—	9,217		665,836	—	—
	7/5/16	—	—	—	—	—	25,741		1,859,530	—	—
	7/3/17	—	—	—	—	—	29,070		1,842,120	—	—
	2/1/18	—	—	—	—	—	14,500	(3)	1,047,480	—	—
Lorenzo A. Flores	7/1/15	—	—	—	—	—	4,444		321,035	—	—
	7/5/16	—	—	—	—	—	25,741		1,859,530	—	—
	7/3/17	—	—	—	—	—	16,530		1,194,127	—	—
William Madden	7/1/15	—	—	—	—	—	4,444		321,035	—	—
	7/5/16	—	—	—	—	—	12,637		912,897	—	—
	7/5/16	—	—	—	—	—	4,923		355,638	—	—
	7/3/17	—	—	—	—	—	16,530		1,194,127	—	—
Emre Önder	9/11/17	—	—	—	—	—	19,286	(3)	1,393,221	—	—
Vincent L. Tong	7/1/15	—	—	—	—	—	6,584		475,628	—	—
	7/5/16	—	—	—	—	—	25,741		1,859,530	—	—
	7/3/17	—	—	—	—	—	22,800		1,647,072	—	—
Moshe N. Gavrielov	7/3/17	—	—	—	—	—	98,040		7,082,410	—	—
	7/3/17	—	—	—	—	—	79,500	(4)	5,743,080	—	—
	7/3/17	—	—	—	—	—	79,500	(5)	5,743,080	—	—
Steven L. Glaser	7/3/17	—	—	—	—	—	—	(6)	—	—	—

(1)
Except as noted, these awards represent performance-based RSUs that have been earned based on achievement of pre-established performance goals. Once earned, performance-based RSUs vest 33.3% on the first anniversary of the date of grant, and then 33.3% on each anniversary date thereafter, subject to continued employment with the Company.

(2)
Market value is computed by multiplying the closing price of the Company’s stock on the last trading day of the fiscal year by the number of shares reported in the adjacent column. The closing price of the Company’s stock on March 29, 2018 (the last trading day of our fiscal year) was $72.24.

(3)	The award is a time-based RSU that vests over a four-year period from the grant date in equal annual installments.

(4)	The award is a time-based RSU that vests in three equal annual installments, the first of which occurs two years following the date of grant.

(5)	The award is a time-based RSU that vests in three equal annual installments, the first of which occurs three years following the date of grant.

(6)	Mr. Glaser was awarded a performance-based RSU on July 3, 2017 but resigned from the Company before the award was earned or any portion had vested.

Option Exercises and Stock Vested for Fiscal Year 2018
The following table provides information on stock option exercises and the value realized upon exercise, and all stock awards vested and the value realized upon vesting, by the named executive officers during fiscal 2018:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)
Victor Peng	—	—	29,800	1,921,755
Lorenzo A. Flores	—	—	21,022	1,357,154
William Madden	1,042	36,722	16,110	1,039,298
Emre Önder	—	—	—	—
Vincent L. Tong	—	—	25,089	1,618,743
Moshe N. Gavrielov (3)	26,000	1,041,040	390,867	26,954,144
Steven L. Glaser	—	—	21,579	1,391,611

(1)
The value realized upon exercise is equal to the number of shares of stock multiplied by the difference between the market value of a share of common stock on the exercise date and the per-share exercise price applicable to the stock options.

(2)	The value realized upon vesting is equal to the number of shares of stock multiplied by the market value of a share of common stock on the vesting date.

(3)
Mr. Gavrielov retired as President and Chief Executive Officer in January 2018, and his employment with the Company terminated in February 2018. In connection with his retirement, the vesting of all of his stock awards was accelerated in full in accordance with his employment agreement.

Nonqualified Deferred Compensation Plan
The Company maintains an unfunded, nonqualified deferred compensation plan which allows our employees in positions of director-level or above, including executive officers, as well as our non-employee directors, to voluntarily defer receipt of a portion or all of their salary, cash bonus payment, sales incentive payment or director fees, as the case may be, until the earliest “distribution event” (e.g., specific date, termination of employment, death or change of control) elected by the participants or provided for by the plan, thereby allowing participating employees and directors to defer taxation on such amounts. Distributions may be made in a lump sum payment or in installments (not to exceed 15 years). This deferred compensation plan is offered to allow participants to defer more compensation than they would otherwise be permitted to defer under a tax-qualified retirement plan, such as our 401(k) Plan. Further, we offer the deferred compensation plan as a competitive practice to enable us to attract and retain top talent by providing employees with an opportunity to save in a tax efficient manner.
Amounts credited to the deferred compensation plan consist only of cash compensation that has been earned and payment of which has been timely and properly deferred by the participant. Under the deferred compensation plan, the Company is obligated to deliver on a future date the deferred compensation credited to the relevant participant’s account, adjusted for any positive or negative notional investment results from hypothetical investment alternatives selected by the participant under the deferred compensation plan (Obligations). The Obligations are unsecured general obligations of the Company and rank in parity with other unsecured and subordinated indebtedness of the Company.
In addition, the Company, acting through the Board, may make discretionary contributions to the accounts of one or more deferred compensation plan participants. There were no such discretionary contributions in fiscal 2018. We do not guarantee minimum returns to any participant in the deferred compensation plan. We incur only limited administration expenses to maintain the deferred compensation plan. The deferred compensation plan is evaluated for competitiveness in the marketplace from time to time, but the level of benefits provided is not typically taken into account in determining an executive officer’s overall compensation package for a particular year.
Nonqualified Deferred Compensation Table for Fiscal Year 2018
The following table provides information on nonqualified deferred compensation for the named executive officers during fiscal 2018:

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (3)
Victor Peng	514,665	—	530,351	—	3,802,731
Lorenzo A. Flores	—	—	—	—	—
William Madden	—	—	—	—	—
Emre Önder	—	—	—	—	—
Vincent L. Tong	—	—	—	—	—
Moshe N. Gavrielov	—	—	—	—	—
Steven L. Glaser	—	—	—	—	—

(1)	The contributions reported for Mr. Peng include $167,967 that was earned in fiscal 2018 and reported as compensation in the Summary Compensation Table above.

(2)	Amounts included in this column are not reported as compensation in the Summary Compensation Table.

(3)	The fiscal year-end balance reported for Mr. Peng includes $2,307,265 that was previously reported in the Summary Compensation Table as compensation earned in fiscal years prior to fiscal 2018.
Potential Payments Upon Termination or Change in Control
We maintain an employment agreement with Mr. Peng that we entered into as part of an arm’s length negotiation with the Compensation Committee when he became Chief Executive Officer in January 2018. The terms of Mr. Peng’s employment agreement are summarized below.
In January 2016, after reviewing market data, including change in control arrangements provided by some of the Company’s competitors in connection with the recent consolidation in the semiconductor industry, the Compensation Committee approved change of control agreements for our officers. The change of control agreements with Messrs. Flores, Tong, Önder, Madden and Glaser provide certain benefits if the executive’s employment is terminated in connection with a change of control of the Company, as more fully described below. Mr. Glaser resigned in January 2018 and did not receive any benefits under his change of control agreement but instead received benefits under a Separation Agreement that we entered into with him at the time of his resignation, as discussed below under “Separation Agreement with Steven L. Glaser.”
The 2007 Equity Plan does not provide for automatic acceleration of vesting of stock awards upon termination or a change of control; however, the agreement with Mr. Peng and the change of control agreements with the other named executive officers provides for acceleration under certain conditions. The narrative and tables that follow describe potential payments and benefits to the named executive officers under their existing agreements, including payments and benefits that would be due to them in connection with the occurrence of a change of control, assuming their employment terminated on March 31, 2018, the last day of the Company’s fiscal year.
Employment Agreement with Victor Peng
Effective January 29, 2018, we entered into an Employment Agreement with Mr. Peng providing for Mr. Peng’s employment with the Company as President and Chief Executive Officer.
Under the employment agreement, if the Company terminates Mr. Peng’s employment at any time due to disability or other than for Cause or if Mr. Peng voluntarily terminates his employment for Good Reason (in each case, as defined in his agreement and described below in the section entitled “Definitions of Good Reason, Cause, Constructive Termination, and Change of Control”) then, subject to Mr. Peng’s execution of a release of claims in favor of the Company, he will be eligible for: (i) a pro rata portion of his bonus for the fiscal year during which his employment was terminated based on (a) his termination date, (b) the determination by the Compensation Committee whether Company performance objectives have been met and (c) an assumption that any individual performance objectives have been achieved at target;  (ii) a lump sum payment equal to one year of his base salary; (iii) a lump sum payment equal to one year of his target bonus; (iv) at the Company’s election, a lump sum payment equal to, or payment of, one year of COBRA premiums for medical and dental insurance; and (v) 24 months accelerated vesting of all equity grants received from the Company prior to his termination of employment (provided that (a) in the case of performance-based RSUs for which the number of earned RSUs has not been determined as of the date of termination, the number of accelerated shares will be the actual number of RSUs earned for actual performance achievement as determined by the Compensation Committee that would have vested in the 24 months following termination of employment, had the original vesting schedule been based on a monthly rather than an annual basis, and (b) in the case of any outstanding awards of RSUs that are not subject to performance metrics and that are subject to “cliff” vesting on one or more anniversaries of the date of grant, such RSUs will be treated as instead being subject to monthly vesting in equal installments from the applicable date of grant, and Mr. Peng will become vested in that number of RSUs which would have vested during the period commencing from the date of grant and continuing up to Mr. Peng’s termination date and during an additional 24 month period following Mr. Peng’s termination date).
Notwithstanding the foregoing, if Mr. Peng’s employment is terminated at any time within 90 days prior to or two years following a Change of Control and he executes a release of claims in favor of the Company, he will be eligible for: (i) a pro rata portion of his bonus for the fiscal year during which his employment was terminated based on (a) his termination date, (b) the determination by the Compensation Committee whether Company performance objectives have been met and (c) an assumption that any individual performance objectives have been achieved at target; (ii) a lump sum payment equal to 24 months of base salary; (iii) a lump sum payment equal to two years of his target bonus; (iv) a lump sum payment equal to, or payment of, one year of COBRA premiums for medical and dental insurance; (v) 100% accelerated vesting of all non-performance-based equity awards; and (vi) accelerated vesting of performance-based RSUs at 100% of target. In addition, if Mr. Peng’s initial RSU awards are not assumed, continued or substituted in the Change of Control, then their vesting will accelerate in full.

Potential Payments upon Termination of Mr. Peng’s Employment
The following table sets forth all payments that would have been made to Mr. Peng assuming his employment was terminated without Cause or Good Reason on March 31, 2018, and Mr. Peng signed a release in favor of the Company:

Severance Payment	Fiscal 2018 Bonus	Medical and Dental Insurance	Value of RSUs (1)	Total (2)
$1,406,901	$643,927	$19,670	$4,449,117	$6,519,615
(1)    Includes 24 months’ acceleration of performance-based RSUs (based on actual performance of the applicable performance metrics), and assuming monthly vesting from the date of grant. In May 2018, the Compensation Committee determined that Mr. Peng had earned 29,070 shares under his fiscal 2018 performance-based RSUs based on actual performance achievement, of which 25,840 shares would have accelerated upon his termination of employment.

(2)    If Mr. Peng’s employment had been terminated within 90 days before or two years after a Change of Control, then Mr. Peng would have received the following: $643,927, consisting of a pro rata portion of his bonus for fiscal 2018; $1,400,000, equal to 24 months of base salary; $1,413,802, equal to two years of his target bonus; $19,670, consisting of one year of COBRA premiums for medical and dental insurance; and $5,414,966, representing 100% accelerated vesting of equity awards, including 100% accelerated vesting of performance-based RSUs at target, increasing the total in the chart above by approximately $1,240,336.

Change of Control Agreements with the Other Named Executive Officers
Under the change of control agreements entered into with Messrs. Flores, Tong, Önder, and Madden, if the employment of the executive is terminated without Cause or the executive resigns pursuant to a Constructive Termination at any time within 90 days prior to or two years following a Change of Control of the Company (in each case, as defined in his agreement and described below under “Definitions of Good Reason, Cause, Constructive Termination, and Change of Control”), and subject to his execution of a release of claims in favor of the Company, the executive will be eligible for: (i) a lump sum payment equal to 150% of his base salary; (ii) a lump sum payment equal to 150% of his annual target bonus; (iii)  a lump sum payment equal to, or payment of, one year of COBRA premiums for medical and dental insurance, if the executive elects continuation coverage under COBRA; (iv) 100% accelerated vesting of all non-performance-based equity awards; and (v) 100% accelerated vesting of performance-based RSUs at 100% of target.
Potential Payments upon Change of Control and Termination of Messrs. Flores, Tong, Önder, and Madden
The following table sets forth all payments that would have been made to Messrs. Flores, Tong, Önder and Madden assuming the employment of Messrs. Flores, Tong, Önder and Madden had each been terminated without Cause or as a result of a Constructive Termination during the period from 90 days before to two years following a Change of Control on March 31, 2018, and each executive signed a release in favor of the Company:

	150% Annual Base Salary	150% Annual Target Bonus	Medical and Dental Insurance	Value of RSUs	Total
Lorenzo A. Flores	$660,000	$498,300	$26,919	$3,228,044	$4,413,263
Vincent L. Tong	$660,000	$654,375	$26,919	$3,779,958	$5,121,252
Emre Önder	$517,500	$255,830	$30,299	$1,393,221	$2,196,850
William Madden	$600,000	$478,500	$30,500	$2,637,049	$3,746,049
Definitions of Good Reason, Cause, Constructive Termination, and Change of Control
Under Mr. Peng’s employment agreement, the following events would constitute “Good Reason”: (i) a reduction of $50,000 or more in his base compensation or target cash incentive or guaranteed bonus; (ii) a material reduction in his authority, duties or responsibilities; (iii) his no longer being Chief Executive Officer of the Company reporting to the Board; or (iv) a relocation of the Company’s headquarters outside of the San Francisco Bay Area, provided that Mr. Peng has given written notice to the Board of the first to occur of any of the foregoing events within 90 days following the first occurrence of such event and the Company has failed to remedy the event within 30 days of such notice.
Under Mr. Peng’s employment agreement, “Cause” consists of: (i) continued neglect of or willful failure in the performance of his duties, which, if curable, continues for a period of 20 days following written notice by the Company; (ii) a material breach of the Company’s Proprietary Information and Inventions Agreement; (iii) a material breach of the Company’s Code of Conduct or other Company policies, which, if curable, continues for a period of 20 days following written notice by the Company; (iv) fraud against or embezzlement or material misappropriation from the Company or its affiliates; (v) conviction of, or entering a plea of no contest or nolo contendere to a charge of, a crime constituting a felony; (vi) willful malfeasance or willful misconduct in connection with his duties, which, if curable, continues for a period of 20 days following written notice by the Company; or (vii) any willful and wrongful act or omission which is materially injurious to the financial condition or business reputation of the Company and its subsidiaries, which, if curable, continues for a period of 20 days following written notice by the Company.
Under the agreements with Messrs. Flores, Tong, Önder and Madden, “Constructive Termination” means the executive’s resignation following any of the following events, without the executive’s approval: (i) a material reduction in the executive’s base salary, target bonus or benefits, other than a reduction that is applied across-the-board to all employees at the executive’s level; (ii) a material reduction in the executive’s title, authority or responsibilities; (iii) the requirement that the executive relocate to a place of employment more than 50 miles from the executive’s primary work location; provided, however, the executive must provide written notice of a condition described in (i), (ii) or (iii) within 90 days of the initial occurrence of the condition and the Company does not remedy such condition within 30 days of such notice (or, if later, the executive’s actual termination of employment).
Under Mr. Peng’s employment agreement and the change of control agreements with Messrs. Flores, Tong, Önder and Madden, a “Change of Control” will generally be deemed to have occurred in the event of any of the following: (i) the acquisition by any person or group (other than the Company, a subsidiary of the Company or a Company employee benefit plan) of more than 50% of the voting power of the Company’s outstanding securities; (ii) the closing of (a) a sale of all or substantially all of the Company’s assets if the holders of all voting power for election of directors before the transaction hold less than a majority of the total voting power for election of directors of all entities which acquire the assets or (b) the merger of the Company with or into another corporation if the holders of Company securities representing all voting power for the election of directors before the transaction hold less than a majority of the total voting power for the election of directors of the surviving entity; (iii) any issuance of securities that would give a person or group beneficial ownership of Company securities representing 50% or more of all voting power for election of directors; or (iv) a change in the board of directors over a period of 24 months such that the incumbent directors as of the beginning of any such 24-month period and nominees of the incumbent directors are no longer a majority of the total number of directors.
None of the employment and change of control agreements described above provide any named executive officer with a gross-up or other reimbursement for tax amounts the named executive officer might be required to pay pursuant to Section 280G of the Internal Revenue Code. The agreements described above are intended to comply, to the extent applicable, with Section 409A of the Internal Revenue Code.
Separation Agreement with Steven L. Glaser
In January 2018, we entered into a Separation Agreement with Mr. Glaser in connection with his resignation from the Company. Pursuant to the Separation Agreement, we paid Mr. Glaser a lump sum severance payment of $900,069 and agreed to pay his COBRA premiums over a nine-month period starting on February 1, 2018, at an aggregate cost of $22,875. All RSUs and options held by Mr. Glaser that were unvested as of his termination date were cancelled.
Separation and Consulting Agreement with Moshe N. Gavrielov
Mr. Gavrielov retired as our Chief Executive Officer in January 2018, and his employment with the Company ended in February 2018. In connection with his resignation, in accordance with the terms of his employment agreement, we entered into a Separation and Consulting Agreement with Mr. Gavrielov. Under this agreement:

•
We agreed to make severance payments to Mr. Gavrielov of consisting of (1) a lump sum of $2 million, payable in August 2018 and (2) an aggregate of $3 million payable in bi-weekly installments between August 2018 and August 2020.

•
All vesting of stock awards held by Mr. Gavrielov as of the date when his employment terminated was accelerated through August 1, 2022, subject to the Compensation Committee’s determination of the final number of performance-based RSUs associated with the award that had been granted in July 2017 that will become earned for purposes of vesting will be based on actual performance of the applicable performance metrics. Based on this determination, Mr. Gavrielov was entitled to receive 98,040 shares pursuant to his performance-based RSUs, in addition to 284,114 time-based RSUs that were accelerated, for an aggregate of 382,154 number of shares subject to acceleration. The value of these shares as of February 2, 2018 was $26,995,359, based on the closing price of our common stock of $70.64 on February 2, 2018, the date when the awards vested.

•
We agreed to pay Mr. Gavrielov’s COBRA premiums during the 12-month period beginning on March 1, 2018. The estimated aggregate cost of these premiums is $26,883, based on the rates in effect during 2018.

•
We entered into a one-year consulting agreement with Mr. Gavrielov commencing on February 2, 2018, pursuant to which we will pay Mr. Gavrielov an aggregate of $2 million during the consulting period, payable bi-weekly.

•
Mr. Gavrielov remained eligible to receive a cash incentive payment based on performance during the second half of fiscal 2018. Based on this performance, this cash incentive payment amounted to $969,516.

Pay Ratio
Under rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to calculate and disclose the annual total compensation paid to our median employee, as well as the ratio of the annual total compensation paid to our median employee as compared to the annual total compensation paid to our Chief Executive Officer, Mr. Peng.
For fiscal 2018:

▪	the median of the annual total compensation of all our employees (other than our CEO) was $165,762; and

▪	the annual total compensation of our CEO for purposes of this calculation was $4,652,905.
Based on this information, for fiscal 2018 the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee (other than our CEO) was 28 to 1.
This ratio represents our reasonable estimate calculated in a manner consistent with Item 402(u). This rule, which addresses the identification of the “median employee” and the calculation of the pay ratio based on that employee’s annual total compensation, allows companies to adopt a variety of methodologies, apply certain exclusions and make reasonable estimates and assumptions that reflect their compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported by us, as other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.
To identify the median of the annual total compensation of all our employees and the annual total compensation of our median employee, we used the following methodology and material assumptions, adjustments and estimates:

▪
In determining our employee population, we considered the individuals, excluding our CEO, who were employed by us and our consolidated subsidiaries on March 31, 2018 (the last day of fiscal 2018), whether employed on a full-time, part-time or temporary basis. We did not include any contractors or other non-employee workers in our employee population.

▪	As of March 31, 2018, our employee population consisted of approximately 4,100 individuals, including approximately 2,100 individuals located outside of the United States.

▪
To identify the “median employee,” we compared the annual base salary or wages, as applicable, of each employee as of March 31, 2018, the target annual incentive compensation award of each employee for fiscal 2018 and the grant date fair value of each employee’s equity award (if any) granted in fiscal 2018 as the most appropriate measure of compensation. Target incentive compensation represents a fixed measure of each employee’s compensation arrangements that is not subject to fluctuation as a result of financial or operational performance in a given year.

▪
For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using the applicable exchange rates in effect on March 1, 2018. For permanent employees hired during fiscal 2018, we annualized their compensation as if they had been employed for the entire measurement period.

▪
Mr. Peng succeeded Mr. Gavrielov as our President and Chief Executive Officer on January 29, 2018. As permitted by Item 402(u) of Regulation S‑K, we chose to use the annual total compensation of Mr. Peng, who was serving as our Chief Executive Officer on March 31, 2018, to calculate our pay ratio. Because we have annualized his compensation for purposes of this disclosure, based on his base salary and cash incentive compensation levels after he became CEO, Mr. Peng’s annual total compensation for purposes of the pay ratio calculation is greater than the total compensation as reported for him in our Fiscal 2018 Summary Compensation Table.

As described above in our Compensation Discussion and Analysis under “Key Management Changes During Fiscal 2018—Execution of Succession Plan” and “Compensation Elements—Long-Term Equity Incentive Compensation,” in addition to his cash compensation, during fiscal 2018 Mr. Peng was granted a performance-based RSU award with an award value of $1.6 million in May 2017 and a time-based RSU with an award value of $1 million in January 2018 in connection with his promotion to President and Chief Executive Officer.
At the time of his promotion to President and Chief Executive Officer, we agreed to grant Mr. Peng a performance-based RSU award with a value of at least $4.5 million during fiscal 2019. This agreement represented a commitment to grant Mr. Peng a future award and did not result in an additional equity award being granted to him in fiscal 2018. Had Mr. Peng’s performance-based RSU award for fiscal 2018 been granted at a value of $4.5 million rather than $1.6 million, his total compensation for fiscal 2018 would have been $7,576,703 (assuming the grant date fair value of his RSU award was the same in relation to the nominal value of the award as was the case with his $1.6 million award), and the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee (other than our CEO) would have been 46 to 1.

Compensation Committee Interlocks and Insider Participation
The current members of the Compensation Committee are J. Michael Patterson, Ronald S. Jankov, Mary Louise Krakauer and Elizabeth W. Vanderslice. No member of the Compensation Committee is, or was during fiscal 2018, an officer or employee of the Company or any of its subsidiaries, was formerly an officer of the Company or any of its subsidiaries, or had any relationship disclosed in the section below entitled “RELATED PARTY TRANSACTIONS.” No member of the Compensation Committee is, or was during fiscal 2018, an executive officer of another company whose board of directors has a comparable committee on which one of the Company’s executive officers serves.
RELATED PARTY TRANSACTIONS
Our Audit Committee is responsible for reviewing and approving all related party transactions. Related parties include any of our directors or executive officers, beneficial owners of more than five percent of our outstanding common stock and immediate family members of the foregoing. This obligation is set forth in writing in the Audit Committee charter. The Audit Committee reviews related party transactions due to the potential for a conflict of interest. A conflict of interest arises when an individual’s personal interest interferes with the Company’s interests. All transactions identified through our disclosure controls and procedures as potential related party transactions, or transactions that may create a conflict of interest or the appearance of a conflict of interest, are brought to the attention of the Audit Committee for its review. In reviewing related party transactions, the Audit Committee applies the standards set forth in the Company’s Code of Conduct and the Directors’ Code of Ethics, which provide that directors, officers and employees are to avoid any activity, investment or association that would cause or even appear to cause a conflict of interest. Copies of the Audit Committee Charter, Code of Conduct and Directors’ Code of Ethics are available on our website at www.investor.xilinx.com under “Corporate Governance.” For further discussion regarding transactions with related parties, see the section above entitled “DIRECTORS AND CORPORATE GOVERNANCE—Board Independence.”
In fiscal 2011, the Audit Committee pre-approved our engagement of BlackRock, Inc. (BlackRock) as an investment manager. At the time we entered into this engagement, BlackRock was the beneficial owner of more than five percent of our outstanding common stock, and it continues to be a beneficial owner of more than five percent of our outstanding common stock at present. Xilinx paid BlackRock $476,003 in management fees during fiscal 2018.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the SEC. Such persons are required by applicable regulations to furnish the Company with copies of all Section 16 forms they file. To the Company’s knowledge, based solely upon a review of the copies of such reports furnished to the Company, and written representations from its officers and directors that no other reports were required, the Company believes that all required Section 16 reports with respect to fiscal 2018 were filed on a timely basis.

COMMITTEE REPORTS

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the management of the Company and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and, through incorporation by reference from this proxy statement, the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018.
The Compensation Committee
J. Michael Patterson, Chairman
Ronald S. Jankov
Mary Louise Krakauer
Elizabeth W. Vanderslice

The foregoing Report of the Compensation Committee of the Board of Directors is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Xilinx under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

AUDIT COMMITTEE REPORT
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. It assists the Board in fulfilling its oversight responsibilities to the stockholders relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, and the audit process. While the Audit Committee sets the overall corporate tone for quality financial reporting, management has the primary responsibility for the preparation, presentation and integrity of the Company’s financial statements and implementation of the reporting process including the systems of internal controls and procedures designed to reasonably assure compliance with accounting standards, applicable laws and regulations. In accordance with the law, the Audit Committee has ultimate authority and responsibility to select, compensate, evaluate, and, when appropriate, replace the Company’s independent auditors. The Charter of the Audit Committee can be found at www.investor.xilinx.com under “Corporate Governance.”
The Company’s external auditors, Ernst & Young LLP (EY) are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and expressing opinions on the conformity of the Company’s audited financial statements to generally accepted accounting principles in the United States and the effectiveness of the Company’s internal control over financial reporting. In carrying out its responsibilities, the Audit Committee has the power to retain outside counsel or other experts and is empowered to investigate any matter with full access to all books, records, facilities, and personnel of the Company. The Audit Committee members are not currently practicing accountants or auditors, and their functions are not intended to duplicate or certify the activities of management and the independent auditors. The Audit Committee also provides oversight of the performance of the internal audit function.
In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements for the fiscal year ended March 31, 2018, with management and EY, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also discussed with EY, matters required to be discussed under standards published by the Public Company Accounting Oversight Board (PCAOB), including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and other required communications with audit committees. In addition, the Audit Committee has received and reviewed the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence. The Audit Committee also discussed EY’s independence with EY and management and considered whether the provision of certain non-audit services by EY is compatible with EY’s independence.
The Audit Committee reviewed and discussed with management its assessment and report on the effectiveness of the Company’s internal control over financial reporting as of March 31, 2018. The Audit Committee has also reviewed and discussed with EY its audit of and report on the Company’s internal control over financial reporting. The Company published these reports in its Annual Report on Form 10-K for the fiscal year ended March 31, 2018.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018 for filing with the Securities and Exchange Commission.
The Audit Committee
Albert A. Pimentel, Chairman
J. Michael Patterson
Marshall C. Turner

The foregoing Report of the Audit Committee of the Board of Directors is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Xilinx under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

PROPOSAL ONE
ELECTION OF DIRECTORS
Nominees
As recommended by the Nominating and Governance Committee, the Board’s nominees for election by the stockholders are the following individuals: Dennis Segers, Raman Chitkara, Saar Gillai, Ronald S. Jankov, Mary Louise Krakauer, Thomas H. Lee, J. Michael Patterson, Victor Peng, Albert A. Pimentel, Marshall C. Turner and Elizabeth W. Vanderslice.
Unless a stockholder instructs otherwise, the shares represented by a properly-executed proxy in the form enclosed will be voted FOR the election of the nominees for election as directors to the Board of Directors. If any of the nominees should be unwilling or unable to serve as of the Annual Meeting, the proxies will be voted for the election of such other person as the Board of Directors may designate, if any, in place of such nominee.
Required Vote
Each nominee receiving more votes “FOR” than “AGAINST” shall be elected as a Director. If you do not wish your shares to be voted with respect to a nominee, you may “ABSTAIN,” in which case your shares will have no effect on the election of that nominee. Broker non-votes will also have no effect on the outcome of this proposal.
THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

PROPOSAL TWO
AMENDMENT TO THE 1990 EMPLOYEE QUALIFIED STOCK PURCHASE PLAN
The Company’s 1990 Employee Qualified Stock Purchase Plan (ESPP) provides eligible employees of the Company and its participating subsidiaries with the opportunity to purchase shares of common stock at a discounted price through payroll deductions. During fiscal 2018, the Company issued 917,910 shares of common stock under the ESPP. As of March 31, 2018, a total of 9,315,163 shares remained available for issuance under the ESPP, not including the 3,000,000 additional shares of common stock that would be authorized if the amendment described below is approved.
Proposal
At the Annual Meeting, the stockholders will be asked to approve an amendment to the ESPP to increase by 3,000,000 the maximum number of shares of common stock that may be issued under the ESPP.
Unless a sufficient number of shares is authorized and reserved under the ESPP at the beginning of each offering period (August 1 and February 1) to cover the number of shares purchased throughout its entire 24-month term, the Company may incur additional compensation expense for financial statement purposes for each period in which the sale of shares is dependent on obtaining stockholder approval of an additional share authorization. The Board believes it would be advisable to authorize an additional 3,000,000 shares to provide for offering periods commencing before the next annual meeting of stockholders.
On June 13, 2018, subject to stockholder approval, the Board adopted an amendment to the ESPP to increase the number of shares authorized for issuance under the plan by 3,000,000. If the amendment is approved by the stockholders, the total number of shares cumulatively authorized for issuance under the ESPP since its inception will be 57,540,000. Over fiscal 2016, fiscal 2017 and fiscal 2018, we have issued an average of 1,075,100 shares per fiscal year under the ESPP, with an average burn rate of 0.42%.
The Board believes that participation by the Company’s employees in the ESPP promotes the success of the Company’s business through broad-based equity ownership among the employees. The Board further believes that the ESPP is an integral component of the Company’s benefits program that is intended to provide employees with an incentive to exert maximum effort for the success of the Company and to participate in that success through acquisition of the Company’s common stock.
As long as the ESPP remains in effect and the employee participation stays at the current level, the Company anticipates that it will ask the stockholders each year for the number of additional shares required to meet the Company’s projected share commitments for offering periods beginning before the next annual meeting of stockholders.
Subject to the eligibility requirements described below, as of March 31, 2018, approximately 3,900 of the Company’s approximately 4,100 employees were eligible to participate in the ESPP, including eight executive officers. As of March 31, 2018, approximately 3,400 of the Company’s employees were participating in the ESPP.
Summary of the 1990 Employee Qualified Stock Purchase Plan, as Amended
A summary of the material terms of the ESPP, as amended, is set forth below and is qualified, in its entirety, by the full text of the plan set forth in Appendix A to our 2018 proxy statement as filed with the SEC and available for viewing without charge at its website at www.sec.gov. A copy of the ESPP can be obtained from us at no charge upon request.
Purpose
The purpose of the ESPP is to provide employees of the Company and its designated subsidiaries with an opportunity to purchase common stock of the Company through accumulated payroll deductions.
Administration
The ESPP may be administered by the Board or a committee appointed by the Board. All questions of interpretation of the ESPP are determined by the Board or its committee, whose decisions are final and binding upon all participants. Currently, the Compensation Committee administers the ESPP.
Authorized Shares
As of March 31, 2018, a maximum of 54,540,000 shares of our common stock were authorized for issuance under the ESPP, of which 9,315,163 shares of our common stock remained available for future issuance, subject to appropriate adjustments in the event of any stock dividend, stock split, reverse stock split, recapitalization or similar change in the capital structure of the Company, or in the event of any merger, sale of assets or other reorganization of the Company. The Board has amended the ESPP, subject to stockholder approval, to authorize an additional 3,000,000 shares for issuance under the ESPP, which would result in a total of 57,540,000 shares cumulatively authorized for issuance under the ESPP since its inception, of which 12,315,163 shares of our common stock would be available for future purchases.

Eligibility
Subject to certain limitations imposed by Section 423(b) of the U.S. Internal Revenue Code, any person who is employed by the Company (or any designated subsidiary) as of the commencement of an offering period under the ESPP and is customarily employed for at least 20 hours per week and more than five months in a calendar year is eligible to participate in the offering period. Eligible employees may become participants in the ESPP by delivering to the Company a subscription agreement authorizing payroll deductions on or before the first day of the applicable offering period. As of March 31, 2018, approximately 3,900 of the Company’s approximately 4,100 employees, including eight executive officers, were eligible to participate in the ESPP.
Offering Periods
The ESPP is implemented by consecutive and overlapping 24-month offering periods, with a new offering period commencing on or about the first day of February and August of each year. The Board may generally change the duration of any offering period without stockholder approval, provided that no offering period may exceed 27 months in duration. In addition, the Board may establish separate, simultaneous, or overlapping offering periods applicable to one or more subsidiaries of the Company and having different terms and conditions, for example, to comply with the laws of the applicable jurisdiction.
Purchase Price
Each 24-month offering period consists of four exercise periods of six months’ duration. The last day of each exercise period, which occurs on or about January 31 and July 31 of each year, is an exercise date on which each participant in the offering period acquires shares. The purchase price of the shares offered under the ESPP in a given exercise period is the lower of 85% of the fair market value of the common stock on the first date of the offering period containing that exercise period or 85% of the fair market value of the common stock on the exercise date. The fair market value of the common stock on a given date is the closing sale price of the common stock on such date as reported by Nasdaq. On May 25, 2018, the closing price of our common stock as reported on Nasdaq was $69.60 per share.
Payroll Deductions
The purchase price for the shares is accumulated through payroll deductions during each offering period. Payroll deductions commence on the first payday following the commencement of an offering period and end on the last exercise date of the offering period, unless sooner terminated as provided in the ESPP. A participant may not authorize deductions of more than 15% or less than 2% of the participant’s eligible compensation, which is defined by the ESPP to include all regular straight time earnings and any payments for overtime, shift premiums, incentive compensation, bonuses, commissions or other compensation for a given offering period. The Company may limit a participant’s payroll deductions in any calendar year as necessary to avoid accumulating an amount in excess of the maximum amount the Internal Revenue Code permits to be applied toward the purchase of shares in any offering under the ESPP. A participant may discontinue participation in the ESPP, or may decrease the rate of payroll deductions during the offering period. Upon withdrawal from the ESPP, the Company will refund, without interest, the participant’s accumulated payroll deductions not previously applied to the purchase of shares.
Grant and Exercise of Purchase Right
In general, the maximum number of shares subject to purchase by a participant in an exercise period is that number determined by dividing the amount of the participant’s total payroll deductions accumulated prior to the relevant exercise date by 85% of the lower of the fair market value of the common stock at the beginning of the offering period or on the exercise date. However, the maximum number of shares a participant may purchase in any offering period is a number determined by dividing $50,000 by the fair market value of a share of common stock on the first day of the offering period. Unless a participant withdraws from the ESPP, the participant’s right to purchase shares is exercised automatically on each exercise date for the maximum number of whole shares that may be purchased at the applicable price.
No employee will be permitted to subscribe for shares under the ESPP if, immediately after the grant of a purchase right, the employee would own and/or hold purchase rights to acquire 5% or more of the voting securities of the Company. Further, no employee may be granted a purchase right which would permit the employee to accrue a right to purchase more than $25,000 worth of stock (determined by the fair market value of the shares at the time the purchase right is granted) for each calendar year in which the purchase right is outstanding at any time.
Automatic Transfer to Low Price Offering Period
In the event that the fair market value of the Company’s common stock on any exercise date (other than the last exercise date of an offering period) is less than on the first day of the offering period, all participants will be withdrawn from the offering period after the exercise of their purchase right on such exercise date and enrolled as participants in a new offering period commencing on or about the day following such exercise date. A participant may elect to remain in the previous offering period by filing a written statement declaring such election prior to the time of the automatic change to the new offering period.

Withdrawal; Termination of Employment
A participant may withdraw all, but not less than all, payroll deductions credited to his or her account but not yet used to exercise a purchase right under the ESPP at any time by signing and delivering to the Company a notice of withdrawal from the ESPP. Any withdrawal by the participant of accumulated payroll deductions for a given offering period automatically terminates the participant’s interest in that offering period. The failure of a participant to remain in the continuous employment of the Company for at least 20 hours per week during an offering period will be deemed to be a withdrawal from that offering period and accumulated payroll deductions will be returned to the participant, without interest.
Transferability
No rights or accumulated payroll deductions of a participant under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or pursuant to the ESPP), and any attempt to so assign or transfer may be treated by the Company as an election to withdraw from the ESPP.
Adjustments upon Changes in Capitalization
In the event any change is made in the Company’s capitalization pursuant to a stock split or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by the Company, proportionate adjustments will be made by the Board to the number of shares authorized for issuance under the ESPP and subject to each outstanding purchase right and in the purchase price per share.
In the event of a sale of all or substantially all of the assets of the Company or a merger of the Company with another corporation, the acquiring or successor corporation or its parent may assume the purchase rights outstanding under the ESPP or substitute equivalent purchase rights for the acquirer’s stock, provided that the Board may instead shorten an offering period and accelerate the exercise date of all offering periods then in progress to a date prior to the transaction.
Amendment or Termination
The Board may at any time and for any reason amend or terminate the ESPP, except that (other than in limited circumstances set forth in the ESPP) termination will not affect purchase rights previously granted, and no amendment may make any change in any purchase right previously granted that adversely affects the participant’s rights. Stockholder approval must be obtained for any amendment to the extent necessary to comply with applicable law. Under its current terms, the ESPP will expire on January 26, 2030.
United States Federal Tax Information
The following discussion of certain of the United States federal income tax consequences of awards under the ESPP is based on current United States federal tax laws and regulations and does not purport to be a complete discussion. This description may differ from the actual tax consequences incurred by any individual recipient of an award. Moreover, existing law is subject to change by new legislation, new regulations, administrative pronouncements or court decisions or by new or clarified interpretations or applications of existing laws, regulations, administrative pronouncements or court decisions. Any such change may affect the income tax consequences described below. The following summary of the income tax consequences in respect of the ESPP is for general information only. Interested parties should consult their own tax advisors as to specific tax consequences, including the application and effect of foreign, state, and local laws.
The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant at the time of grant of the purchase right or purchase of shares. Upon disposition of the shares, the participant will generally be subject to tax, and the amount of the tax will depend upon the length of time the shares have been held by the participant. If the shares have been held by the participant for more than two years after the date of grant of the purchase right and more than one year after the date on which the shares were purchased, then the purchaser will recognize ordinary income equal to the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of such shares or (b) 15% of the fair market value of the shares on the first day of the offering period. Any further gain upon such disposition will be treated as long-term capital gain. If the shares are disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally equal to the excess of the fair market value of the purchased shares on the date of the purchase over the purchase price. Any additional gain or loss on the sale will be a capital gain or loss, which will be either long-term or short-term depending on the actual period for which the shares were held. The Company is entitled to a deduction for amounts taxed as ordinary income reported by participants upon disposition of shares within two years from date of grant or one year from the date of acquisition.
New Plan Benefits
The number of shares that may be purchased under the ESPP will depend on each participant’s voluntary election to participate and on the fair market value of the common stock of the Company on future purchase dates, and therefore the actual number of shares that may be purchased by any individual is not determinable. No purchase rights have been granted, and no shares of common stock of the Company have been issued with respect to the 3,000,000 additional shares for which stockholder approval is being sought.
Number of Shares Purchased by Certain Individuals and Groups
The following table sets forth for each of the listed persons and groups (i) the aggregate number of shares of common stock of the Company purchased under the ESPP during fiscal 2018 and (ii) the market value of those shares on the date of such purchase, minus the purchase price of such shares:

Name and Position	Dollar Value ($)	Number of Shares
Victor Peng	10,544	435
President and Chief Executive Officer (1)
Lorenzo A. Flores	10,568	436
Executive Vice President and Chief Financial Officer
William Madden	10,568	436
Senior Vice President, Hardware and Systems Product Development
Emre Önder	—	—
Senior Vice President, Product and Vertical Marketing
Vincent L. Tong	10,568	436
Executive Vice President, Global Operations and Quality
Moshe N. Gavrielov	10,568	436
Former President and Chief Executive Officer (2)
Steven L. Glaser (3)	—	—
Former Senior Vice President, Corporate Strategy and Marketing
All current executive officers, as a group	63,384	2,615
All current directors who are not executive officers, as a group (4)	N/A	N/A
All employees, including all current officers who are not executive officers, as a group	19,220,202	915,295

(1)	During most of fiscal 2018, Mr. Peng served as our Chief Operating Officer.

(2)	Mr. Gavrielov retired as President and CEO in January 2018; he is included as a “named executive officer” for fiscal 2018 as required by SEC Rules.

(3)	Mr. Glaser stepped down as Senior Vice President, Corporate Strategy and Marketing in January 2018; he is included as a "named executive officer" for fiscal 2018 as required by SEC rules.

(4)	Non-employee directors are not eligible to participate in the ESPP.
Required Vote
Affirmative votes constituting a majority of the shares present or represented by proxy and voting at the meeting (which shares voting affirmatively also constitute a majority of the required quorum) will be required to approve this proposal.
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S 1990 EMPLOYEE QUALIFIED STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 3,000,000 SHARES.

PROPOSAL THREE
AMENDMENT TO THE 2007 EQUITY INCENTIVE PLAN
The Board believes that participation in the 2007 Equity Incentive Plan (“2007 Equity Plan”) by our employees, consultants, and non-employee directors promotes the success of the Company’s business by providing them with an incentive to exert their maximum effort toward achieving that success. We have long recognized that having an ownership interest in the company is critical to aligning the financial interests of our employees with the interests of our stockholders. In addition, the Board believes it prudent to establish a reasonable limit on the value of awards that may be granted to non-employee directors under the 2007 Equity Plan. Therefore, the Board unanimously adopted on June 13, 2018, subject to stockholder approval, an amendment to increase the maximum number of shares of common stock authorized under the 2007 Equity Plan by 3,000,000 to ensure that the Company will continue to have available a reasonable number of shares for its equity award program.
Proposal
At the Annual Meeting, the stockholders are requested to approve an amendment to our 2007 Equity Plan to increase by 3,000,000 the number of shares of common stock authorized for issuance under the 2007 Equity Plan.
We generally grant equity incentive awards to newly hired or promoted employees and in connection with our annual “Focal Review,” in which we evaluate the performance of each employee and make appropriate compensation adjustments. These compensation adjustments are typically made in July of each year and include additional equity incentive awards. We will have completed two Focal Review cycles, with associated equity incentive grants, before having the opportunity at our next annual meeting to request stockholder approval of an additional share authorization under the 2007 Equity Plan. Accordingly, the Board has determined it appropriate to request stockholder approval of an increase in the 2007 Equity Plan’s share authorization at this time.
The 2007 Equity Plan was adopted by the Board on May 3, 2006, approved by stockholders at their annual meeting in July 2006, and became effective on January 1, 2007. At the annual meeting in August 2014, our stockholders approved an extension of the 2007 Equity Plan’s initial seven-year term until December 31, 2023. Summaries of the key terms and metrics of the 2007 Equity Plan follow.

Key Terms of the 2007 Equity Plan

Plan Term:	January 1, 2007 to December 31, 2023.

Eligible Participants:	Employees, consultants and non-employee directors of Xilinx and its subsidiaries.

Shares Authorized:
As of March 31, 2018, a total of 45,900,000 shares of common stock were authorized for issuance under the 2007 Equity Plan, of which approximately 11,342,436 remained available for future grant. If the stockholders approve this proposal, an additional 3,000,000 shares will become available for future grants, subject to adjustment to reflect stock splits and similar events.

Awards Authorized:	Non-qualified and incentive stock options

Restricted stock awards

Restricted stock units (RSUs)

Stock appreciation rights (SARs)

Award Limits:	A participant may receive in any calendar year:

• No more than 4,000,000 shares subject to options or SARs

• No more than 2,000,000 shares subject to awards other than options and SARs

• No more than $6,000,000 subject to awards that may be settled in cash

Non-Employee Director Award Limit:
No non-employee director may receive in any fiscal year awards having an aggregate grant date fair value that, when taken together with any cash fees paid to the director in the same fiscal year, exceeds $750,000.

Award Term:	Stock options and SARs must expire no more than seven years from the date of grant.

Exercise Price:	The per share exercise price of stock options or SARs may not be less than 100% of the fair market value of a share of our common stock on the date of grant.

Repricing Restricted:
Repricing of out-of-the-money options or SARs, whether by directly lowering the exercise price, by canceling an option or SAR in exchange for a new option or SAR having a lower exercise price, or by substituting a full value award in place of the option or SAR is not permitted without stockholder approval.

Minimum Vesting:
Awards must have service-based or performance-based vesting. Service-vesting awards may not vest earlier than one year after grant, and performance-vesting awards must have a performance period of at least one year. Exceptions are provided for up to 5% of the maximum number of shares issuable under the 2007 Equity Plan or in the case of a participant’s death or disability or a change of control of the Company.

Dividend Payment Restriction:	Dividends otherwise payable on shares subject to vesting conditions may not be paid until the vesting conditions are satisfied.

Key 2007 Equity Plan Metrics
Share Usage
We have granted equity incentive awards for an average of 3.4 million shares in each of the last three fiscal years. As of March 31, 2018, approximately 11,342,436 shares remained available for grant under the 2007 Equity Plan. We are seeking stockholder approval for authorization of an additional 3,000,000 shares. Had these shares been authorized on March 31, 2018, we would have had available for future grant under the 2007 Equity Plan a total of 14,342,436 shares. We believe this number of shares would be sufficient to permit the continuation of a reasonable equity incentive program, including the equity awards that will have been authorized prior to the Annual Meeting in connection with our Focal Review awards made in July 2018.

Dilution
We are committed to effectively managing the Company’s equity compensation program while minimizing stockholder dilution. For this reason, we carefully manage the Company’s use of shares of common stock available for equity-based compensation each year and aim to keep dilution from our stock plans for employees below industry standards. The requested share increase represents approximately 1.2% of the weighted average outstanding shares of the Company as of March 31, 2018. Because this share reserve increase does not contemplate the amount or timing of specific equity awards in the future, it is not possible to calculate with certainty the amount of subsequent dilution that may ultimately result from such awards. In evaluating the share reserve increase, the Company also considered the guidelines of a leading proxy advisory firm, as well as the guidelines of our major institutional shareholders.
Equity Utilization Rate
Over the past three fiscal years, our average annual equity utilization rate determined under the methodology prescribed by Institutional Shareholder Services Inc. (ISS), a proxy advisory firm, sometimes also referred to as a “burn rate,” has been approximately 3.61%. This three-year average burn rate is well below the burn rate benchmark established by ISS for our industry.
The following table shows key equity award metrics:

Key Metrics	FY2018	FY2017	FY2016	3-Year Average (FY2016-2018)
Shares subject to awards granted (1)	3.7 million	3.4 million	3.1 million	3.4 million
Gross burn rate (2)	1.49%	1.35%	1.20%	1.34%
ISS adjusted burn rate (3)	4.50%	3.40%	3.00%	3.61%
Potential dilution at fiscal year end (4)	7.35%	7.76%	8.11%	7.74%
Overhang at fiscal year end (5)	2.81%	2.82%	3.09%	2.91%
Total weighted-average number of shares outstanding during applicable period	249.6 million	252.3 million	257.2 million	253.0 million
ISS full value award multiplier	3.0	2.5	2.5	2.7

(1)	Reflects the total number of shares subject to equity awards granted during fiscal years 2018, 2017, and 2016, and the average for the three fiscal years ending with fiscal 2018.
(2)	Reflects the total number of shares subject to equity awards granted during the applicable period divided by the total weighted-average number of shares outstanding during the applicable period.
(3)
Calculated in accordance with ISS-prescribed methodology by dividing the total number of shares subject to equity awards granted during the applicable period, adjusted by a premium applied to full value awards, by the total weighted-average number of shares outstanding during the applicable period. The ISS full value award multipliers applied are 2.5 for fiscal 2016, 2.5 for fiscal 2017 and 3.0 for fiscal 2018.

(4)
Represents potential dilution calculated by dividing (i) the sum of (x) the number of shares subject to equity awards outstanding at the end of the applicable period and (y) the number of shares available for the future grant of equity awards under the 2007 Equity Plan as of the end of the applicable period by (ii) the weighted-average number of shares outstanding during the applicable period.

(5)	Calculated by dividing the number of shares subject to equity awards outstanding at the end of the applicable period by the weighted-average number of shares outstanding during the applicable period.
Our 2007 Equity Plan, which is the sole equity compensation plan under which we currently grant equity awards, has 45,900,000 shares authorized for issuance, with approximately 11,342,436 shares available for grant as of March 31, 2018. On May 25, 2018, the closing price of our common stock as reported on Nasdaq was $69.60 per share. All of our employees, consultants, and directors are eligible to participate in the 2007 Equity Plan, and we intend to grant awards with respect to approximately 6.5 million to 8 million during the remainder of this fiscal year and the period thereafter leading up to our annual meeting in August 2019. If stockholders do not approve the amendment of the 2007 Equity Plan, the shares available for equity awards may be quickly depleted, and we may lose our ability to use equity awards for our compensation programs and as a retention tool. We consider awards of shares of our common stock a major part of long-term incentive program for our employees, consultants, and directors. The Board anticipates that the additional shares requested will enable us to fund our current equity compensation program through at least the next year, accommodating anticipated grants related to the hiring, retention, and promotion of employees.
In its determination to approve the amendment of the 2007 Equity Plan, the Board reviewed the burn rates, potential dilution, and other metrics as disclosed in the table titled “Key Metrics” above. In addition, the Compensation Committee sought the advice of Compensia, its independent compensation consultant, in relation to the proposed increase in the share reserve by 3.0 million shares, and Compensia advised the committee that the amount of the proposed increase is reasonable.

We believe strongly that the approval of the amendment of the 2007 Equity Plan is essential to our success. Awards such as those provided under the 2007 Equity Plan constitute an important incentive for our key employees and other service providers and help us to attract, retain, and motivate people whose skills and performance are critical to our success. Our employees are our most valuable asset. We strongly believe that the amendment of the 2007 Equity Plan is essential for us to compete for talent in the challenging labor markets in which we operate.
Summary of the 2007 Equity Plan, as Amended
A summary of the material terms of the 2007 Equity Plan, as amended, is set forth below and is qualified, in its entirety, by the full text of the 2007 Equity Plan set forth in Appendix B to our 2017 proxy statement as filed with the SEC and available for viewing without charge at its website at www.sec.gov. A copy of the 2007 Equity Plan can be obtained from us at no charge upon request.
Purpose
The purposes of the 2007 Equity Plan are to attract and retain the services of employees, consultants and non-employee directors of the Company and its subsidiaries and to provide them with a proprietary interest in the Company.
Administration
The Compensation Committee administers the 2007 Equity Plan, unless otherwise determined by the Board. The Compensation Committee interprets the 2007 Equity Plan and prescribes any rules necessary or appropriate for its administration, including the creation of sub-plans to take advantage of favorable tax-treatment, comply with local law or reduce administrative burdens for grants of awards in non-U.S. jurisdictions.
Eligibility
The Compensation Committee determines the employees, consultants and non-employee directors of the Company or a subsidiary who are eligible to receive awards under the 2007 Equity Plan. As of March 31, 2108, there were approximately 4,100 employees, including eight executive officers, eligible to participate in the 2007 Equity Plan, as well as 118 consultants and nine non-employee directors.
Authorized Shares
Subject to adjustment in the event of certain corporate events (as described below), the maximum number of shares of the Company’s common stock currently authorized under the 2007 Equity Plan is 45,900,000, of which approximately 11,342,436 remained available for future issuance as of March 31, 2018, all of which may be granted under the terms of the 2007 Equity Plan as incentive stock options. The Board has amended the 2007 Equity Plan, subject to stockholder approval, to authorize an additional 3,000,000 shares, which would result in a cumulative total of 48,900,000 authorized shares, of which approximately 14,342,436 shares would remain available for future grants as of March 31, 2018 had this increased authorization been in effect on that date. If any award granted under the 2007 Equity Plan expires or otherwise terminates for any reason, or if shares issued pursuant to an award are forfeited or otherwise reacquired by the Company, any such shares subject to a terminated award or reacquired by the Company will again become available for issuance under the 2007 Equity Plan. Shares will not be treated as having been issued under the 2007 Equity Plan to the extent an award is settled in cash. The Compensation Committee is authorized to adopt such procedures for counting shares against the maximum number authorized as it deems appropriate.
Types of Awards
The 2007 Equity Plan allows the Compensation Committee to grant incentive stock options, non-qualified stock options, RSUs, restricted stock and SARs. Subject to the limits set forth in the 2007 Equity Plan, the Compensation Committee has the discretionary authority to determine the amount and terms of awards granted under the 2007 Equity Plan.
Automatic Non-Employee Director Awards
The 2007 Equity Plan provides for the periodic automatic grant of RSU awards on the date of each annual meeting of stockholders to non-employee directors continuing in office. On the date of the 2018 Annual Meeting, the award will be determined by dividing $200,000 by the average of the closing prices of the Company’s common stock on each of the trading days occurring during the three calendar months ending immediately prior to the month in which the grant date occurs. These awards vest in full on the day immediately preceding the subsequent annual meeting. A non-employee director joining the Board between annual meetings of stockholders will receive a prorated RSU award on or about the tenth day of the month following the director’s initial appointment or election to the Board. The Compensation Committee may change the terms of this automatic grant program from time to time, subject to the annual limit on the value of equity awards that may be granted to non-employee directors described below and approved by our stockholders at the 2016 annual meeting.

Limitations on Awards
The exercise price per share subject to an option or a SAR cannot be less than 100% of the fair market value of share of our common stock on the date of grant of the award.
The 2007 Equity Plan limits awards granted to an individual participant in any calendar year. The aggregate awards granted under the 2007 Equity Plan to any participant during any calendar year may not exceed (i) 4,000,000 shares of common stock subject to stock options or SARs and (ii) 2,000,000 shares of common stock subject to awards other than stock options and SARs. In addition, no participant may receive during any calendar year an award under the 2007 Equity Plan settled in cash exceeding $6,000,000 in the aggregate.
No non-employee director may be granted in any fiscal year awards under the 2007 Equity Plan having an aggregate grant date fair value that, when taken together with any cash fees paid to the director in the same fiscal year, exceeds $750,000. Grant date fair value will be determined for this purpose in accordance with applicable financial accounting rules.
Without stockholder approval, the Company cannot reprice options or SARs, whether by directly lowering the exercise price, through cancellation of the option or SAR in exchange for a new option or SAR having a lower exercise price, or by the replacement of the option or SAR with a full value award (e.g., an award of restricted stock or RSUs).
Awards granted under the 2007 Equity Plan must vest based on the participant’s continued service or the attainment of performance goals. No more than 5% of the aggregate number of shares authorized under the 2007 Equity Plan may be issued pursuant to awards that provide for service‑based vesting over a period of less than one year or performance-based vesting over a performance period of less than one year. However, this limitation will not preclude accelerated vesting upon a participant’s death or disability or in connection with a change of control of the Company.
Participants who are issued shares under the 2007 Equity Plan that remain subject to vesting conditions will become entitled to receive any dividends declared by the Company on those shares only when the vesting conditions have been satisfied.
Performance Goals
Under federal tax legislation enacted on December 22, 2017 and effective for taxable years beginning on or after January 1, 2018, the exemption from the $1 million deduction limit under Section 162(m) of the Internal Revenue Code for performance-based compensation has been repealed. Accordingly, awards granted under the 2007 Equity Plan commencing with our fiscal year beginning on April 1, 2018 cannot be designed to be exempt from the Section 162(m) deduction limit through the use of stockholder-approved performance goals and adherence to certain procedural mandates specified by the prior law. The Board has therefore amended the 2007 Equity Plan to provide the Compensation Committee with the sole discretion to condition the vesting of awards on the attainment of performance goals based on such objective or subjective metrics as it determines. Because the prior Section 162(m) provisions exempting qualified performance-based compensation will continue to apply to remuneration paid pursuant to binding written contracts in effect on November 2, 2017 that are not materially modified after that date, these amendments to the 2007 Equity Plan will only apply to new awards granted on or after April 1, 2018.
Transferability
Awards granted under the 2007 Equity Plan may not be transferred other than by will or the laws of descent and distribution, and may be exercised during the lifetime of a participant only by the participant or the participant’s legally authorized representative. However, the Compensation Committee may allow for the transfer or assignment of a U.S. resident participant’s award pursuant to a divorce decree or domestic relations order.
Adjustments upon Changes in Capitalization
If any change is made in the Company’s capitalization pursuant to a stock split, stock dividend, recapitalization or any other increase or decrease in the Company’s shares effected without receipt of consideration by the Company, equitable adjustments will be made to the number of shares of common stock available for grant under the 2007 Equity Plan, the exercise price of options and SARs and the number of shares underlying outstanding awards.
Merger or Change of Control
In the event of a merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, (i) the shares or equivalent cash or property of the surviving or resulting corporation may be substituted for any unexercised portions of outstanding awards under the 2007 Equity Plan or (ii) all or any portions of awards may be canceled by the Company immediately prior to the effective date of such event and each award holder may be permitted to purchase all or any portion of the shares of common stock underlying his or her vested and unvested award(s) within 30 days before such effective date. In the event of a change of control of the Company, among other actions, the Compensation Committee may provide that the vesting and exercisability of all or any portion of the outstanding awards will be accelerated.

Amendment or Termination
The Board may at any time amend, alter, revise, suspend or terminate the 2007 Equity Plan, subject to the written consent of any participant whose rights would be adversely affected. Unless sooner terminated by the Board, the 2007 Equity Plan will terminate on December 31, 2023. Without stockholder approval, the Board may not amend the 2007 Equity Plan in any manner that would require stockholder approval under applicable law.
United States Federal Tax Information
The following summary of the effect of United States federal income taxation upon participation in the 2007 Equity Plan does not purport to be complete and reference should be made to the applicable provisions of the Internal Revenue Code. This summary may differ from the actual tax consequences incurred by any individual recipient of an award. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. Moreover, existing law is subject to change by new legislation, by new regulations, by administrative pronouncements, and by court decisions or by new or clarified interpretations or applications of existing laws, regulations, administrative pronouncements, and court decisions. Any such change may affect the federal income tax consequences described below.
Incentive Stock Options
An individual granted an incentive stock option is not taxed on the date of grant or vesting of the option. If the shares underlying the option are held for at least two years from the date of grant and at least one year from the date of exercise of the option (the “holding periods”), then upon the sale of the shares the individual will generally recognize a long-term capital gain or loss equal to the difference between the exercise price of the option and the fair market value of the common stock underlying the option on the date of sale. If either of the holding periods is not satisfied, the individual will generally recognize as ordinary income on the date of the disposition (a “disqualifying disposition”) of the shares an amount equal to the difference between the option’s exercise price and the fair market value of the common stock underlying the option determined as of the date of exercise (not to exceed the gain realized upon the disposition if the disposition is a transaction with respect to which a loss, if sustained, would be recognized). Any further gain or loss upon the disqualifying disposition of the shares constitutes a capital gain or loss.
In general, the difference between the option exercise price and the fair market value of the shares on the date of exercise of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.
Non-Qualified Stock Options
An individual granted a non-qualified stock option generally is not taxed on the date of grant or vesting of the option. Rather, the individual will generally recognize as ordinary income on the date of option exercise an amount equal to the difference between the option’s exercise price and the fair market value of the stock underlying the option on the date of exercise. Any further gain or loss upon the subsequent sale or disposition of the shares underlying the option constitutes a capital gain or loss.
Stock Appreciation Rights
An individual granted a SAR will generally recognize ordinary income on the date the SAR is exercised in an amount equal to the difference between the SAR’s exercise price and the fair market value of the shares underlying the SAR on the date of exercise.
Restricted Stock
Following a grant of restricted stock, unless the recipient makes a timely election under Section 83(b) of the Internal Revenue Code, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the restricted stock on the date of vesting of the shares over the purchase price, if any, paid for the shares. Any further gain or loss from the subsequent sale of such restricted stock constitutes capital gain or loss. If the recipient makes a timely election under Section 83(b), the individual is taxed, at ordinary income rates, on the excess of the fair market value of the restricted stock on the date of grant over the purchase price, if any, paid for the shares, and any further gain or loss on the subsequent sale of the stock constitutes a capital gain or loss.
Restricted Stock Units
An individual generally will recognize no income upon the receipt of an award of RSUs. Upon the settlement of RSUs, the participant generally will recognize ordinary income in the year of receipt in an amount equal to the cash received and/or the fair market value of any substantially vested shares received in respect of vested RSUs. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under “Restricted Stock.” Any further gain or loss on a subsequent sale of any shares received will be taxed as capital gain or loss.

In general, the Company is entitled to a deduction in an amount equal to the ordinary income recognized by the individual.
Section 409A
Section 409A of the Internal Revenue Code (which we refer to as Section 409A) provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2007 Equity Plan having a deferral feature are subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to the time the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax penalty on compensation recognized as ordinary income, as well as interest on such deferred compensation.
Plan Benefits
With the exception of the RSUs to be granted automatically to non-employee directors (see “Automatic Non-Employee Director Awards” above), awards under the 2007 Equity Plan will be granted at the discretion of the Compensation Committee or the Board of Directors, and accordingly cannot be determined at this time.
The table below sets forth the RSU awards that will be granted under the “Automatic Non-Employee Director Awards” component of the 2007 Equity Plan on the date of the Annual Meeting to certain individuals and groups.

Name and Position	Dollar Value ($)	Number of Units
Victor Peng	—	—
President and Chief Executive Officer (1)
Lorenzo A. Flores	—	—
Executive Vice President and Chief Financial Officer
William Madden	—	—
Senior Vice President, Hardware and Systems Product Development
Emre Önder	—	—
Senior Vice President, Product and Vertical Marketing
Vincent L. Tong	—	—
Executive Vice President, Global Operations and Quality
Moshe N. Gavrielov	—	—
Former President and Chief Executive Officer (2)
Steven L. Glaser (3)	—	—
Former Senior Vice President, Corporate Strategy and Marketing
All current executive officers, as a group		—
All current directors who are not executive officers, as a group	—(4)	—(4)
All employees, including all current officers who are not executive officers, as a group	—	—

(1)	During most of fiscal 2018, Mr. Peng served as our Chief Operating Officer.
(2)	Mr. Gavrielov retired as President and CEO in January 2018; he is included as a “named executive officer” for fiscal 2018 as required by SEC Rules.
(3)	Mr. Glaser stepped down as Senior Vice President, Corporate Strategy and Marketing in January 2018; he is included as a “named executive officer” for fiscal 2018 as required by SEC rules.
(4)
On the date of the 2018 Annual Meeting, each non-employee director continuing in office following the meeting automatically will be granted a number of RSUs determined by dividing $200,000 by the average of the closing prices of the Company’s common stock on each of the trading days occurring during the three calendar months preceding that date.

Options Granted to Certain Persons
The aggregate number of shares of common stock subject to options granted to certain persons under the 2007 Equity Plan since its inception is set forth in the table below. Since its inception, no option has been granted under the 2007 Equity Plan to any nominee for election as a director, or any associate of any director, nominee or executive officer, and no other person has been granted 5% or more of the total amount of options granted under the 2007 Equity Plan.

Name and Position	Amount of Options
Victor Peng	355,000
President and Chief Executive Officer (1)
Lorenzo A. Flores	87,250
Executive Vice President and Chief Financial Officer
William Madden	155,250
Senior Vice President, Hardware and Systems Product Development
Emre Önder	—
Senior Vice President, Product and Vertical Marketing
Vincent L. Tong	246,250
Executive Vice President, Global Operations and Quality
Moshe N. Gavrielov	1,450,000
Former President and Chief Executive Officer (2)
Steven L. Glaser	45,000
Former Senior Vice President, Corporate Strategy and Marketing (3)
All current executive officers, as a group	979,970
All current directors who are not executive officers, as a group	54,000
All employees, including all current officers who are not executive officers, as a group	9,341,609

(1)	During most of fiscal 2018, Mr. Peng served as our Chief Operating Officer.
(2)	Mr. Gavrielov stepped down as President and CEO in January 2018; he is included as a “named executive officer” for fiscal 2018 as required by SEC Rules.
(3)	Mr. Glaser stepped down as Senior Vice President, Corporate Strategy and Marketing in January 2018; he is included as a “named executive officer” for fiscal 2018 as required by SEC rules.
Certain Interests of Directors
In considering the recommendation of the Board with respect to the approval of the amendment to the 2007 Equity Plan, stockholders should be aware that members of the Board have certain interests that may present them with conflicts of interest in connection with this proposal. As discussed above, directors are eligible to receive awards under the 2007 Equity Plan, subject to the maximum annual value approved by our stockholders at their annual meeting in 2016. For more information about the compensation we pay to our directors, see “DIRECTORS AND CORPORATE GOVERNANCE—Compensation of Directors.” The Board recognizes that approval of this proposal may benefit our directors and their successors.
Required Vote
Affirmative votes constituting a majority of the shares present or represented by proxy and voting at the meeting (which shares voting affirmatively also constitute a majority of the required quorum) will be required to approve this proposal.
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2007 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 3,000,000 SHARES.

PROPOSAL FOUR
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Section 14A of the Securities Exchange Act of 1934 and the related rules of the SEC enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement.
Our executive compensation program is designed to attract and retain talented and qualified senior executives to manage and lead our Company and to motivate them to pursue and meet our corporate objectives. Under this program, our named executive officers are rewarded for individual and collective contributions to our success consistent with our “pay for performance” orientation. Furthermore, the executive officer total compensation program is aligned with the nature and dynamics of our business, which focuses management on achieving the Company’s annual and long-term business strategies and objectives. Additional details about our executive compensation programs are described under the section titled “EXECUTIVE COMPENSATION—Compensation Discussion and Analysis.”
Our Compensation Committee regularly reviews the executive compensation program to ensure that it achieves the desired goals of emphasizing long-term value creation and aligning the interests of management and stockholders through the use of equity-based awards.
We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2018 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”
Required Vote
The “say-on-pay” vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The affirmative vote a majority of the shares present or represented by proxy and voting at the meeting (which shares voting affirmatively also constitute a majority of the required quorum) would indicate stockholder approval of the resolution. The Board and the Compensation Committee value the opinions of our stockholders, and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL FIVE
RATIFICATION OF APPOINTMENT OF EXTERNAL AUDITORS
The Audit Committee has selected Ernst & Young LLP, an independent registered public accounting firm, to audit the consolidated financial statements of Xilinx for the fiscal year ending March 30, 2019 and recommends that stockholders vote for ratification of such appointment. Although we are not required to submit to a vote of the stockholders the ratification of the appointment of Ernst & Young, the Company, the Board and the Audit Committee, as a matter of good corporate governance, have determined to ask the stockholders to ratify the appointment. If the appointment of Ernst & Young is not ratified, the Audit Committee will take the vote under advisement in evaluating whether to retain Ernst & Young.
Representatives of Ernst & Young attend meetings of the Audit Committee, including executive sessions of the Audit Committee at which no members of Xilinx management are present. Ernst & Young has audited the Company’s financial statements for each fiscal year since the fiscal year ended March 31, 1984. Representatives of Ernst & Young are expected to be present at the Annual Meeting. In addition, they will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders.
Fees Paid to Ernst & Young
The following table shows the fees billed or to be billed for audit and other services provided by Ernst & Young for fiscal years 2018 and 2017:

	2018	2017
Audit Fees	$3,423,692	$2,678,361
Audit-Related Fees	—	—
Tax Fees	$116,000	$241,000
All Other Fees	—	—
Total	$3,539,692	$2,919,361
Audit Fees
This category includes fees for the audit of the Company’s annual financial statements and internal control over financial reporting, review of the Company’s interim financial statements on Form 10-Q and services that are typically provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes, but is not limited to, statutory audits required by non-U.S. jurisdictions, consultation and advice on new accounting pronouncements, technical advice on various accounting matters related to the consolidated financial statements or statutory financial statements that are required to be filed by non-U.S. jurisdictions and comfort letters and consents issued in connection with SEC filings.
Audit-Related Fees
This category consists of assurance and related services that are reasonably related to the performance of the annual audit or interim financial statement review and are not reported under “Audit Fees.” No such services were provided by Ernst & Young during fiscal years 2018 and 2017.
Tax Fees
This category consists of fees for tax compliance, tax advice and tax planning services, including preparation of tax returns and assistance and representation in connection with tax audits and appeals.
All Other Fees
This category consists of services that are not included in the category descriptions defined above under “Audit Fees,” “Audit-Related Fees” or “Tax Fees.” No such services were provided by Ernst & Young during fiscal 2018 or fiscal 2017.
Audit Committee’s Pre-approval Policy and Procedures
The Audit Committee has adopted policies and procedures for approval of financial audit (and audit-related), non-financial audit, tax consulting and other work performed by Ernst & Young. Pursuant to its charter and those policies, the policy of the Audit Committee is that any and all services to be provided to the Company by Ernst & Young are subject to pre-approval by the Audit Committee. The Audit Committee pre-approves annual audit fees, quarterly reviews and tax compliance fees at the beginning of the fiscal year. In its review of non-financial audit, tax consulting and other services, the Audit Committee considers whether the provision of such services is consistent with SEC guidance, and whether the service facilitates the performance of the financial audit, improves the Company’s financial reporting process, and is otherwise in the Company’s best interests and compatible with maintaining Ernst & Young’s independence.
The Audit Committee did not waive its pre-approval policies and procedures during the fiscal year ended March 31, 2018.
All of the services described in the fee table above were approved pursuant to the Audit Committee’s pre-approval policy.
Required Vote
Affirmative votes constituting a majority of the shares present or represented by proxy and voting at the meeting (which shares voting affirmatively also constitute a majority of the required quorum) will be required to approve this proposal.
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S EXTERNAL AUDITORS FOR FISCAL 2019.

OTHER MATTERS
The Company is not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board may recommend.
THE BOARD OF DIRECTORS
Dated: June 20, 2018

APPENDIX A

XILINX, INC.
AMENDED AND RESTATED
1990 EMPLOYEE QUALIFIED STOCK PURCHASE PLAN
The following constitute the provisions of the 1990 Employee Qualified Stock Purchase Plan (herein called the “Plan”) of Xilinx, Inc. (herein called the “Company”).
1.    Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.
2.    Definitions.
(a)    “Board” shall mean the Board of Directors of the Company.
(b)    “Code” shall mean the Internal Revenue Code of 1986, as amended.
(c)    “Common Stock” shall mean the Common Stock, $0.01 par value per share, of the Company.
(d)    “Company” shall mean Xilinx, Inc., a Delaware corporation.
(e)    “Compensation” shall mean all regular straight time earnings, and all payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions or other compensation.
(f)    “Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.
(g)    “Employee” shall mean any individual who is an employee of the Company or any Designated Subsidiary for purposes of tax withholding under the Code whose customary employment with the Company or any Designated Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the ninety-first (91st) day of such leave.
(h)    “Exercise Date” shall mean the date one day prior to the date six (6) months, twelve (12) months, eighteen (18) months or twenty-four (24) months after the Offering Date of each Offering Period, provided that for the Offering Period which began on July 1, 1998 and the Offering Period which will begin on January 1, 1999, all Exercise Dates occurring after January 1, 1999 shall mean one (1) day prior to the date seven (7) months, thirteen (13) months, nineteen (19) months and twenty-five (25) months after the respective commencement dates of such Offering Periods, and provided further that if an Exercise Date would otherwise occur on a day which is not a Trading Day, such Exercise Date shall be the last Trading Day occurring prior to such day.
(i)    “Exercise Period” shall mean a period commencing on an Offering Date or on the day after an Exercise Date and terminating one (1) day prior to the date six (6) months later, provided that the Exercise Period which begins January 1, 1999 shall terminate on July 31, 1999.
(j)    “Offering Period” shall mean a period of twenty-four (24) months consisting of four (4) six-month Exercise Periods during which options granted pursuant to the Plan may be exercised, provided that the Offering Period which began on July 1, 1998, and the Offering Period which will begin on January 1, 1999 shall each be twenty-five (25) months long.

(k)    “Offering Date” shall mean the first day of each Offering Period of the Plan.
(l)    “Plan” shall mean this 1990 Employee Qualified Stock Purchase Plan, as amended.
(m)    “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.
(n)    “Trading Day” shall mean a day on which national stock exchanges and the National Association of Securities Dealers Automated Quotation (NASDAQ) System are open for trading.
3.    Eligibility.
(a)    Any Employee as defined in Section 2 who shall be employed by the Company on the Offering Date of an Offering Period shall be eligible to participate in the Plan, subject to limitations imposed by Section 423(b) of the Code.
(b)    Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.
4.    Offering Periods.
(a)    The plan shall be implemented by consecutive, overlapping twenty-four (24) month Offering Periods with a new Offering Period commencing on the first Trading Day occurring on or after the first day of February and August of each year. Subject to the requirements of Section 20, the Board of Directors of the Company shall have the power to change the duration of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected; provided, however, that no Offering Period shall have a duration of more than twenty-seven (27) months.
(b)    The Board shall have the power, in its discretion, to establish separate, simultaneous or overlapping Offering Periods having different terms and conditions and to designate the Subsidiary(ies) that may participate in a particular Offering Period, provided that each Offering Period shall individually comply with the terms of the Plan and the requirements of Section 423(b)(5) of the Code that all participants granted an option pursuant to such Offering Period shall have the same rights and privileges within the meaning of such section. Alternatively and in order to comply with the laws of a foreign jurisdiction, the Board shall have the power, in its discretion, to grant options in an Offering Period to citizens or residents of a non-U.S. jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) that provide terms which are less favorable than the terms of options granted under the same Offering Period to Employees resident in the United States.
5.    Participation.
(a)    An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions on a form provided by the Company and filing it with the Company’s payroll office on or before the Offering Date of the applicable Offering Period, unless an earlier time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given offering.
(b)    Payroll deductions for a participant shall commence on the first payroll following the Offering Date and shall end on the last Exercise Date of the Offering Period to which such authorization is applicable, unless sooner terminated as provided in Section 11.
6.    Payroll Deductions.
(a)    At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding fifteen percent (15%) or less than two percent (2%) of his or her Compensation. The aggregate of such payroll deductions during any Offering Period shall not exceed fifteen percent (15%) of his or her aggregate Compensation during said Offering Period.
(b)    All payroll deductions made by a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.
(c)    A participant may discontinue his or her participation in the Plan as provided in Section 11, or may decrease the rate or amount of his or her payroll deductions during the Offering Period (within the limitations of Section 6(a)) by completing and filing with the Company a new subscription agreement authorizing a change in the rate or amount of payroll deductions; provided, however, that a participant may not decrease the rate or amount of his or her payroll deductions more than once in any month in any Exercise Period. The change in rate shall be effective fifteen (15) days following the Company’s receipt of the new authorization or after such shorter period as may be permitted by the Company. Subject to the limitations of Section 6(a), a participant’s subscription agreement shall remain in effect for successive Offering Periods unless revised as provided herein or terminated as provided in Section 11.
(d)    Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant’s payroll deductions may be decreased to 0% at such time during any Exercise Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Exercise Period and any other Exercise Period ending within the same calendar year equal $21,250. Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Exercise Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 11.
(e)    At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.
7.    Grant of Option.
(a)    On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the per share option price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Offering Date or (ii) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Exercise Date; provided, however, that the maximum number of Shares an Employee may purchase during each Offering Period shall be determined at the Offering Date by dividing $50,000 by the fair market value of a share of the Company’s Common Stock on the Offering Date, and provided further that such purchase shall be subject to the limitations set forth in Section 3(b) and 13 hereof. Exercise of each option during the Offering Period shall occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 11, and each option shall expire at midnight on the last day of the applicable Exercise Period. Fair market value of a share of the Company’s Common Stock shall be determined as provided in Section 7(b) herein. Notwithstanding anything to the contrary contained in this Plan, however, the Offering Date for the Offering Period which began on July 1, 1998 shall be deemed (for tax purposes) to be October 8, 1998.
(b)    The option price per share of the shares offered in a given Exercise Period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the Offering Date; or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Exercise Date. The fair market value of the Company’s Common Stock on a given date shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per share shall be the closing price of the Common Stock for such date, as reported by the NASDAQ Stock Market, or, in the event the Common Stock is listed on another stock exchange constituting the primary market for the Common Stock, the fair market value per share shall be the closing price on such exchange on such date, as reported in The Wall Street Journal. In the event the applicable date occurs on a day which is not a Trading Day, the fair market value shall be based on the closing price on the preceding Trading Day.
8.    Exercise of Option. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her. Unless a participant withdraws from the Plan as provided in Section 11, hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased. Any payroll deductions which remain in a participant’s account after the individual has purchased during an Offering Period the maximum number of shares allowable under Section 7 hereof, shall be returned to the participant. Notwithstanding the foregoing, if the payroll deductions remaining in a participant’s account following an Exercise Date are in an amount which was not sufficient to purchase an additional full share, then such amount shall be retained in the participant’s account to be applied during the same or the subsequent Offering Period.
9.    Delivery. As promptly as practicable after the Exercise Date of each Exercise Period, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.
10.    Automatic Transfer to Low Price Offering Period. In the event that the fair market value of the Company’s Common Stock is lower on an Exercise Date of an Offering Period (other than the last Exercise Date thereof) than it was on the Offering Date for that Offering Period, all Employees participating in such Offering Period on the Exercise Date shall be deemed to have withdrawn from the Offering Period immediately after the exercise of their option on such Exercise Date and to have enrolled as participants in a new Offering Period which begins on or about the day following such Exercise Date. A participant may elect to remain in the previous short Offering Period by filing a written statement declaring such election with the Company prior to the time of the automatic change to the new Offering Period.
11.    Withdrawal; Termination of Employment.
(a)    A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company pursuant to a form to be provided by the Company. All of the participant’s payroll deductions credited to his or her account will be paid to such participant as promptly as practicable after receipt of notice of withdrawal and such participant’s remaining option or options for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.
(b)    Upon a participant’s ceasing to be an Employee prior to an Exercise Date for any reason, including retirement or death, or upon termination of a participant’s employment relationship (as described in Section 2(g)), the payroll deductions credited to such participant’s account during the Exercise Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such participant’s remaining option or options will be automatically terminated.
The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant’s customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.
(c)    In the event an Employee fails to remain an Employee of the Company for at least twenty (20) hours per week during an Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her account will be returned to such participant and such participant’s remaining option or options terminated.
(d)    A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.
12.    Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.
13.    Stock.
(a)    The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 57,540,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 19. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan (after deduction of all shares for which options have previously been exercised), the Company shall make a pro rata allocation to the participants on such Exercise Date of the shares remaining available in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.
(b)    The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.
(c)    Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.
14.    Administration.
(a)    Administrative Body. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.
(b)    Rule 16b-3 Limitations. Notwithstanding the provisions of Subsection (a) of this Section 14, in the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision (“Rule 16b-3”) provides specific requirements for the administrators of plans of this type, the Plan shall be only administered by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3.
15.    Designation of Beneficiary.
(a)    Subject to compliance with local law and procedures, a participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Exercise Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to an Exercise Date.
(b)    Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant or as otherwise required by applicable law.
16.    Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 11.
17.    Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
18.    Reports. Individual bookkeeping accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees annually, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.
19.    Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”) as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.
In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 11. For purposes of this Section, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.
The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.
20.    Amendment or Termination.
(a)    The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as required.
(b)    Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.
21.    Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
22.    Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of

1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
23.    Term of Plan. The Plan shall continue in effect until January 26, 2030 unless sooner terminated under Section 20.

APPENDIX B

2007 EQUITY INCENTIVE PLAN

This Xilinx, Inc. 2007 Equity Incentive Plan (hereinafter called the “Plan”) was adopted by the Board of Directors of Xilinx, Inc., a Delaware corporation (hereinafter called the “Company”) on May 3, 2006, and approved by the Company’s stockholders at its annual meeting on July 26, 2006. The Plan became effective as of January 1, 2007 with an initial term of seven (7) years until December 31, 2013. The term of the Plan was extended by the stockholders at the 2013 annual meeting for an additional ten (10) years from December 31, 2013, and the Plan terminates on December 31, 2023.
ARTICLE 1
PURPOSE
The purpose of the Plan is to attract and retain the services of able persons as Employees, Consultants, and Non-Employee Directors of the Company and its Subsidiaries, to provide such persons with a proprietary interest in the Company through the granting of Options, SARs, Restricted Stock, and RSUs, whether granted singly, or in combination, or in tandem, that will (a) increase the interest of such persons in the Company’s welfare, and (b) furnish an incentive to such persons to continue their services for the Company and/or Subsidiary.
ARTICLE 2
DEFINITIONS
For purposes of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:
        2.1   “Award” means the grant of any Incentive Stock Option, Non-qualified Stock Option, SAR, Restricted Stock, or Restricted Stock Unit, whether granted singly, in combination or in tandem.
        2.2   “Award Agreement” means a written or electronic agreement between a Participant and the Company, which sets out the terms of the grant of an Award.
        2.3   “Award Period” means the period during which one or more Awards granted under an Award Agreement may be exercised or earned.
        2.4   “Board” means the Board of Directors of the Company.
        2.5   “Cause” shall mean: (i) engaging in financial fraud; (ii) embezzling property of the Company and/or any Subsidiary; (iii) non-payment of an obligation owed to the Company; (iv) breach of fiduciary duty or deliberate disregard of Company rules, code of conduct or policies resulting in loss, damage or injury to the Company; (v) engaging in any activity for, or affiliating with, any competitor of the Company and/or any Subsidiary; (vi) theft of trade secrets or unauthorized disclosure of any confidential information or trade secret of the Company and/or any Subsidiary; or (vii) engaging in conduct that is a violation of securities laws, antitrust and unfair competition laws, the Foreign Corrupt Practices Act, other laws, or which conduct puts the Company and/or any Subsidiary at substantial risk of violating such laws. The Committee, in its sole discretion, shall determine if a Participant’s termination of employment or cessation of services is for “Cause.”
        2.6   “Change of Control.” A Change of Control shall occur if:
        (a)   Any Person, or more than one Person acting as a group, acquires ownership of Shares of the Company that, together with stock held by such Person or group, constitutes more than 50% of the total Fair Market Value or total voting power of the Shares of the Company. However, if any one Person or more than one Person acting as a group, is considered to own more than 50% of the total Fair Market Value or total voting power of the Shares of the Company, the acquisition of additional Shares by the same Person or Persons is not considered to cause a Change in Control;
        (b)   A majority of members of the Board of Directors of the Company are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors of the Company prior to the date of the appointment or election; or
        (c)   Any one Person, or more than one Person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) all or substantially all the assets of the Company.
        2.7   “Code” means the U.S. Internal Revenue Code of 1986, as amended, together with the published rulings, regulations, and interpretations duly promulgated thereunder.

        2.8   “Committee” means the Compensation Committee of the Board or such other Committee appointed or designated by the Board to administer the Plan.
        2.9   “Company” means Xilinx, Inc., a Delaware corporation, and any successor entity.
        2.10 “Consultant” means each individual who performs services for the Company and/or any Subsidiary, and who is determined by the Committee to be a consultant to the Company and/or Subsidiary.
        2.11 [Reserved]
        2.12 “Date of Grant” means “date of grant” as determined by the Committee consistent with Statement of Financial Accounting Standards 123(R).
        2.13 “Director” means a member of the Board or the board of directors of any Subsidiary.
        2.14 “Disability” means total and permanent disability of a Participant as described in Section 22(e)(3) of the Code.
        2.15 “Employee” means each individual treated as an employee in the records of the Company and/or any Subsidiary. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be.
        2.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended.
        2.17 “Exercise Date” means the date specified in the Participant’s Exercise Notice, on which the Participant seeks to exercise an Option or SAR.
        2.18 “Exercise Notice” means the electronic or written notice from the Participant to the Company (or to a designated broker acting as agent for the Company) notifying the Company or designated broker, as applicable, that the Participant seeks to exercise an Option or SAR.
        2.19 “Fair Market Value” of a Share means:
        (a)   If the Share is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq Global Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be its closing sales price (or the closing bid, if no sales were reported) as quoted on such exchange or system for the date of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;
        (b)   If the Share is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Share on the date of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
        (c)   In the absence of an established market for the Share, the Fair Market Value shall be determined in good faith by the Committee.
        2.20 “Good Reason” means the assignment to the Participant of duties that result in a material diminution of the Participant’s duties and responsibilities. The Committee, in its sole discretion, shall determine whether a Participant’s termination from employment or cessation of services is for “Good Reason.”
        2.21 “Incentive Stock Option” or “ISO” means an incentive stock option within the meaning of Section 422 of the Code, granted pursuant to this Plan.
        2.22 “Non-Employee Director” means a member of the Board or the board of directors of any Subsidiary who is not an Employee.
        2.23 “Non-qualified Stock Option” or “NQSO” means a stock option, granted pursuant to this Plan that is not intended to comply with the requirements set forth in Section 422 of the Code.
        2.24 “Option” means either an ISO or NQSO.
        2.25 “Option Price” means the price which must be paid by a Participant upon exercise of an Option to purchase a Share.
        2.26 “Participant” shall mean an Employee, Consultant, or Non-Employee Director to whom an Award is granted under this Plan.
        2.27 “Performance Goal” means the performance goals or objectives established by the Committee as a condition precedent to the vesting of an Award.
        2.28 “Performance Period” means the time period designated by the Committee during which Performance Goals must be met.

        2.29 “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.
        2.30 “Plan” means this Xilinx, Inc. 2007 Equity Incentive Plan, as amended from time to time.
        2.31 “Restricted Stock” means Shares issued or transferred to a Participant pursuant to Section 6.5 of this Plan which are subject to restrictions or limitations set forth in this Plan and in the related Award Agreement.
        2.32 “Restricted Stock Unit” or “RSU” means a unit denominating a Share that gives the right to receive a payment in cash and/or Shares, and which is subject to restrictions, as described under Section 6.5 of the Plan and in the related Award Agreement.
        2.33 “SAR” or “Stock Appreciation Right” means the right to receive a payment, in cash and/or Shares, equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over the SAR Price for such Shares.
        2.34” SAR Price” means the Fair Market Value of each Share covered by a SAR on the Date of Grant of such SAR.
        2.35 “SEC” shall mean the U.S. Securities and Exchange Commission.
        2.36 “Section 16 Insider” means an officer or Director of the Company or any other Participant whose transactions in Shares are subject to the short-swing profit liabilities of Section 16 of the Exchange Act.
        2.37 “Service” means a Participant’s employment or service with the Company or its Subsidiaries whether in the capacity of an Employee, Director or Consultant. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service.
        2.38 “Shares” means the Company’s common stock.
        2.39 “Subsidiary” means a “subsidiary corporation,” as defined under Section 424(f) of the Code.
ARTICLE 3
ADMINISTRATION
        3.1    The Committee shall administer the Plan unless otherwise determined by the Board. However, any Awards granted to members of the Committee (other than pursuant to the automatic grant program under Article 11) must be authorized by a disinterested majority of the Board. The Board may, in its discretion and in accordance with applicable law, delegate authority to one or more elected officers of the Company to grant Awards to Participants who are not Section 16 Insiders. In that event, the applicable provisions of the Plan will be interpreted to permit such officers to take the actions otherwise conferred on the Committee to the extent necessary or appropriate to implement such delegation.
        3.2   Members of the Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions delegated to any officer pursuant to Section 3.1, and reassume all powers and authority previously delegated to such officer.
        3.3   The Committee shall determine and designate from time to time the eligible persons to whom Awards will be granted and shall set forth in each related Award Agreement the Award Period, the Date of Grant, and such other terms, provisions, limitations, and Performance Goals, as are approved by the Committee, but not inconsistent with the Plan, including, but not limited to, any rights of the Committee to cancel or rescind any such Award.
        3.4   The Committee, in its discretion, shall (i) interpret the Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and (iii) make such other determinations and take such other action as it deems necessary or advisable in the administration of the Plan, including, but not limited to, creating sub-plans to take advantage of favorable tax-treatment, or otherwise provide for grants of Awards to Employees, Consultants, or Non-Employee Directors of the Company and/or any Subsidiary residing in non-U.S. jurisdictions. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding and conclusive on all interested parties.
        3.5   With respect to restrictions in the Plan that are based on the requirements of Section 422 of the Code, the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, or any other applicable law, rule or restriction (collectively, “applicable law”), to the extent that any such restrictions are no longer required by applicable law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Awards.
ARTICLE 4
ELIGIBILITY
The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any Employee, Consultant, or Non-Employee Director. Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Except as required by this Plan, different Awards need not contain similar provisions. The Committee’s determinations under the Plan (including, without limitation, the determination of the individual who is to receive an Award, the form, amount and timing of such Award, and the terms and provisions of such Award and the agreements evidencing the same) need not be uniform and may be made by it selectively among Employees, Consultants, or Non-Employee Directors who receive, or are eligible to receive, Awards under the Plan.
ARTICLE 5
SHARES SUBJECT TO PLAN
        5.1    Total Shares Available.    Subject to adjustment as provided in Articles 14 and 15, the maximum number of Shares that may be delivered pursuant to Awards granted under the Plan is 48,900,000, all of which may be granted as Incentive Stock Options.
        5.2    Source of Shares.    Shares to be issued may be made available from authorized but unissued Shares, Shares held by the Company in its treasury, or Shares purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available a number of Shares that shall be sufficient to satisfy the requirements of this Plan.
        5.3    Restoration and Retention of Shares.    If any Shares subject to an Award shall not be issued or transferred to a Participant and shall cease to be issuable or transferable to a Participant because of the forfeiture, termination, expiration or cancellation, in whole or in part, of such Award or for any other reason, or if any such Shares shall, after issuance or transfer, be reacquired by the Company because of the Participant’s failure to comply with the terms and conditions of an Award or for any other reason, the Shares not so issued or transferred, or the Shares so reacquired by the Company, as the case may be, shall no longer be charged against the limitation provided for in Section 5.1 and may be used thereafter for additional Awards under the Plan. To the extent an Award under the Plan is settled or paid in cash, Shares subject to such Award will not be considered to have been issued and will not be applied against the maximum number of Shares provided for in Section 5.1. If an Award may be settled in Shares or cash, such Shares shall be deemed issued only when and to the extent that settlement or payment is actually made in Shares. To the extent an Award is settled or paid in cash, and not Shares, any Shares previously reserved for issuance or transfer pursuant to such Award will again be deemed available for issuance or transfer under the Plan, and the maximum number of Shares that may be issued or transferred under the Plan shall be reduced only by the number of Shares actually issued and transferred to the Participant. The Committee may, from time to time, adopt and observe such procedures concerning the counting of Shares against the Plan maximum as it may deem appropriate.
ARTICLE 6
GRANT OF AWARDS
        6.1    Award Agreement.    The grant of an Award shall be authorized by the Committee and may be evidenced by an Award Agreement setting forth the term of the Award, including the total number of Shares subject to the Award, the Option Price (if applicable), the Award Period, the Date of Grant, and such other terms, provisions, limitations, and Performance Goals, as are approved by the Committee, but not inconsistent with the Plan. The Company may execute an Award Agreement with a Participant after the Committee approves the issuance of an Award. The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, the receipt of any other Award under the Plan.
        6.2    Limitations on Awards.    The Plan is subject to the following limitations:
        (a)    Options.    The Option Price cannot be less than 100% of the Fair Market Value of the Share(s) underlying the Option on the Date of Grant of such Option.
        (b)    SARs.    The SAR Price of a SAR cannot be less than 100% of the Fair Market Value of the Share(s) underlying the SAR on the Date of Grant of such SAR.
        (c)    Calendar Year Share Limit.    Subject to the adjustments as provided in Articles 14 and 15, the aggregate Awards granted under the Plan to any Participant during any calendar year shall not exceed:
        (i)    4,000,000 Shares subject to Options, SARs or a combination of the foregoing; and
        (ii)   2,000,000 Shares subject to Awards other than Options or SARs.
        (d)    Calendar Year Cash Limit.    No Participant may receive during any calendar year Awards under the Plan that are to be settled in cash covering an aggregate of more than $6,000,000.
        (e)    Non-Employee Director Annual Award Limit.     Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the Date of Grant in accordance with applicable financial accounting rules) of all Awards granted to any Non-Employee Director during any single fiscal year, taken together with any cash fees paid to such Non-Employee Director during such fiscal year, shall not exceed $750,000.

        (f)    Term.    The term of Awards may not exceed seven (7) years.
        (g)    Repricing.    The Committee shall not reprice an Option or SAR, whether by directly lowering the exercise price, through the cancellation of an Option or SAR in exchange for a new Option or SAR having a lower exercise price, or by substituting Restricted Stock or RSU awards in place of the Option or SAR, without stockholder approval.
        (h)    Minimum Vesting.    Except with respect to five percent (5%) of the maximum number of Shares that may be issued under the Plan, as provided in Section 5.1, each Award shall vest on the basis of the Participant’s continued Service or the attainment of Performance Goals. No Award which vests on the basis of the Participant’s continued Service shall vest earlier than one year following the date of grant of such Award and no Award which vests on the basis of attainment of Performance Goals shall provide for a Performance Period of less than one year; provided, however, that such limitations shall not preclude the acceleration of vesting of such Award upon the death or disability of the Participant, or in connection with a Change of Control.
        6.3    Rights as Stockholder.    Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or any authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder of the Company shall exist with respect to such Shares, notwithstanding the exercise of any Award. No adjustment will be made for a dividend or other rights for which the record date is prior to the date Shares are issued. Notwithstanding any other provision of the Plan, dividends otherwise payable with respect to issued Shares that remain subject to vesting conditions pursuant to the terms of the applicable Award shall be made subject to the same vesting conditions and shall be accumulated and paid if and when such vesting conditions are satisfied.
        6.4    Options.
        (a)    In General.    The Committee may grant Options under the Plan. ISOs may be granted only to Employees. NQSOs may be granted to Employees, Consultants, and Non-Employee Directors. With respect to each Option, the Committee shall determine the number of Shares subject to the Option, the Option Price, the term of the Option, the time or times at which the Option may be exercised and whether the Option is an ISO or an NQSO.
        (b)    Vesting.    Subject to Article 15 of the Plan, Options shall vest upon satisfaction of the conditions set forth in the Award Agreement. Such conditions may provide for vesting based on (i) length of continuous service, (ii) achievement of specific business objectives, (iii) increases in specified indices, (iv) attainment of specified growth rates, or (v) other Performance Goals, as may be determined by the Committee in its sole discretion.
        (c)    Special Rule for ISOs.    If the aggregate Fair Market Value of Shares (determined as of the Date of Grant) underlying ISOs that first become exercisable during any calendar year exceeds $100,000, the portion of the Option or Options not exceeding $100,000, to the extent of whole Shares, will be treated as an ISO and the remaining portion of the Option or Options will be treated as an NQSO. The preceding sentence will be applied by taking Options into account in the order in which they were granted.
        6.5    Restricted Stock/Restricted Stock Units.    If Restricted Stock and/or Restricted Stock Units are granted to a Participant under an Award, the Committee shall establish: (i) the number of Shares of Restricted Stock and/or the number of Restricted Stock Units awarded, (ii) the price, if any, to be paid by the Participant for such Restricted Stock and/or Restricted Stock Units, (iii) the time or times within which such Award may be subject to forfeiture, (iv) Performance Goals of the Company, a Subsidiary, any division thereof or any group of Employees of the Company, or other criteria, if any, which the Committee determines must be met in order to remove any restrictions (including vesting) on such Award, and (v) all other terms, limitations, restrictions, and conditions of the Restricted Stock and/or Restricted Stock Units, which shall be consistent with this Plan. The provisions of Restricted Stock and/or Restricted Stock Units need not be the same with respect to each Participant.
        (a)    Legend on Shares.    Each Participant who is awarded Restricted Stock shall be issued the number of Shares specified in the Award Agreement for such Restricted Stock, and such Shares shall be recorded in the Share transfer records of the Company and ownership of such Shares shall be evidenced by a certificate or book entry notation in the Share transfer records of the Company. Such Shares shall be registered in the name of the Participant, and shall bear or be subject to an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. The Committee may require that the Share certificates or other evidence of ownership of the Shares of Restricted Stock be held in custody by the Company until the restrictions thereon shall have lapsed, and that the Participant deliver to the Committee a share power or share powers, endorsed in blank, relating to the Shares of Restricted Stock.
        (b)    Restrictions and Conditions.    Shares of Restricted Stock and Restricted Stock Units shall be subject to the following restrictions and conditions:
        (i)    Subject to the other provisions of this Plan and the terms of the particular Award Agreements, during such period as may be determined by the Committee commencing on the Date of Grant (the

“Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge or assign Shares of Restricted Stock and/or Restricted Stock Units.
        (ii)   Except as provided in subparagraph (i) above and subject to the terms of a Participant’s Award Agreement, the Participant shall have, with respect to his or her Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares, and the right to receive any dividends thereon, subject to Section 6.3. Certificates or evidence of ownership of Shares free of restriction under this Plan shall be delivered to the Participant promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such Shares. Certificates for the Shares forfeited under the provisions of the Plan shall be promptly returned to the Company by the forfeiting Participant. Each Participant, by his or her acceptance of Restricted Stock, shall irrevocably grant to the Company a power of attorney to transfer any Shares so forfeited to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer.
        (iii)  The Restriction Period of Restricted Stock and/or Restricted Stock Units shall commence on the Date of Grant and, subject to Article 15 of the Plan, shall expire upon satisfaction of the conditions set forth in the Award Agreement; such conditions may provide for vesting based on (i) length of continuous service, (ii) achievement of specific business objectives, (iii) increases in specified indices, (iv) attainment of specified growth rates, or (v) other Performance Goals, as may be determined by the Committee in its sole discretion.
        6.6    SARs.
        (a)    In General.    A SAR shall entitle the Participant to surrender to the Company the SAR, or a portion thereof, as the Participant shall choose, and to receive from the Company in exchange therefore cash or Shares in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the SAR) per Share over the SAR Price per Share specified in such SAR, multiplied by the total number of Shares of the SAR being surrendered. In the discretion of the Committee, the Company may satisfy its obligation upon exercise of a SAR by the distribution of that number of Shares having an aggregate Fair Market Value (as of the date of the exercise of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional Shares, or the Company may settle such obligation in part with Shares and in part with cash.
        (b)    Vesting.    Subject to Article 15 of the Plan, SARs shall vest upon satisfaction of the conditions set forth in the Award Agreement; such conditions may provide for vesting based on (i) length of continuous service, (ii) achievement of specific business objectives, (iii) increases in specified indices, (iv) attainment of specified growth rates, or (v) other Performance Goals, as may be determined by the Committee in its sole discretion.

ARTICLE 7
AWARD PERIOD; VESTING
Subject to the provisions of Section 6.2(h), the Committee, in its sole discretion, may determine that an Award will be immediately exercisable or vested, in whole or in part, or that all or any portion may not be exercised or vest until a date, or dates, subsequent to its Date of Grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Plan. If the Committee imposes conditions upon exercise or vesting, then subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Award may be exercised or vested.
ARTICLE 8
TERMINATION OF SERVICE
The provisions of this Article 8 shall apply to each Award granted under the Plan other than an Outside Director RSU Award granted pursuant to Article 11, unless otherwise provided in an applicable Award Agreement.
        8.1    In General.    If a Participant’s Service is terminated or ceases, other than for Good Reason, Cause, or by reason of death or Disability, then the portion of any Award that is not vested as of the date of such termination or cessation shall automatically lapse and be forfeited. The portion, if any, of any Option or SAR that is vested as of the date of such termination or cessation shall automatically lapse and be forfeited at the close of business on the 30th day following the date of such Participant’s termination or cessation (or if earlier, upon the expiration of the term of the Option or SAR), subject to Section 8.6 and 8.7 below, to the extent applicable.
        8.2    Death or Disability.    If a Participant’s employment as an Employee, or service as a Consultant or Non-Employee Director is terminated by reason of Disability, then the portion of any Award that is not vested as of the date of such termination shall automatically lapse and be forfeited. The portion, if any, of any Option or SAR that is vested as of the date of such termination shall automatically lapse and be forfeited at the close of business on the 12-month anniversary of the date of such

Participant’s termination (or if earlier, upon the expiration of the option term). If a Participant’s employment as an Employee, or service as a Consultant or Non-Employee Director is terminated by reason of death, vesting of the unvested portion of any Award shall be accelerated on the date of such termination so that the Participant’s Award shall vest with respect to an additional number of Shares in which the Participant would have vested if the Participant had remained in employment or service for a period of 12 months following such termination. Any such vested Award shall automatically lapse and be forfeited at the close of business on the 12-month anniversary of the date of such Participant’s death (or if earlier, upon the expiration of the term of the Option or SAR).
        8.3    Suspension or Termination for Cause.    If at any time (including after a notice of exercise has been delivered) the Committee reasonably believes that a Participant has committed an act of misconduct as described in Section 2.5, the Committee or an officer of the Company authorized by the Committee may suspend the Participant’s right to receive the benefit of any Award pending a determination by the Committee of whether an act of misconduct amounting to Cause has been committed. If at any time a Participant’s employment as an Employee, or service as a Consultant or Non-Employee Director is terminated by the Company for Cause, the Participant’s entire Award, whether vested or unvested, shall automatically lapse and be forfeited on the date of such termination. Any determination by the Committee with regard to the foregoing shall be final, conclusive and binding on all interested parties. For any Participant who is an “executive officer” for purposes of Section 16 of the Exchange Act, the determination of the Committee shall be subject to the approval of the Board of Directors.
        8.4    Termination for Good Reason.    If a Participant’s employment as an Employee, or service as a Consultant or Non-Employee Director is terminated for Good Reason, the portion of any Award that is not vested as of the date of such termination shall automatically lapse and be forfeited. The portion, if any, of any Option or SAR that is vested as of the date of such termination shall automatically lapse and be forfeited at the close of business on the 12-month anniversary of the date of such Participant’s termination (or if earlier, upon the expiration of the term of the Option or SAR).
        8.5    Leave of Absence; Transfer.    For purposes of this Plan, a Participant shall not be deemed to have a termination of employment or a cessation of services, if the Participant is either on a leave of absence approved by the Company or any Subsidiary, or the Participant transfers between locations of the Company or any Subsidiary. Notwithstanding the above, vesting of Awards shall cease while a Participant is on a leave of absence unless the Committee or applicable laws and regulations determine(s) otherwise.
8.6 Extension if Exercise is Prevented by Law. Notwithstanding the foregoing, if the exercise of an Option or SAR within the applicable periods set forth in this Article 8 is prevented by the provisions of Section 18.6, the Option or SAR shall remain exercisable until 30 days after the date the Participant is notified by the Company that the Option or SAR is exercisable, but in any event, no later than the expiration of the term of the Option or SAR.
8.7 Extension if Participant is a Section 16 Insider. Notwithstanding the foregoing, other than termination for Good Reason, Cause or by reason of death or Disability, if the Participant is a Section 16 Insider at the time of termination or cessation of Service, then the portion of any Award that is not vested as of the date of such termination or cessation shall automatically lapse and be forfeited. The portion, if any, of any Option or SAR that is vested as of the date of such termination or cessation of Service shall automatically lapse and be forfeited at the close of business on the last business day of the seventh month following the date of Participant’s termination or cessation of Service (or if earlier, upon the expiration of the term of the Option or SAR).
ARTICLE 9
EXERCISE OF AWARD
        9.1    In General.
        (a)   A vested Award may be exercised at such times and in such amounts as provided in this Plan and the applicable Award Agreement, subject to the terms, conditions and restrictions of the Plan.
        (b)   In no event may an Award be exercised or Shares be issued pursuant to an Award if a necessary listing or quotation of the Shares on a stock exchange or inter-dealer quotation system or any registration under, or compliance with, any laws required under the circumstances has not been accomplished. No Award may be exercised for a fractional Share.
        9.2    Stock Options.
        (a)   Subject to such administrative regulations as the Committee may from time to time adopt, an Option may be exercised by the delivery of the Exercise Notice to the Company (or designated broker, as agent for the Company). On the Exercise Date, the Participant shall deliver to the Company (or designated broker, as agent for the Company) consideration with a value equal to the total Option Price of the Shares to be purchased. The acceptable form(s) of consideration for the total Option Price shall be specified in the Award Agreement. Such consideration may include the following: (i) cash, check, bank draft, or money order payable to the order of the Company, (ii)Shares owned by the

Participant on the Exercise Date, valued at their Fair Market Value on the Exercise Date, (iii) by delivery (including by fax) to the Company (or designated broker, as agent for the Company) of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the Shares purchased upon exercise of the Option and promptly deliver to the Company the amount of sale proceeds necessary to pay such purchase price, (iv) a “cashless exercise” mechanism approved by the Committee, and/or (v) in any other form of valid consideration that is acceptable to the Company in its sole discretion.
        (b)   Upon payment of all amounts due from the Participant, the Company shall cause Shares then being purchased to be delivered as directed by the Participant (or the person exercising the Participant’s Option in the event of his death) at its principal business office promptly after the Exercise Date; provided that if the Participant has exercised an ISO, the Company may, at its option, retain possession of the Shares acquired upon exercise until the expiration of the holding periods described in Section 422(a)(1) of the Code. The obligation of the Company to deliver Shares shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Option or the Shares upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.
        (c)   If the Participant fails to pay for any of the Shares specified in such notice or fails to accept delivery thereof, the Participant’s right to purchase such Shares may be terminated by the Company.
        9.3    SARs.    Subject to the conditions of this Section and such administrative regulations as the Committee may, from time to time, adopt, a SAR may be exercised by the delivery of the Exercise Notice to the Company (or designated broker, as agent for the Company). On the Exercise Date, the Participant shall receive from the Company in exchange for cash in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the SAR) per Share over the SAR Price per Share specified in such SAR, multiplied by the total number of Shares of the SAR being surrendered. In the discretion of the Committee, the Company may satisfy its obligation upon exercise of a SAR by the distribution of that number of Shares having an aggregate Fair Market Value (as of the date of the exercise of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional Shares, or the Company may settle such obligation in part with Shares and in part with cash.
        9.4    Tax Withholding.    The Company or any Subsidiary (as applicable) is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes with respect to an Award, its exercise, the lapse of restrictions thereon, payment or transfer under an Award or under the Plan, and to take any other action necessary in the opinion of the Company to satisfy all obligations for the payment of the taxes. Such payments shall be required to be made prior to the delivery of any Shares. Such payment may be made in cash, by check, or through the delivery of Shares owned by the Participant (which may be effected by the actual delivery of Shares by the Participant or by the Company’s withholding a number of Shares to be issued upon the exercise of a Share, if applicable), or any combination thereof.
ARTICLE 10
[RESERVED]
ARTICLE 11
AUTOMATIC OUTSIDE DIRECTOR RESTRICTED STOCK UNIT AWARDS
The Committee may from time to time establish an automatic grant program for Non-Employee Directors who are members of the Board (each an “Outside Director”). Unless and until otherwise determined by the Committee, Awards of Restricted Stock Units (each an “Outside Director RSU Award”) shall be granted automatically without any further action of the Committee and without payment of any monetary consideration by an Outside Director as follows:
        11.1    Initial Grants. Each individual who is first elected or appointed as an Outside Director at any time on or after August 1, 2018 and who has not previously been an employee member of the Board shall be granted automatically, on the first trading day occurring on or after the 10th day of the month next following the date of such initial election or appointment, an Outside Director RSU Award consisting of a whole number of Restricted Stock Units (rounded up to the next whole number multiple of 100 units) determined by multiplying (a) the quotient of $200,000.00 and the average of the Fair Market Values of a Share on each of the trading days occurring during the three-calendar month period ending immediately prior to the calendar month in which the grant date occurs (the “Average Price”) by (b) the ratio of (i) the difference between 365 and the number of days elapsed between the date of the most recent annual meeting of the stockholders of the Company and the date of such initial election or appointment, to (ii) 365. Notwithstanding the foregoing, an individual who is first elected or appointed as an

Outside Director on the date of an annual meeting of the stockholders of the Company shall be granted an initial Outside Director RSU Award in the manner described in Section 11.2.
        11.2    Annual Grants. On the date of the 2018 annual meeting of the stockholders of the Company and on the date of each subsequent annual meeting of the stockholders of the Company, each Outside Director continuing in office following such meeting shall be granted automatically an Outside Director RSU Award consisting of a whole number of Restricted Stock Units (rounded up to the next whole number multiple of 100 units) determined by the quotient of $200,000.00 and the Average Price.
        11.3    Terms of Outside Director RSU Awards. The terms of the Outside Director RSU Awards shall be as follows:
        (a)   Vesting; Termination of Service. Subject to Section 15.4, each Outside Director RSU Award granted on or after May 12, 2010 shall vest in full and the Restriction Period shall lapse on the day immediately preceding the day of the next annual meeting of the stockholders of the Company following the grant date, provided that the Outside Director’s Service has continued through such vesting date. In the event of an Outside Director’s death, the vesting of such individual’s Outside Director RSU Awards shall be accelerated on the date of death so that such Awards shall be vested to the extent they would have vested if the Outside Director had remained in Service for a period of 12 months following death. Any portion of an Outside Director RSU Award which remains unvested following the Outside Director’s termination of Service shall automatically lapse and be forfeited.
        (b)   Settlement. Outside Director RSU Awards shall be settled by the issuance to the Participant of Shares on the date which is the later of (i) the date on which such Award vests or (ii) a deferred settlement date elected in accordance with Section 11.3(c).
        (c)   Deferred Settlement Election. On or before the last day of each calendar year, each Outside Director who is then in office shall be entitled to make a deferred settlement election that will apply to each Outside Director RSU Award granted to such Outside Director in the following calendar year. Each such deferred settlement election shall be subject to such conditions and shall be made in accordance with such procedures as shall be established from time to time by the Committee, and shall in all respects comply with the applicable requirements of Section 18.1 of the Plan and Section 409A of the Code and the regulations thereunder.
ARTICLE 12
AMENDMENT OR DISCONTINUANCE
Subject to the limitations set forth in this Article 12, the Board may, at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan, in whole or in part; provided, however, that no amendment which requires stockholder approval under the rules of the national exchange on which Shares are listed (or in order for the Plan and Awards awarded under the Plan to comply with Section 422 of the Code, including any successors to such section), shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon; and, provided further, that, subject to Section 18.1, no amendment shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Award theretofore granted under the Plan without the written consent of the affected Participant.
ARTICLE 13
EFFECTIVE DATE AND TERM
The Plan was effective as of January 1, 2007 and had an initial term of seven (7) years from its effective date until December 31, 2013. At the 2013 Annual Meeting of Stockholders, the stockholders approved an extension of the term of the Plan for an addition ten (10) years from December 31, 2013. Accordingly, subject to earlier termination pursuant to Article 11, the Plan shall have an additional term of ten (10) years from December 31, 2013 and will terminate on December 31, 2023. After termination of the Plan, no future Awards may be made. However, any Awards granted before that date will continue to be effective in accordance with their terms and conditions. The Plan was amended by the Board, effective June 2018 (the “2018 Amendment”), to eliminate certain restrictions on awards granted to a "covered employee" as defined in Section 162(m)(3) of the Code and the regulations promulgated thereunder, intended to result in qualified performance-based compensation for the purposes of Section 162(m) as applicable to the Company before its first taxable year beginning after December 31, 2017 (“Prior 162(m)”). Any award granted before April 1, 2018 to a covered employee and intended to result in qualified performance-based compensation under Prior 162(m) will continue to be subject to the terms of the Plan as in effect before the 2018 Amendment.
ARTICLE 14
CAPITAL ADJUSTMENTS
        14.1    In General.    If at any time while the Plan is in effect, or Awards are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares resulting from (1) the declaration or payment of a stock dividend,

(2) any recapitalization resulting in a stock split-up, combination, or exchange of Shares, or (3) other increase or decrease in such Shares effected without receipt of consideration by the Company, then:
        (a)   An equitable adjustment shall be made in the maximum number of Shares then subject to being awarded under the Plan and in the maximum number of Shares that may be awarded to a Participant to the extent that the same proportion of the Company’s issued and outstanding Shares shall continue to be subject to being so awarded.
        (b)   Equitable adjustments shall be made in the number of Shares and the Option Price thereof then subject to purchase pursuant to each such Option previously granted and unexercised, to the extent that the same proportion of the Company’s issued and outstanding Shares in each such instance shall remain subject to purchase at the same aggregate Option Price.
        (c)   Equitable adjustments shall be made in the number of SARs and the SAR Price thereof then subject to exercise pursuant to each such SAR previously granted and unexercised, to the extent that the same proportion of the Company’s issued and outstanding Shares in each instance shall remain subject to exercise at the same aggregate SAR Price.
        (d)   Equitable adjustments shall be made in the number of outstanding Shares of Restricted Stock and the number of Restricted Stock Units with respect to which restrictions have not yet lapsed prior to any such change.
        14.2    Issuance of Shares or Other Convertible Securities.    Except as otherwise expressly provided herein, the issuance by the Company of Shares of any class, or securities convertible into Shares of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of Shares or obligations of the Company convertible into such Shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to (i) the number of or Option Price of Shares then subject to outstanding Options granted under the Plan, (ii) the number of or SAR Price or SARs then subject to outstanding SARs granted under the Plan, (iii) the number of outstanding Shares of Restricted Stock, or (iv) the number of outstanding Restricted Stock Units.
        14.3    Notification.    Upon the occurrence of each event requiring an adjustment with respect to any Award, the Company shall notify each affected Participant of its computation of such adjustment, which shall be conclusive and shall be binding upon each such Participant.
ARTICLE 15
RECAPITALIZATION; CHANGE OF CONTROL
        15.1    Adjustments, Recapitalizations, Reorganizations, or Other Adjustments.    The existence of this Plan and Awards granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure and its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Shares or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
        15.2    Acquiring Entity.    Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger, consolidation or Share exchange, any Award granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a Participant would have been entitled had the Participant been a stockholder of the Company immediately prior to such transaction.
        15.3    Acquired Entity.    In the event of any merger, consolidation or Share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each or any Share subject to the unexercised portions of such outstanding Award, that number of Shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each or any Share held by them, such outstanding Awards to be thereafter exercisable or settled for such stock, securities, cash, or property in accordance with their terms. Notwithstanding the foregoing, however, all or any portion of Awards may be canceled by the Company immediately prior to the effective date of any such reorganization, merger, consolidation, Share exchange or any dissolution or liquidation of the Company by giving notice to each holder thereof or his or her personal representative of its intention to do so and by permitting the purchase during the 30 day period next preceding such effective date of all or any portion of the Shares subject to such outstanding Awards whether or not such Awards are then vested or exercisable.
        15.4    Change of Control.    In the event of a Change of Control, notwithstanding any other provision in this Plan to the contrary, the Committee may, in its sole discretion, and to such extent, if any, as it shall determine, provide that the vesting and exercisability of all or any portion of Awards outstanding and not otherwise canceled in accordance with Section 15.3 above shall be accelerated and all or any Restriction Periods applicable to Restricted Stock and/or Restricted Stock Units shall lapse and expire.

ARTICLE 16
LIQUIDATION OR DISSOLUTION
In case the Company sells all or substantially all of its property, or dissolves, liquidates, or winds up its affairs (each, a “Dissolution Event”), the Participant shall receive, to the extent the participant is vested in an Award, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each Share of the Company.
ARTICLE 17
ADDITIONAL AUTHORITY OF COMMITTEE
In addition to the Committee’s authority set forth elsewhere, in order to maintain a Participant’s rights in the event of any Change of Control or Dissolution Event described under Articles 15 and 16, the Committee, as constituted before the Change of Control or Dissolution Event, is hereby authorized, and has sole discretion, as to any Award, either at the time the Award is made hereunder or any time thereafter, to take any one or more of the following actions:
        (a)   provide for the acceleration of any time periods relating to the vesting, exercise or realization of the Award so that the Award may be exercised or realized in full on or before a date fixed by the Committee;
        (b)   provide for the purchase of any Award, upon the Participant’s request, for an amount of cash equal to the amount that could have been attained upon the exercise of the Award or realization of the Participant’s rights in the Award had the Award been currently exercisable or payable;
        (c)   adjust any outstanding Award as the Committee deems appropriate to reflect the Change of Control or Dissolution Event;
        (d)   cause any outstanding Award to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after a Change of Control or successor following a Dissolution Event; or
        (e)   the Committee may, in its discretion, include other provisions and limitations in any Award Agreement as it may deem equitable and in the best interests of the Company.
ARTICLE 18
MISCELLANEOUS PROVISIONS
        18.1    Code Section 409A.    The Company intends that Awards granted pursuant to the Plan shall either be exempt from or comply with Code Section 409A and related regulations and U.S. Treasury pronouncements (“Section 409A”), and the Plan shall be so construed. Any Award or portion thereof that constitutes or provides for payment of deferred compensation subject to and not exempted from the requirements of Section 409A (“Section 409A Deferred Compensation”) shall comply with the following:
        (a)   Each compensation deferral election (and subsequent deferral election, if any) and each payment election with respect to Section 409A Deferred Compensation shall be made in writing and shall comply in all respects with the requirements of Section 409A and such conditions and procedures as established from time to time by the Committee.
        (b)   Each payment of Section 409A Deferred Compensation shall be made only upon the occurrence of one or more of the permissible payment events or times complying with the requirements of Section 409A.
        (c)   Notwithstanding any provision of the Plan or an Award Agreement to the contrary, except as otherwise permitted by Section 409A, no payment of Section 409A Deferred Compensation may be made to a Participant who is a “specified employee” (as defined by Section 409A) as of the date of the Participant’s “separation from service” (as defined by Section 409A) before the date (the “Delayed Payment Date”) that is six (6) months after the date of such Participant’s separation from service, or, if earlier, the date of the Participant’s death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.
Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an applicable tax under Section 409A, that Plan provision or Award may be reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely affect the Participant’s rights to an Award.
        18.2    Investment Intent.    The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Awards granted or the Shares to be purchased or transferred are being acquired for investment and not with a view to their distribution.

        18.3    No Right to Continued Employment.    Neither the Plan nor any Award granted under the Plan shall confer upon any Participant any right with respect to continuance of employment or service with the Company or any Subsidiary.
        18.4    Indemnification of Board and Committee.    No member of the Board of Directors of the Company or the Committee, nor any officer or employee of the Company acting on behalf of the Board of Directors of the Company or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board of Directors of the Company or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the fullest extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.
        18.5    Effect of the Plan.    Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.
        18.6    Compliance with Laws and Regulations.    Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue Shares under any Award if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which Shares are quoted or traded (including, without limitation, Sections 409A or 422 of the Code), and, as a condition of any sale or issuance of Shares under an Award, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Awards hereunder, and the obligation of the Company to sell and deliver Shares, shall be subject to all applicable laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.
        18.7    Severability.    If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
        18.8    Assignability.    Awards may not be transferred or assigned other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant’s legally authorized representative, and each Award Agreement in respect of an Award shall so provide. Notwithstanding the previous sentence, the Committee, in its sole discretion, may allow for the transfer or assignment of a Participant’s Award pursuant to a divorce decree or a domestic relations order, but only if such Participant is a U.S. resident.
        18.9    No Trust or Fund Created.    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or any fiduciary relationship between the Company or any affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any affiliate.
        18.10    Use of Proceeds.    Proceeds from the sale of Shares pursuant to Awards granted under this Plan shall constitute general funds of the Company.
        18.11    Governing Law.    The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of Delaware without giving effect to its choice of law provisions.
        18.12    No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.
        18.13    Headings.    Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. The headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
        18.14    Construction.    Use of the term “including” in this Plan shall be construed to mean “including, but not limited to.”

The Board of Directors recommends a vote FOR the nominees listed, and FOR Proposals 2, 3, 4 and 5.

Please mark votes as in this example ☒

1. ELECTION OF DIRECTORS:

	Nominee	FOR	AGAINST	ABSTAIN
01.	Dennis Segers	☐	☐	☐
02.	Raman Chitkara	☐	☐	☐
03.	Saar Gillai	☐	☐	☐
04.	Ronald S. Jankov	☐	☐	☐
05.	Mary Louise Krakauer	☐	☐	☐
06.	Thomas H. Lee	☐	☐	☐
07.	J. Michael Patterson	☐	☐	☐
08.	Victor Peng	☐	☐	☐
09.	Albert A. Pimentel	☐	☐	☐
10.	Marshall C. Turner	☐	☐	☐
11.	Elizabeth W. Vanderslice	☐	☐	☐

DO NOT PRINT IN THIS AREA
(Shareholder Name & Address Data)

CONTROL NUMBER

I plan to attend the Meeting ☐

NOTE: AUTHORIZED SIGNATURES - THIS SECTION MUST BE COMPLETED FOR YOUR VOTE TO BE COUNTED.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Date: ____________________

____
Signature

____
Signature (Joint Owners)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.AALvote.com/XLNX

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1-866-804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.